CREDIT AGREEMENT


                                  by and among


                        COVENANT ASSET MANAGEMENT, INC.,
                                  as Borrower,


                            COVENANT TRANSPORT, INC.


                             BANK OF AMERICA, N.A.,
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                                December 13, 2000


                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                              Definitions and Terms

1.1.       Definitions.........................................................2
1.2.       Rules of Interpretation............................................29
1.3.       Accounting for Acquisitions........................................30

                                   ARTICLE II

                              The Credit Facilities

2.1.       Revolving Loans....................................................32
2.2.       Use of Proceeds....................................................36
2.3.       Notes..............................................................36
2.4.       Swing Line.........................................................37

                                   ARTICLE III

                                Letters of Credit

3.1.       Letters of Credit..................................................39
3.2.       Reimbursement and Participations...................................39

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

4.1.       Interest Rate Options..............................................43
4.2.       Conversions and Elections of Subsequent Interest Periods...........43
4.3.       Payment of Interest................................................44
4.4.       Prepayments of Eurodollar Rate Loans...............................44
4.5.       Manner of Payment..................................................44
4.6.       Fees...............................................................45
4.7.       Pro Rata Payments..................................................46
4.8.       Computation of Rates and Fees......................................46
4.9.       Deficiency Advances; Failure to Purchase Participations............46
4.10.      Intraday Funding...................................................47

                                    ARTICLE V

                                    Security

5.1.       Security...........................................................48


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5.2        Pledged Stock......................................................48
5.3        Intercompany Notes.................................................48
5.4        Licensing Agreements...............................................49
5.5.       Further Assurances.................................................49
5.6.       Information Regarding Collateral...................................50
5.7        Intercreditor Matters..............................................50

                                   ARTICLE VI

                             Change in Circumstances

6.1.       Increased Cost and Reduced Return..................................51
6.2.       Limitation on Types of Loans.......................................52
6.3.       Illegality.........................................................53
6.4.       Treatment of Affected Loans........................................53
6.5.       Compensation.......................................................53
6.6.       Taxes..............................................................54

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

7.1.       Conditions of Initial Advance......................................56
7.2.       Conditions of Revolving Loans and Letter of Credit.................60

                                  ARTICLE VIII

                         Representations and Warranties

8.1.       Organization and Authority.........................................62
8.2.       Loan Documents.....................................................62
8.3.       Solvency...........................................................63
8.4.       Subsidiaries and Stockholders......................................63
8.5.       Ownership Interests................................................63
8.6.       Financial Condition................................................63
8.7.       Title to Properties................................................64
8.8.       Taxes..............................................................64
8.9.       Other Agreements...................................................64
8.10.      Litigation.........................................................65
8.11.      Margin Stock.......................................................65
8.12.      Regulated Company..................................................65
8.13.      Patents, Etc.......................................................66
8.14.      No Untrue Statement................................................66
8.15.      No Consents, Etc...................................................66
8.16.      Employee Benefit Plans.............................................66
8.17.      No Default.........................................................67
8.18.      Environmental Laws.................................................67
8.19.      Employment Matters.................................................68


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                                   ARTICLE IX

                              Affirmative Covenants

9.1.       Financial Reports, Etc.............................................69
9.2.       Maintain Properties................................................70
9.3.       Existence, Qualification, Etc......................................70
9.4.       Regulations and Taxes..............................................71
9.5.       Insurance..........................................................71
9.6.       True Books.........................................................71
9.7.       Right of Inspection................................................71
9.8.       Observe all Laws...................................................71
9.9.       Governmental Licenses..............................................71
9.10.      Covenants Extending to Other Persons...............................72
9.11.      Officer's Knowledge of Default.....................................72
9.12.      Suits or Other Proceedings.........................................72
9.13.      Notice of Environmental Complaint or Condition.....................72
9.14.      Environmental Compliance...........................................72
9.15.      Indemnification....................................................73
9.16.      Further Assurances.................................................73
9.17.      Employee Benefit Plans.............................................73
9.18.      Continued Operations...............................................74
9.19.      New Subsidiaries...................................................74
9.20       Intercompany Advances..............................................76
9.21       Collateral.........................................................76

                                    ARTICLE X

                               Negative Covenants

10.1.      Financial Covenants................................................77
10.2.      Acquisitions.......................................................77
10.3.      Liens..............................................................78
10.4.      Indebtedness.......................................................79
10.5.      Transfer of Assets.................................................80
10.6.      Investments........................................................80
10.7.      Merger or Consolidation............................................81
10.8.      Restricted Payments................................................81
10.9.      Transactions with Affiliates.......................................81
10.10.     Compliance with ERISA, the Code and Foreign Benefit Laws...........82
10.11.     Fiscal Year........................................................82
10.12.     Dissolution, Etc...................................................82
10.13.     Limitations on Sales and Leasebacks................................82
10.14.     Change in Control..................................................83
10.15.     Rate Hedging Obligations...........................................83
10.16.     Negative Pledge Clauses............................................83
10.17.     Compensation; Reimbursement of Expenses............................83


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10.18.     Change in Accountants..............................................84
10.19.     Modification of Indebtedness and Certain Documentation.............84
10.20.     Partnerships.......................................................84
10.21.     Restrictive Agreements.............................................84

                                   ARTICLE XI

                       Events of Default and Acceleration

11.1.      Events of Default..................................................86
11.2.      Agent to Act.......................................................89
11.3.      Cumulative Rights..................................................89
11.4.      No Waiver..........................................................89
11.5.      Allocation of Proceeds.............................................89

                                   ARTICLE XII

                                    The Agent

12.1.      Appointment, Powers, and Immunities................................91
12.2.      Reliance by Agent..................................................91
12.3.      Defaults...........................................................92
12.4.      Rights as Lender...................................................92
12.5.      Indemnification....................................................92
12.6.      Non-Reliance on Agent and Other Lenders............................93
12.7.      Resignation of Agent...............................................93

                                  ARTICLE XIII

                                  Miscellaneous

13.1.      Assignments and Participations.....................................94
13.2.      Notices............................................................95
13.3.      Right of Set-off; Adjustments......................................97
13.4.      Survival...........................................................97
13.5.      Expenses...........................................................97
13.6.      Amendments and Waivers.............................................98
13.7.      Counterparts; Facsimile Signatures.................................98
13.8.      Termination........................................................99
13.9.      Indemnification; Limitation of Liability...........................99
13.10.     Severability......................................................100
13.11.     Entire Agreement..................................................100
13.12.     Agreement Controls................................................100
13.13.     Usury Savings Clause..............................................100
13.14.     Governing Law; Waiver of Jury Trial...............................101

EXHIBIT A      Applicable Commitment Percentages.............................A-1
EXHIBIT B      Form of Assignment and Acceptance.............................B-1


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EXHIBIT C      Notice of Appointment (or Revocation) of Authorized
               Representative................................................C-1
EXHIBIT D-1    Form of Borrowing Notice--Revolving Loans...................D-1-1
EXHIBIT D-2    Form of Borrowing Notice--Swing Line Loans..................D-2-1
EXHIBIT E      Form of Interest Rate Selection Notice........................E-1
EXHIBIT F-1    Form of Note................................................F-1-1
EXHIBIT F-2    Form of Swing Line Note.....................................F-2-1
EXHIBIT G      Form of Opinion of Borrower's Counsel.........................G-1
EXHIBIT H      Compliance Certificate........................................H-1
EXHIBIT I-1    Form of Parent Guaranty Agreement...........................I-1-1
EXHIBIT I-2    Form of Subsidiary Guaranty Agreement.......................I-2-1
EXHIBIT J-1    Form of Second Amended and Restated Parent Stock Pledge
               and Security Agreement......................................J-1-1
EXHIBIT J-2    Form of Second Amended and Restated Guarantor Stock Pledge
               and Security Agreement......................................J-2-1
EXHIBIT K      Form of Borrowing Base Certificate............................K-1
EXHIBIT L      Form of Commitment Increase Agreement.........................L-1
EXHIBIT M      Form of Added Lender Agreement................................M-1
EXHIBIT N-1    Form of Borrower Intercompany Note Pledge Agreement.........N-1-1
EXHIBIT O-1    Form of Guarantor Security Agreement........................O-1-1

Schedule 5.6   Information Regarding Collateral..............................S-1
Schedule 8.4   Subsidiaries and Investments in Other Persons.................S-2
Schedule 8.6   Indebtedness..................................................S-3
Schedule 8.7   Liens.........................................................S-4
Schedule 8.8   Tax Matters...................................................S-5
Schedule 8.10  Litigation....................................................S-6

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of December 13, 2000 (the "Agreement"), is made by and among COVENANT ASSET MANAGEMENT, INC., a Nevada corporation (the "Borrower"), COVENANT TRANSPORT, INC., a Nevada corporation and the owner of 100% of the issued and outstanding common stock of the Borrower (the "Parent"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Agent");

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $120,000,000, the proceeds of which are to be used as provided in Section 2.2 hereof and which shall include a letter of credit facility of up to $10,000,000 for the issuance of standby and commercial letters of credit and a swing line facility of up to $5,000,000; and

         WHEREAS, the Lenders are willing to make such revolving credit, swing line, and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Acquisition Adjustments" means the adjustments to certain financial terms and computations more particularly described in Section 1.3.

                  "Added Lender" has the meaning set forth in Section 2.1(f).

                  "Advance"  means  a  borrowing  under  the  Revolving   Credit
         Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower or the Parent; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower or the Parent; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or the Parent. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, with respect to the Revolving Credit Facility and the Letter of Credit Facility, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 13.1 or in connection with any increase in the Total Revolving Credit Commitment pursuant to Section 2.1(f).

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for

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

         such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" means that percent per annum which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Margin in the Pricing Grid and subject to further adjustment as therein provided.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Applicable Unused Fee" means that percent per annum, based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended, set forth as the Applicable Unused Fee in the Pricing Grid and subject to further adjustment as therein provided.

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

                  "Authorized Representative" means (i) with respect to matters regarding the Borrower, any of the President or any Vice President of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C and (ii) with respect to matters regarding the Parent or any Subsidiary of the Parent (other than the Borrower), any of the President or any Vice President of the Parent or, with respect to financial matters, the chief financial officer of the Parent, or any other Person expressly designated by the Board of Directors of the Parent (or the appropriate committee thereof) as an Authorized Representative of the Parent, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "BAS" means Banc of America Securities LLC and its successors.

                  "Base Rate" means, for any day, at the election of the Borrower (as indicated in the applicable Borrowing Notice or Interest Rate Selection Notice), either (i) the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one percent (1.0%) and (b) the Prime Rate for such day ("Base Rate Option 1"), or
         (ii) the Federal

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

         Funds Rate for such day plus one-half of one percent (0.50%) plus the Applicable Margin ("Base Rate Option 2"). Any change in the Base Rate, as elected, due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate, as elected by the Borrower.

                  "Base Rate Option 1" has the meaning assigned to such term in the definition of "Base Rate" herein.

                  "Base Rate Option 2" has the meaning assigned to such term in the definition of "Base Rate" herein.

                  "Base Rate Refunding Loan" means a Base Rate Loan (having a Base Rate determined by Base Rate Option 1) or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account maintained with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Base" means the sum of 90% of the total net book value of Eligible Revenue Equipment, less the aggregate amount outstanding under the Senior Notes, determined at the end of each fiscal quarter and certified by the Borrower and the Parent in a Borrowing Base Certificate.

                  "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit K and incorporated herein by reference.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

                  "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

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

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) other than David Parker, Jacqueline Parker, or Clyde Fuller or any such "group" including any of them (the "Exempt Group") either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Securities of the Parent (or securities convertible into or exchangeable for such Voting Securities) representing 50% or more of the combined voting power of all Voting Securities of the Parent (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Parent;

                           (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Parent shall cease for any reason (other than the death, disability, removal or retirement of a director of the Parent so long as an officer of the Parent replaces such Person as a director or such Person is replaced as a director by a Person whose election or appointment is approved by a majority of the board of directors at the time of such replacement) to constitute a majority of the board of directors of the Parent;

                           (iii) any Person or two or more Persons acting in concert, other than the Exempt Group, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower or the Parent; or

                           (iv) the Parent shall cease to own,  beneficially and
                  of record 100% of the issued and outstanding shares of capital stock or other equity interest of the Borrower and each other Subsidiary of the Parent existing on the Closing Date or thereafter acquired or organized.

                  "CIP" means CIP, Inc., a Nevada corporation.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Parent, the Lenders and the Agent and on which the conditions set forth in Section 7.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

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

                  "Collateral" means, collectively, all property of the Parent, the Borrower or any Subsidiary of either the Parent or the Borrower, or any other Person in which the Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

                  "Collateral Agent" means Bank of America in its capacity as Collateral Agent under each of the Security Instruments and the Intercreditor Agreement for the benefit of the Agent, the Lenders and the holders of the Senior Notes, and any successor thereto acting in such capacity.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Parent referred to as of the Closing Date in Section 8.6(a).

                  "Consolidated EBITDAR" means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
         (iv) depreciation, (v) amortization, and (vi) Consolidated Lease Payments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDAR for such period less (without duplication) taxes on income paid in cash during such period, subject to Acquisition Adjustments, to (ii) the sum of Consolidated Fixed Charges for such period plus twenty-five percent (25%) of Revolving Credit Outstandings as of the date of computation.

                  "Consolidated Fixed Charges" means, with respect to the Parent and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense for such period, (ii) current maturities of Consolidated Indebtedness during such period, and (iii) Consolidated Lease Payments for such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Parent and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Parent and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees
         (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and

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

         (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments; provided, however, that Consolidated Interest Expense shall include the amount of payments in respect of Synthetic Lease Obligations and the Permitted Receivables Securitization that are in the nature of interest.

                  "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Parent and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness or in respect of Synthetic Lease Obligations, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Total Adjusted Indebtedness (determined as at such date) to (ii) Consolidated EBITDAR (for the Four-Quarter Period ending on, (or most recently ended prior to), such date), subject to Acquisition Adjustments.

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Parent and its Subsidiaries (including payments received by the Parent and its
         Subsidiaries   of  (i)  interest   income,   and  (ii)   dividends  and
         distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Parent and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a)) as income: (i) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Parent or its Subsidiaries,
         (ii) net gains on the collection of proceeds of life insurance policies, (iii) any write-up of any asset, and (iv) any other net gain or credit of an extraordinary nature as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, (i) the sum of the following in respect of the Parent and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (a) the amount of issued and outstanding share capital, (b) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), and (c) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), (ii) minus the amount of any treasury stock, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Tangible Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus the net book value of all assets of the Parent and its Subsidiaries which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Total Adjusted Indebtedness" means the sum of, without duplication, (i) Consolidated Indebtedness, (ii) the amount of the present value of all future Consolidated Lease Payments (calculated using a reasonable discount rate acceptable to the Agent) for which the Parent or any Subsidiary of the Parent is obligated, and (iii) all Contingent Obligations consisting of a guaranty of Indebtedness for Money Borrowed of the Parent and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis, subject to Acquisition Adjustments.

                  "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Parent and its Subsidiaries as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan as a Eurodollar Rate Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Parent or any Subsidiary of the Parent to be transferred in connection therewith,
         (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Parent or any Subsidiary of the Parent in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Parent and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Parent and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition,
         (vi) the aggregate fair market value of all other consideration given by the Parent or any Subsidiary of the Parent in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Parent shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Parent and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), (B) the capital stock of any Subsidiary of the Parent shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Credit Parties" means, collectively, the Borrower, the Parent, each Guarantor and each other Person granting a Lien on, or collaterally assigning, Collateral pursuant to any Security Instrument.

                  "CTI" means Covenant Transport, Inc., a Tennessee corporation, a Subsidiary of the Parent and an Affiliate of the Borrower.

                  "CVTI" means CVTI Receivables Corp., a Nevada corporation.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate (determined by Base Rate Option 1),
         (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of (x) Obligations or (y) (except as otherwise expressly provided therein) the obligations of any Credit Party other than the Borrower under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate (determined by Base Rate Option 1) and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Direct Foreign Subsidiary" of any Person means a Subsidiary other than a Domestic Subsidiary of such Person a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are owned by such Person or a Domestic Subsidiary of such Person.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" of any Person means any Subsidiary of such Person organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

                  "Eligible Assignee" means (i) a Lender, (ii) an Affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, the Borrower, such approval not to be unreasonably withheld (provided that the incurrence by the Borrower of additional costs pursuant to Section 6.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Borrower or the Agent, and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower, the Parent nor an Affiliate of the Borrower or the Parent shall qualify as an Eligible Assignee.

                  "Eligible Revenue Equipment" means any equipment, including all tractors, trucks, trailers and similar equipment used in the conduct of the trucking business of the Parent and its Subsidiaries and not constituting inventory, owned by the Parent or any Subsidiary of the Parent which (i) is subject to no Lien other than Liens permitted by Section 10.3 (a), (b) or (c), (ii) is in salable and good working condition, and (iii) is not stored or located (or as to motor vehicles, garaged or otherwise permanently located) at a location other than a place of business of the Parent or any Subsidiary of the Parent.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (a)  Government Securities;

                           (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's; and

                           (c) interest  bearing demand or time deposits  issued
                  by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A" or better by Moody's.

                  "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Parent or any of its ERISA Affiliates, or any Subsidiary of the Parent or is assumed by the Parent or any of its ERISA Affiliates, or any Subsidiary of the Parent in connection with any Acquisition or (B) has at any time been maintained for the employees of the Parent, any current or former ERISA Affiliate, or any Subsidiary of the Parent and (ii) any plan, arrangement, understanding or scheme maintained by the Parent or any Subsidiary of the Parent that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Parent or the Borrower, respectively, means any Person or trade or business which is a member of a group which is under common control with the Parent or the Borrower, respectively, who together with the Parent or the

         Borrower, respectively, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                  Eurodollar   =    Interbank Offered Rate    +   Applicable
                                  --------------------------
                     Rate          1-  Reserve Requirement          Margin

                  "Event of Default" means any of the occurrences set forth as such in Section 11.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Existing Facility" means that certain term loan, revolving credit and letter of credit facility provided to Borrower by ABN AMRO Bank N.V., as Agent, the Banks named therein, and the Letter of Credit Banks named therein, in the maximum aggregate principal amount of $130,000,000, established pursuant to that certain Amended and Restated Credit Agreement dated as of June 18, 1999, as amended by Amendment to Amended and Restated Loan Agreement dated as of June 6, 2000.

                  "Facility  Guaranties"  means,  collectively,   the  following
         Guaranty Agreements, as each of the same may be amended, supplemented, amended and restated, or otherwise modified from time to time:

                           (i) that certain Parent  Guaranty  Agreement dated as
                  of December 13, 2000 by the Parent in favor of the Agent and the Lenders, substantially in the form of Exhibit I-1 attached hereto;

                           (ii) that certain Subsidiary Guaranty Agreement dated
                  as of December 13, 2000 by the Guarantors other than the Parent ("Subsidiary Guarantors") in favor of the Agent and the Lenders, substantially in the form of Exhibit I-2 attached hereto; and

                           (iii) any additional  Guaranty Agreement delivered to
                  the Agent pursuant to Section 9.19 hereof, substantially in the form of Exhibit I-2 attached hereto (with appropriate conforming changes).

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of
         Section 11.1(B), (b) all Swap Agreements shall have been terminated, expired or cash collateralized on terms acceptable to the Agent, (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "FASB 133" means Statement of Financial Accounting Standards No. 133.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means the twelve month fiscal period of the Parent and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Parent and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting
         Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government   Securities"  means  direct  obligations  of,  or
         obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental   Authority"  shall  mean  any  Federal,  state,
         municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guarantors" means, at any date, the Parent, CTI, and all other Subsidiaries of the Parent at such date who have executed and delivered a Facility Guaranty and related documents at such date as required hereunder.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Increased  Commitment  Date"  has the  meaning  set  forth in
         Section 2.1(f).

                  "Increasing  Lender"  has the  meaning  set  forth in  Section
         2.1(f).

                  "Indebtedness"  means as to any Person,  without  duplication,
         (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (d) all Contingent Obligations of such Person, including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, all amounts outstanding under Permitted Receivables Securitizations, all Synthetic Lease Obligations, all amounts outstanding under the Senior Notes, all Subordinated Indebtedness, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), including all such items incurred by any partnership or joint venture as to which such Person is liable as a general partner or joint venturer, other than trade payables and accrued expenses incurred in the ordinary course of business.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto:

                           (a) the rate per annum  equal to the rate  determined
                  by the Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) in the event the rate referenced in the preceding
                  subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Intercompany  Borrowing Notes" means,  collectively,  each of
         (i) the promissory note of CTI, dated January 1, 2000, payable to the order of the Borrower in the principal amount of $100,000,000, (ii) the promissory note of Harold Ives Trucking Co., dated January 1, 2000, payable to the order of the Borrower in the principal amount of $75,000,000, (iii) the promissory note of Southern Refrigerated Transport, Inc., dated January 1, 2000, payable to the order of the Borrower in the principal amount of $30,000,000, (iv) the promissory note of CIP, dated January 1, 2000, payable to the order of the Borrower in the principal amount of $1,000,000, (v) the promissory note of Covenant.com, Inc., dated January 1, 2000, payable to the order of the Borrower in the principal amount of $1,000,000, and (vi) any other promissory note at any time outstanding issued by the Parent or any Subsidiary of the Parent in favor of the Parent, the Borrower or any other Subsidiary of the Parent, in form and substance acceptable to the Agent and the Required Lenders, which evidences a loan or other advance from the Parent, the Borrower or such other Subsidiary of the Parent to the Parent or any Subsidiary of the Parent.

                  "Intercompany Investment Notes" means,  collectively,  each of
         (i) the promissory note of CTI, dated January 1, 2000, payable to the order of the Parent in the principal amount of $100,000,000, and subsequently endorsed and assigned (with recourse) by the Parent to the order of the Borrower as a capital contribution pursuant to that certain

         Conveyance Agreement dated as of January 1, 2000 by and between Parent and Borrower (the "Conveyance Agreement"), (ii) the promissory note of Southern Refrigerated Transport, Inc., dated January 1, 2000, payable to the order of CTI in the principal amount of $10,693,014 and subsequently endorsed and assigned (with recourse) by CTI to the order of the Parent as a distribution, and thereafter endorsed and assigned (with recourse) by the Parent to the order of the Borrower as a capital contribution pursuant to the Conveyance Agreement and (iii) the promissory note of Terminal Trucker Broker, Inc., dated January 1, 2000, payable to the order of CTI in the principal amount of $4,647,439 and subsequently endorsed and assigned (with recourse) by CTI to the Parent as a distribution, and thereafter endorsed and assigned (with recourse) by the Parent to the Borrower as a capital contribution pursuant to the Conveyance Agreement.

                  "Intercompany Note Pledge Agreements" means, collectively, (i) that certain Intercompany Note Pledge Agreement dated as of the Closing Date in favor of the Collateral Agent for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes executed by the Borrower pledging and collectively assigning to the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes each Intercompany Note, substantially in the form of Exhibit N-1 attached hereto and incorporated herein by reference, and
         (ii) any additional Intercompany Note Pledge Agreement delivered to the Collateral Agent by the Parent or any Subsidiary pursuant to the provisions of Article V and Section 9.19 hereof, substantially in the form of Exhibit N-1 attached hereto and incorporated herein by reference (with appropriate conforming changes), each as amended, restated, supplemented or otherwise modified.

                  "Intercompany Notes" means, collectively, each Intercompany Borrowing Note and each Intercompany Investment Note.

                  "Intercreditor Agreement" means that certain Second Amended and Restated Master Collateral and Intercreditor Agreement dated as of the Closing Date by and among the Collateral Agent, the Agent, the Lenders and the holders of the Senior Notes.

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                           (a) if an Interest  Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                           (b) any  Interest  Period  which  begins  on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "Issuing Bank" means initially Bank of America and thereafter any Lender which succeeds Bank of America as issuer of Letters of Credit under Article III.

                  "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower (or the Borrower and any Subsidiary of the Parent) in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or any Subsidiary of the Parent.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an
         aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment, as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit  Facility"  means the facility  described in
         Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit then issued plus Reimbursement Obligations then outstanding.

                  "Licensing Agreements" means, collectively, each written license agreement, in form and substance satisfactory to the Agent, by and among the Borrower or any other Credit Party, as licensee, and CIP, as licensor, pursuant to which the Borrower or such Credit Party or Parties will have the right to use all trademarks, trade names, goodwill, rights under certain license agreements regarding source code, internally developed software, and certain know-how conducive to the operation of a trucking company, and shall pay royalties to CIP, in connection with such use in amounts established by such license agreement, including but not limited to that certain Intellectual Property License and Services Agreement dated October 1, 1999 by and between CIP, as licensor, and CTI, as licensee, and that certain Intellectual Property License and Services Agreement dated October 1, 1999 by and between CIP, as licensor, and Southern Refrigerated Transport, Inc., as licensee.

                  "Licensor Acknowledgement and Agreement" means the licensor consent, waiver and estoppel certificates described in Section 5.4.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Parent and any Subsidiary of the Parent shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or Loans" means any of the Revolving Loans or the Swing Line Loans.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the Intercreditor Agreement, the Applications and Agreements for Letters of Credit and all Subordination Agreements, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent or the Collateral Agent in connection with the Loans made and transactions contemplated under this Agreement, but excluding documents or instruments evidencing Swap Agreements, as the same may be amended, supplemented or replaced from the time to time.

                  "Material  Adverse Effect" means a material  adverse effect on
         (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA
         Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Notes" means, collectively, the Swing Line Note and the Revolving Notes.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent, the Collateral Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Parent or the Borrower or any of their respective ERISA Affiliates or is assumed by the Parent or the Borrower or any of their respective ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Parent or the Borrower or any current or former ERISA Affiliate.

                  "Permitted Receivables Securitization" means limited recourse or nonrecourse sales and assignments of accounts receivable of Borrower or any Subsidiary of the Parent to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, the proceeds of the issuance of which obligations shall be made available to the Borrower or such Subsidiary of the Parent, as applicable, all pursuant to the terms and conditions of the Receivables Purchase Agreement.

                  "Permitted Share Repurchases" means purchases by the Parent of the common stock of the Parent made on the open market, on terms acceptable to the Agent and in compliance with applicable regulations, which purchases in the aggregate shall be subject to the limitations set forth in Section 10.8.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreements" means, collectively, the following Pledge Agreements, as each of the same may be amended, supplemented (including by Pledge Agreement Supplement), amended and restated, or otherwise modified from time to time:

                           (i) that certain Second  Amended and Restated  Parent
                  Stock Pledge and Security Agreement dated as of December 13, 2000 by the Parent in favor of the Collateral Agent, for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes, amending and restating that certain
                  Amended and Restated Parent Stock Pledge and Security Agreement dated as of June 6, 2000 by the Parent in favor of the Prior Collateral Agent, substantially in the form of Exhibit J-1 attached hereto;

                           (ii) that certain Second Amended and Restated Guarantor Stock Pledge and Security Agreement dated as of December 13, 2000 by CTI in favor of the Collateral Agent, for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes, amending and restating that certain Amended and Restated Guarantor Stock Pledge and Security Agreement dated as of June 6, 2000 by CTI in favor of the Prior Collateral Agent, substantially in the form of Exhibit J-2 attached hereto;

                           (iii) any additional  Pledge  Agreement  delivered to
                  the Collateral Agent pursuant to Article V or Section 9.19 hereof, substantially in the form attached hereto as Exhibit J-1 (with appropriate conforming changes); and

                           (iv) with respect to any Subsidiary Securities issued
                  by a Direct Foreign Subsidiary of the Parent or the Borrower, any additional or substitute charge, agreement, document, instrument or conveyance, in form and substance acceptable to
                  the  Agent  and  the  Collateral   Agent,
                  conferring under applicable foreign law upon the Collateral Agent for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes a Lien upon such Subsidiary Securities as are owned by the Parent, the Borrower or any Domestic Subsidiary of the Parent or the Borrower.

                  "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to such Pledge Agreement.

                  "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Article V or Section 9.19 or the terms of any Pledge Agreement.

                  "Pricing Grid" means:

                                                                                       Applicable
                             Consolidated Leverage                Applicable            Unused
                   Tier             Ratio                            Margin               Fee
                   ----             -----                            ------               ---
                   V         Greater than or equal to                 1.25%               0.25%
                             2.50 to 1.00

                   IV        Less than 2.50 to 1.00 and               1.125%              0.225%
                             Greater than or equal to
                             2.25 to 1.00

                   III       Less than 2.25 to 1.00 and               1.00%               0.20%
                             Greater than or equal to
                             2.00 to 1.00

                   II        Less than 2.00 to 1.00 and               0.875%              0.175%
                             Greater than or equal to
                             1.75 to 1.00

                   I         Less than 1.75 to 1.00                   0.75%               0.150%


         The Applicable Margin and Applicable Unused Fee shall be established at the end of each fiscal quarter of the Parent (each, a "Determination Date"). Any change in the Applicable Margin or Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 9.1(a)(ii) and Section 9.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date to occur after the Closing Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin and Applicable Unused Fee shall be Tier III. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by
         Section 9.1, then the Applicable Margin and Applicable Unused Fee shall be Tier V from the date such certificate was due until the fifth
         Business Day following the date the appropriate certificate is so delivered.

                  "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

                  "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Prior Collateral Agent" means First Union National Bank, as Collateral Agent under the Prior Intercreditor Agreement.

                  "Prior Intercreditor Agreement" means that certain Amended and Restated Master Collateral and Intercreditor Agreement dated as of June 6, 2000 by and among the Prior Collateral Agent, the holders of the Senior Notes, ABN AMRO Bank, N.V., and the other participating creditors (including the Lenders) party thereto.

                  "Rate Hedge Value" means, with respect to each contract, instrument or other arrangement creating a Rate Hedging Obligation, the net obligations of the Borrower, the Parent, or any Subsidiary of the Parent thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Rate Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Rate Hedging Obligation (if such Rate Hedging Obligation has not been terminated).

                  "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates, including fuel prices, applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements and forward fuel purchase contracts, commitments, or options; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and
         (iii) any and all cancellations,
         buybacks, reversals, terminations or assignments of any of the foregoing. For purposes of any computation hereunder, each Rate Hedging Obligation shall be valued at the Rate Hedge Value thereof.

                  "Receivables Purchase Agreement" means, collectively, (i) that certain Receivables Purchase Agreement dated as of December 12, 2000 by and among CTI, as an Originator, Southern Refrigerated Transport, Inc., as an Originator, and CVTI, as Purchaser, and (ii) that certain Loan Agreement dated as of December 12, 2000 by and among CVTI, as Borrower, the Parent, as Master Servicer, Three Pillars Funding Corporation, as Lender, and SunTrust Equitable Securities Corporation, as Administrator, each reasonably acceptable in form and substance to the Agent and the Required Lenders.

                  "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.1(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three
         (3) or more Lenders, more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; provided that, for the purpose of this definition only,
         (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such

         Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable
         Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9 and (C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in Section 4.9.

                  "Reserve Requirement" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Parent or any Subsidiary Securities (other than those payable or distributable solely to the Parent, or those payable or distributable to a Subsidiary of the Parent which are subsequently paid or distributed by such Subsidiary to the Parent, provided that any amount received by the Parent and not used to finance a Permitted Share Repurchase within thirty (30) days of its receipt shall be contributed as capital to the Borrower, other than amounts used by the Parent to make cash dividend payments as permitted by Section 10.8) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or equity interest to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Parent or any Subsidiary Securities (other than those payable or distributable solely to the Parent) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Parent or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Subsidiary of the Parent or of the Borrower, (or any option, warrant or right to acquire such stock) other than in the case of Subsidiaries of the Borrower, to the Borrower or another of its Subsidiaries and in the case of any other Subsidiaries of the Parent, to the Parent or one of its Subsidiaries.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving  Credit  Facility" means the facility  described in
         Section 2.1 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and
         Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.1.

                  "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.3 substantially in the form of Exhibit F-1, with appropriate insertions as to amounts, dates and names of Lenders.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "Security Agreements" means, collectively, the following Security Agreements, pursuant to which the Borrower and each Guarantor has granted or will grant to the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes a Lien in the rights of the Borrower and each such Guarantor in the Licensing Agreements, as each of the same may be amended, supplemented, amended and restated, or otherwise modified from time to time:

                           (i) that certain Guarantor  Security  Agreement dated
                  as of December 13, 2000 by CTI and Southern Refrigerated Transport, Inc. in favor of the Collateral Agent, for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes, substantially in the form of Exhibit O-1 attached hereto; and

                           (ii) any  additional  Security Agreement delivered to
                   the Collateral Agent pursuant to Section 9.19 or Article V hereof, substantially in the form attached hereto as Exhibit O-1 (with appropriate conforming changes).

                  "Security Instruments" means, collectively, the Pledge Agreements, the Intercompany Note Pledge Agreements, the Security Agreements, the Licensor Acknowledgement and Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, the Parent or any Subsidiary of the Parent or of the Borrower or other Person shall grant or convey to the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

                  "Senior Note Purchase Agreement" means that certain Note Purchase Agreement dated as of May 15, 2000 among the Borrower, the Parent and the holders of the Senior Notes, as amended, restated, supplemented or otherwise modified or replaced to the extent permissible under Sections 10.4 and 10.19.

                  "Senior Notes" means, collectively, the $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005, issued pursuant to the terms of the Senior Note Purchase Agreement, as amended, restated, supplemented or otherwise modified, or replaced, refinanced or refunded to the extent permissible under Sections 10.4 and 10.19 hereof (issued initially by the Borrower to each of Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America).

                  "Servicing Agreements" means, collectively, each written servicing agreement, in form and substance acceptable to the Agent, by and between Covenant.com, Inc. and the Borrower and certain other Credit Parties pursuant to which Covenant.com, Inc. provides management information system services to such entities in return for a fee determined by such servicing agreement.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (a) the  fair  value  of its  assets  (both  at fair
                   valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                            (b) it is then  able and  expects  to be able to pay
                   its debts as they mature; and

                            (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Stated Termination Date" means December 13, 2003.

                  "Subordinated Indebtedness" means, (i) as at the Closing Date, Indebtedness for Money Borrowed then outstanding of the Borrower or any Guarantor which is subject to a Subordination Agreement or otherwise is fully subordinated in writing on terms acceptable to the Agent and the Required Lenders to the Obligations and, as applicable, other obligations of the Credit Parties under the Loan Documents, and (ii) from and after the Closing Date, in addition, such other Indebtedness for Money Borrowed of the Borrower or any Guarantor permitted to be incurred hereunder and which is subject to a Subordination Agreement or otherwise is fully subordinated in writing on terms acceptable to the Agent and the Required Lenders to the Obligations and, as applicable, other obligations of the Credit Parties under the Loan Documents.

                  "Subordination Agreement" means a Subordination Agreement in form and substance satisfactory to the Agent and the Required Lenders, executed and delivered by the Borrower or any Guarantor which has issued Subordinated Indebtedness and by the holder or holders of such Subordinated Indebtedness.

                  "Subsidiary" of any Person means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned directly or indirectly by such Person, and/or by one or more of such Person's Subsidiaries, and when used in this Agreement without reference to such Person shall include both a Subsidiary of the Parent and a Subsidiary of the Borrower; provided, however, that CVTI shall only be included as a Subsidiary of the Parent in the references to "Subsidiary" or "Subsidiaries" included in Sections 8.1(a) and (b), 8.4 (except for the last sentence thereof), 8.8, 8.9, 8.10, 9.1(f) and (g), 9.3, 9.4, 9.6,
         9.7, 9.8, 9.9, 9.11, 9.12 and 10.14.

                  "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary of the Borrower or of the Parent (excluding CVTI, and specifically including the capital stock of the Borrower, all of which is owned by the Parent), whether or not constituting a "security" under
         Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

                  "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

                  "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to Section 2.4.

                   "Swing Line Loans" means loans made by Bank of America to the Borrower pursuant to Section 2.4.

                  "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in Section 2.3 substantially in the form of Exhibit F-2.

                  "Swing   Line   Outstandings"   means,   as  of  any  date  of
         determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Synthetic Lease Obligations" means (i) specifically the obligations of CTI under the Participation Agreement dated March 29, 1996 among CTI, Lease Plan North America, Inc. and ABN AMRO Bank N.V., Atlanta Agency, as Participant and Agent, and (ii) generally all other monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities under which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease less the aggregate amount of payments of rent theretofore made which reduce the lessee's obligations under such synthetic lease and which are not the financial equivalent of interest.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Parent or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or (x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

                   "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $120,000,000, as reduced from time to time in accordance with
         Section  2.1(e) and as increased  from time to time in accordance  with
         Section 2.1(f)

                   "Transplace.com" means Transplace.com, LLC, an Affiliate of the Parent.

                   "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Articles 1, 8 or 9 of the Tennessee Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and such term shall not limit a general statement to matters similar to those specifically mentioned.

                  (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "___%", such arithmetic expression shall be interpreted in accordance with the convention that 1% = 100 basis points.

                  (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (k) Any reference to an officer of the Borrower or the Parent or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

         1.3      Accounting for Acquisitions.

         With respect to any Acquisition consummated on or after the Closing Date and prior to the Facility Termination Date, the following shall apply:

                  (a)  As  to  each  Acquisition  that  is  accounted  for  as a
         "purchase," for each of the four Four-Quarter Periods ending next following the date of such Acquisition, (i) Consolidated EBITDAR shall include the results of operations of the Person or assets so acquired on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests," and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Agent but (ii) for purposes of determining compliance with the provisions of Section 10.1(a), any increase in Consolidated Net Income resulting solely from such pro forma treatment of such Acquisition shall be disregarded; and

                  (b) For each of the four Four-Quarter Periods ending next following the date of each Acquisition, Consolidated Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests;"

         provided, however, Consolidated Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition ("Incremental Debt") calculated (x) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (y) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the average daily rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected Four-Quarter Period, as the case may be.

                                   ARTICLE II

                              The Credit Facilities

         2.1      Revolving Loans.


         (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (A) the Total Revolving Credit Commitment or (B) the Borrowing Base. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

         (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $1,000,000, and, if greater than $1,000,000, an integral multiple of $1,000,000.

         (c)      Advances.

                  (i) An Authorized Representative shall give the Agent (1) irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 10:30 A.M. on the date three Business Days prior to the day of such proposed Loan and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans and automatic Conversions to the extent the same are effected without notice pursuant to Section 2.1(c)(iii) and Article VI respectively, and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate Option 1 or Base Rate Option 2 or Eurodollar Rate), the date of borrowing and, if a Eurodollar

         Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions; provided, that failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                  (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                  (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and
         (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its

         Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

         (d) Repayment of Revolving Loans. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least three (3) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.1(b).

         (e) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $2,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans or Swing Line Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         (f)      Increases.

                   (i) The Borrower shall have the right, without the consent of the Banks, subject to the terms of this Section 2.1(f), to effectuate from time to time, at any time prior to the then effective Revolving Credit Termination Date, an increase in the Total Revolving Credit Commitment under this Agreement by adding to this Agreement one or more banks or other financial institutions acceptable to the Agent, who shall, upon completion of the requirements of this Section 2.1(f) constitute a "Lender" or "Lenders" hereunder (each an "Added Lender"), or by allowing one or more Lenders in their sole discretion to increase their respective Revolving Credit Commitment hereunder (each an "Increasing Lender"), so that such increased
         Revolving  Credit  Commitments  shall  equal the  increase in the Total
         Revolving Credit Commitment effectuated pursuant to this Section 2.1(f); provided that (i) the aggregate increased Revolving Credit Commitment or added Revolving Credit Commitment to be effected shall be in an amount not less than $10,000,000, and, if greater than $10,000,000, an integral multiple of $5,000,000, (ii) no increase in or added Revolving Credit Commitments pursuant to this Section 2.1(f) shall result in the Total Revolving Credit Commitment exceeding $160,000,000, (iii) no Lender's Revolving Credit Commitment shall be increased under this Section 2.1(f) without the consent of such Lender,
         (iv) there shall not exist any Default or Event of Default immediately prior to and immediately after giving effect to such increased or added Commitment, (v) there shall not, immediately after giving effect to such increased or added Commitment, exist any violation or default under Section 10.11 of the Senior Note Purchase Agreement (as in effect on the date hereof) arising from the attachment of additional Liens granted under this Agreement and the Security Instruments to the increased amount of the Total Revolving Credit Commitment, and (vi) there shall not at any prior time have been any reduction of the Total Revolving Credit Commitment pursuant to Section 2.1(e). The Borrower shall deliver or pay, as applicable, to the Agent not later than ten
         (10) Business Days prior to any such increase in the Total Revolving Credit Commitment each of the following items with respect to each Added Lender and Increasing Lender:

                           (A) a  written  notice  of  Borrower's  intention  to
                  increase the Total Revolving Credit Commitment pursuant to this Section 2.1(f), which shall specify each Added Lender and Increasing Lender, if any, the changes in amounts of Revolving Credit Commitments that will result, and such other information as is reasonably requested by the Agent;

                           (B) documents in the form of Exhibit L or Exhibit M, as may be required by the Agent, executed and delivered by each Added Lender and each Increasing Lender, pursuant to which it becomes a party hereto or increases its Revolving Credit Commitment, as the case may be;

                           (C) if requested by the applicable Lender,  Notes or
                  replacement Notes, as the case may be, executed and delivered by Borrower; and

                           (D) a  non-refundable  processing  fee of $3,500 with
                  respect to each Added Lender or Increasing Lender for the sole account of the Agent.

                  (ii) Upon receipt of any notice referred to in clause (i)(A) above, the Agent shall promptly notify each Lender thereof. Upon execution and delivery of such documents and the payment of such fee (the "Increased Commitment Date"), each such Added Lender shall constitute a "Lender" for all purposes under this Agreement and related documents without any acknowledgment by or the consent of the other Lenders, with a Revolving Credit Commitment as specified in such documents, or such Lender's Revolving Credit Commitment shall increase as specified in such documents, as the case may be. Immediately upon the effectiveness of the addition of such Added Lender or the increase in the Revolving Credit Commitment of such Increasing Lender under this Section 2.1(f), (i) the respective
         Applicable Commitment Percentages of the Lenders shall be deemed modified as appropriate to correspond to such changed Total Revolving Credit Commitment, and (ii) if there are at such time outstanding any Revolving Credit Outstandings, each Lender whose Applicable Commitment Percentage has been decreased as a result of the increase in the Total Revolving Credit Commitment shall be deemed to have assigned, without recourse, to each Added Lender and Increasing Lender such portion of such Lender's Revolving Credit Outstandings as shall be necessary to effectuate such adjustment in Applicable Commitment Percentages. Each Increasing Lender and Added Lender (i) shall be deemed to have assumed such portion of such Revolving Credit Outstandings and (ii) shall fund to each other Lender on the Increased Commitment Date the amount of Revolving Credit Outstandings assigned to it by such Lender. Borrower agrees to pay to the Lenders on demand any and all amounts resulting from break funding charges to the extent payable pursuant to this Agreement as a result of any such prepayment of Revolving Credit Outstandings occasioned by the foregoing increase in Revolving Credit Commitments and the reallocation of the Applicable Commitment Percentages.

                  (iii) This section shall  supercede any  provisions in Section
         13.1 and 13.6 to the contrary.

         2.2 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for: (i) general working capital needs and other corporate purposes, including the making of Acquisitions permitted hereunder, (ii) to repay, together with proceeds from the Permitted Receivables Securitization, all Indebtedness outstanding under the Existing Facility, (iii) to make loans, dividends or other distributions to the Parent, which will use such proceeds as permitted herein, including without limitation Permitted Share Repurchases, and (iv) to make loans and advances to any Guarantor, which loan or advance shall be evidenced by an Intercompany Borrowing Note which has been delivered to the Collateral Agent together with an instrument of endorsement or assignment thereof executed in blank and which is subject to the terms of Intercompany Note Pledge Agreements.

         2.3      Notes.

         (a) Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) Swing Line Note. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of the Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

         2.4 Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement,
(ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds lesser of (i) the Borrowing Base or (ii) the Total Revolving Credit Commitment. Each Swing Line Loan shall mature, and the principal amount thereof, together with any accrued interest thereon, shall be payable (if not previously prepaid) in full to Bank of America on the fifth Business Day after such Swing Line Loan is made. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.4. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.

         (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate, as elected by the Borrower. All accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Section
4.3 with respect to interest on Base Rate Loans, and the Swing Line Loans shall accrue interest at the Default Rate in such circumstances as set forth in
Section 4.3.

         (c) Upon the making of a Swing Line Loan in accordance with the terms hereof, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under
Section 2.1, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         (d) The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

         3.1 Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower (or the Borrower and any Subsidiary of the Parent) Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the lesser of (i) the Borrowing Base or (ii) the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

         3.2      Reimbursement and Participations.

         (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by
Section 2.4) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iii) and Section 2.4, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

         (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

         (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof in accordance with the terms hereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.1(c)(iii).

         (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

         (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

         (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98", or any subsequent amendment or revision of either thereof.

         (g) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

         (h) Without limiting the generality of the provisions of Section 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender, the Agent and the Collateral Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender, the Agent or the Collateral Agent may incur (or which may be claimed against the Issuing Bank, such other Lender, the Agent or the Collateral Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender, the Agent or the Collateral Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

         (i) Without limiting Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Collateral Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                  (vi) the existence, character, quality, quantity, condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                  (vii) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations; or

                  (viii) any other circumstance or happening whatsoever where the Issuing Bank has acted in good faith, whether or not similar to any of the foregoing.

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

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

         4.1 Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans in accordance with Sections 2.1(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight
(8) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $1,000,000 or, if greater than $1,000,000, an integral multiple of $1,000,000, and (c) no Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan (having a Base Rate determined by Base Rate Option 1) until the Borrower notifies the Agent in accordance with Section 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         4.2 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in
Section 4.1 and Article VI, the Borrower may:

         (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan, having a Base Rate as elected by the Borrower, on the last day of the Interest Period for such Eurodollar Rate Loan; and

         (b) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 10:30 A.M. on any Business Day, Convert any Base Rate Loan having a Base Rate determined by Base Rate Option 1 to a Base Rate Loan having a Base Rate determined by Base Rate Option 2, or Convert any Base Rate Loan having a Base Rate determined by Base Rate Option 2 to a Base Rate Loan having a Base Rate determined by Base Rate Option 1; and

         (c) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent
(which shall be irrevocable on or before 10:30 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                  (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                  (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3 Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Revolving Loan, commencing on the first date of such Revolving Loan until such Revolving Loan shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each December, March, June and September, commencing on December 31, 2000, until the Revolving Credit Termination Date, at which date the entire principal amount of and all accrued interest on the Revolving Loans shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (c) upon payment in full of the related Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         4.4 Prepayments of Eurodollar Rate Loans. Whenever any payment of principal shall be made in respect of any Revolving Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, of accrued and unpaid interest thereon, and as required by Section 6.5.

         4.5 Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, the Collateral Agent, or Bank of America with respect to any Revolving Loan, Letter of Credit, Reimbursement Obligation, or Swing Line Loan, shall be made to the Agent at the Principal Office (or, as applicable, to the Collateral Agent) in Dollars in immediately available funds without condition or deduction for any setoff,

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

recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

         (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

         (c) In the event that any payment hereunder or under any of the Notes or any other Loan Document becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest and applicable fees shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         4.6      Fees

         (a) Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable
Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings except in the case of Bank of America plus
(ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each December, March, June, and September, commencing on December 31, 2000, to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

         (b) Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin. Such fees shall be due and payable with respect to each Letter of Credit quarterly in arrears on the last day of each December, March, June and September, the first such payment to be made on the first such date occurring after the Closing Date.

         (c) Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the Issuing Bank a fronting fee of one-eighth of one percent (1/8 %) per annum on the initial aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be due

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

and payable in full with respect to each Letter of Credit on the quarterly date established in Section 4.6(b) for the payment of Letter of Credit facility fees next following the date of issuance (or renewal) of such Letter of Credit. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

         (d) Agent Fees. The Borrower agrees to pay to the Agent, for the Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

         4.7 Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Sections 4.6(a) and 4.6(b), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8 Computation of Rates and Fees. Interest on all Base Rate Loans computed by reference to the Prime Rate shall be computed on the basis of a year of 365/366 days and calculated for actual days elapsed. Except as provided above, all interest rates (including each Eurodollar Rate and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9 Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and
(ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

         4.10 Intraday Funding. Without limiting the provisions of Section 4.9, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the Agent in the manner required hereunder, then:

                  (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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

                                    ARTICLE V

                                    Security

         5.1 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws).

         5.2 Pledged Stock. Without limiting the generality of Section 5.1, the Parent and each other Guarantor having rights in any Subsidiary Securities shall on the Closing Date deliver to the Collateral Agent, in form and substance satisfactory to the Agent and the Collateral Agent, (A) a Pledge Agreement which shall pledge to the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes (i) 65% of the Voting Securities of each Direct Foreign Subsidiary (or if the Parent and its Subsidiaries shall own less than 65%, then all of the Voting Securities owned by them) and 100% of the other Subsidiary Securities of such Direct Foreign Subsidiary, and (ii) all of the Subsidiary Securities of all Domestic Subsidiaries of the Parent, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in Section 9.19(e)) from the Registrar of such Subsidiary Securities, and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Collateral Agent on such Subsidiary Securities, each in form and substance acceptable to the Agent and the Collateral Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Collateral Agent or the Agent may request to effect the transactions contemplated by this Article V. The Borrower and the Parent shall, and shall cause each of their Subsidiaries to, pledge to the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes (and as appropriate to reaffirm its prior pledge of) all of the Subsidiary Securities which may be issued or acquired after the Closing Date, and to deliver to the Collateral Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of
Section 9.19 and of the Security Instruments.

         5.3 Intercompany Notes. Without limiting the generality of Section 5.1, the Borrower, as security for all Obligations, shall on the Closing Date deliver to the Collateral Agent, in form and substance satisfactory to the Lenders, (A) an Intercompany Note Pledge Agreement which shall pledge to the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes all of the Intercompany Notes then or thereafter existing, and
(B) each original Intercompany Note then existing with undated endorsements or other appropriate transfer documents duly executed in blank affixed thereto, together with an estoppel notice in form and substance satisfactory to the Agent and the Collateral Agent executed by the issuer thereof, and shall take such further action and deliver or cause to be delivered then or thereafter such further documents as required by the Security Instruments or otherwise as the Collateral Agent or the Agent may request to effect the transactions contemplated by this Article V. Each Intercompany Borrowing Note executed and delivered after the Closing Date shall immediately be delivered by the holder thereof to the Collateral Agent in the same manner as in clause (B) of the immediately preceding sentence together with, as applicable, a new Intercompany Note Pledge Agreement (substantially in the form of Exhibit N-1 attached hereto, with appropriate conforming changes) if the holder of such Intercompany Borrowing Note did not execute and deliver an Intercompany Note Pledge Agreement on the Closing Date, or such supplement to or revision of the Intercompany Note Pledge Agreement delivered on the Closing Date as the Agent or the Collateral Agent deems necessary for the creation and attachment of a Lien therein in favor of the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes.

         5.4      Licensing  Agreements.  Without  limiting  the  generality  of
Section 5.1, the Borrower and the Subsidiary Guarantors, as security for all Obligations and obligations under each Facility Guaranty, shall on the Closing Date deliver, or cause to be delivered, to the Collateral Agent, in form and substance satisfactory to the Agent and the Collateral Agent, (i) a certified copy of each Licensing Agreement then existing, (ii) the Security Agreements, which shall grant a Lien to the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes in all of the Licensing Agreements then or thereafter existing, and (iii) licensor consent, waiver and estoppel certificates, in form and substance acceptable to the Agent and the Collateral Agent, executed by CIP, with respect to all Licensing Agreements assigned pursuant to the terms of the Security Agreements, and shall take such further action and deliver or cause to be delivered then or thereafter such further documents as required by the Security Instruments or otherwise as the Collateral Agent or the Agent may request to effect the transactions contemplated by this Article V. The Parent and the Borrower shall deliver, or cause to be delivered, a certified copy of each Licensing Agreement entered into after the Closing Date within five (5) Business Days of its effectiveness, together with licensor consent, waiver and estoppel certificates, in form and substance acceptable to the Agent and the Collateral Agent, executed by CIP, with respect to the pledge of each such Licensing Agreement.

         5.5 Further Assurances. At the request of the Agent or the Collateral Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Agent or the Collateral Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent or the Collateral Agent reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Collateral Agent contemplated hereby and by the other Loan Documents and specifically including all Subsidiary Securities, Intercompany Notes, interests in Licensing Agreements and all other Collateral acquired by the Borrower or other Credit Party after the Closing Date. The Collateral Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Collateral Agent as "secured party", and continuations thereof and amendments thereto, as the Agent or the Collateral Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

         5.6 Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Credit Party (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 5.6, and (ii) Schedule 5.6 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor, (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since December 1, 1995, and (c) each trade name, trademark or other trade style used by any Grantor since January 1, 2000 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, or use or permit any other Grantor to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and the Collateral Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent or the Collateral Agent to perfect or maintain the perfection of the Lien of the Collateral Agent in Collateral.

         5.7 Intercreditor Matters. Each Lender from time to time party hereto, the Agent and the Borrower hereby consent to and agree with the terms of the Intercreditor Agreement and such Lenders hereby (i) acknowledge and agree that each Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Intercreditor Agreement, and (ii) direct the Agent on their behalf to enter into the Intercreditor Agreement and irrevocably consents to the service by Bank of America in the capacity of Collateral Agent.

                                   ARTICLE VI

                             Change in Circumstances

         6.1      Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar
         Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (d) The provisions of this Section 6.1 shall continue in effect notwithstanding the Facility Termination Date.

         6.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

         6.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans, having a Base Rate as elected by the Borrower, on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, having a Base Rate as elected by the Borrower, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans, having a Base Rate as elected by the Borrower.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         6.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan; or

                  (ii) any failure by the Borrower (for any reason, including the failure of any condition precedent specified in Article VII to be satisfied, other than the failure of such Lender to make a Loan notwithstanding satisfaction of all conditions precedent thereto) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         The   provisions   of  this  Section  6.5  shall   continue  in  effect
         notwithstanding the Facility Termination Date.

         6.6 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender, the Agent and the Collateral Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender, the Agent or the Collateral Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

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

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 (including Form W-8BEN or W-8EC1) or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) The provisions of this Section 6.6 shall continue in effect notwithstanding the Facility Termination Date.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

         7.1 Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a)  the Agent shall have  received on the  Closing  Date,  in
         form  and  substance   satisfactory  to  the  Agent  and  Lenders,  the
         following:

                           (i) executed originals of each of this Agreement, the
                  Notes, the initial Facility Guaranties of the Parent and each direct and indirect Domestic Subsidiary of the Parent or the Borrower, the Security Instruments, the Intercreditor
                  Agreement, the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable  written  opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (v) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates  issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect, provided that any such certificate which is required but not delivered on the Closing Date, as disclosed to the Agent and the Lenders in that certain letter from counsel to the Borrower dated November 21, 2000, shall be delivered to the Agent not later than ten (10) weeks following the Closing Date;

                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) certificate of an Authorized Representative dated
                  the Closing Date demonstrating compliance with the financial covenants contained in Sections 10.1(a) through 10.1(c) and
                  10.8 as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of Exhibit H;

                           (xi) evidence of all  insurance  required by the Loan
                   Documents;

                           (xii) an initial  Borrowing Base  Certificate for the
                  most recently ended fiscal quarter, an initial Borrowing Notice and, if elected by the Borrower, Interest Rate Selection Notice;

                           (xiii) evidence of the filing of Uniform Commercial Code financing statements and, as appropriate, amendments to previously filed financing statements, reflecting the filing in all places required by applicable law to perfect the Liens of the Collateral Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, subject to the terms of the Intercreditor Agreement, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Collateral Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, subject to the terms of the Intercreditor Agreement, including without limitation:

                                    (A)  the   delivery  by  the   Parent,   the
                           Borrower, and other applicable Credit Parties of all stock certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

                                    (B)  the   delivery  by  the   Parent,   the
                           Borrower, and other applicable Credit Parties of certificates of the Registrar of each partnership or limited liability company Subsidiary of the Parent evidencing the due registration on the registration books of such Person of the Lien in favor of the Agent conferred under the Security Instruments;

                           (xiv) evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full, including the due diligence expenses of the Agent and the fees and expenses of counsel for the Agent to the extent invoiced prior to or on the Closing Date (which may include amounts constituting reasonable estimates of such fees and expenses incurred or to be incurred in connection with the transaction; provided that no such estimate shall thereafter preclude the final settling of accounts as to such fees and expenses);

                           (xv) Uniform  Commercial  Code search results showing
                  only those Liens as are acceptable to the Lenders;

                           (xvi)  a  certificate   of  the  President  or  chief
                  financial officer of the Borrower as to the matters described in Section 7.1(b);

                           (xvii) evidence satisfactory to the Agent of the termination of the Existing Facility, repayment of all amounts owing by the Borrower thereunder, and either the release of all Liens granted in respect thereof or the continuation thereof pursuant to the terms of the Security Instruments;

                           (xviii)  evidence  satisfactory to the Agent that all
                  letters of credit issued under the Existing Facility have been terminated and returned to the issuers thereof;

                           (xix) evidence satisfactory to the Agent that CTI and
                  Southern Refrigerated Transport, Inc. have entered into, together with all other parties thereto, the Receivables Purchase Agreement, satisfactory in form and substance to the Agent and the Lenders, and has received proceeds of the Permitted Receivables Securitization as described in the Receivables Purchase Agreement in the amount of not less than $25,000,000, and has applied such proceeds to the repayment of the Existing Facility;

                           (xx) copies of all Licensing  Agreements to which the
                  Borrower and each Guarantor is party with CIP, certified by the Secretary or an Assistant Secretary or the Borrower or such Guarantor, respectively, to be true, correct and complete copies thereof;

                           (xxi) copies of each of the Senior Notes,  the Senior
                  Note Purchase Agreement, all documents governing or evidencing the Synthetic Lease Obligations, and all documents governing or evidencing the Permitted Receivables Securitization, all as in effect as of the Closing Date, certified by the Secretary or an Assistant Secretary of the Borrower to be true, correct and complete copies thereof;

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

                           (xxii) copies of each of the Servicing  Agreements as
                  in effect as of the Closing Date, certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor party thereto to be true, correct and complete copies thereof;

                           (xxiii)   all   Intercompany   Notes   with   undated
                  endorsements or other instruments of transfer duly executed in blank affixed thereto, together with estoppel notices, in form and substance satisfactory to the Agent and the Collateral Agent, executed by the issuers thereof;

                           (xxiv) evidence of the resignation of the Prior Collateral Agent, as provided for in Section 5.4 of the Prior Intercreditor Agreement;

                           (xxv) evidence of approval of the  appointment of the
                  Collateral Agent and of the Security Instruments by the holders of the Senior Notes;

                           (xxvi) licensor consent, waiver and estoppel certificates, in form and substance acceptable to the Agent and the Collateral Agent, executed by CIP with respect to all Licensing Agreements assigned pursuant to the terms of the Security Agreements; and

                           (xxvii)    such   other    documents,    instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b)  In the good faith judgment of the Agent and the Lenders:

                           (i) there shall not have  occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Credit Parties delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation,  action,  suit,  investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the  Credit  Parties  shall have  received  all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

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         7.2      Conditions  of  Revolving  Loans and  Letters of  Credit.  The
obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by Article II;

                  (b) the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of
         Section 8.6 or elsewhere in Article VIII) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letters of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

                  (e)      immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance
                  of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter  of  Credit  or  renewal  thereof,  the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

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

                           (iii) a Swing  Line Loan, the Swing Line Outstandings
                  shall not exceed $5,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of
                  Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base.

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

                                  ARTICLE VIII

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries and each other Credit Party, and the Parent represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuing of Letters of Credit), that:

         8.1      Organization and Authority.

                  (a) The Borrower, the Parent and each of their Subsidiaries and each other Credit Party is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower, the Parent and each of their Subsidiaries and each other Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify could have a Material Adverse Effect, provided that CTI is in the process of becoming qualified to transact business in the state of Ohio, as disclosed to the Agent and the Lenders on or prior to the Closing Date in that certain letter from counsel to the Borrower dated November 21, 2000, and such failure to be so qualified could have a Material Adverse Effect, although it is the reasonable belief of the Borrower and the Parent that this is not likely;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranties and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         8.2 Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

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

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary of the Borrower or the Parent except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

         8.3 Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         8.4 Subsidiaries and Stockholders. The Borrower and the Parent have no Subsidiaries other than those Persons listed as Subsidiaries thereof in
Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.19; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by the Parent, the Borrower or by any such Subsidiary thereof; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower, the Parent and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien except for Liens in favor of the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes. Each Subsidiary of the Parent (other than the Borrower) existing as of the Closing Date has entered into a Facility Guaranty delivered at Closing.

         8.5 Ownership Interests. Neither the Borrower nor the Parent owns an interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under Section
10.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.19.

         8.6      Financial Condition.

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

                  (a) The Parent has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of the Parent and its Subsidiaries as at December 31, 1999 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by PricewaterhouseCoopers, LLP, and unaudited consolidated and consolidating interim financial statements of the
         Parent and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine (9) month period ending September 30, 2000. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Parent and its Subsidiaries as of the end of such Fiscal Year and nine (9) month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) since the later of (i) the date of the  audited  financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
         Section 9.1(a) hereof, there has not occurred any event, condition or circumstance which has had or could reasonably be expected to have a Material Adverse Effect, nor have the businesses or properties of the Parent or any Subsidiary been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (c) except as set forth in the financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.4, neither the Parent nor any Subsidiary of the Parent has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         8.7 Title to Properties. The Borrower, the Parent and each of their Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in
Schedule 8.7 and Liens permitted by Section 10.3.

         8.8 Taxes. Except as set forth in Schedule 8.8, the Borrower, the Parent and each of their Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

         8.9 Other Agreements. No Credit Party nor any Subsidiary thereof is

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

                  (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                  (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary thereof is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower or the Parent, threatened by or against the Borrower or the Parent or any of their Subsidiaries or any other Credit Party or affecting the Borrower or the Parent or any of their Subsidiaries or any other Credit Party or any properties or rights of the Borrower or the Parent or any of their Subsidiaries or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

         8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock (other than shares of common stock of the Parent to be purchased by the Parent in connection with a Permitted Share Repurchase, provided that all such Permitted Share Repurchases have been (to the extent consummated prior to the date hereof) and will be consummated, and the shares of stock so purchased have been (to the extent acquired prior to the date hereof) and will be retired, or limited in amount, as shall be necessary for compliance with Regulation U (12 CFR Part 221) as the same may be applicable to Permitted Share Repurchases from time to time), or for any other purpose which violates or which would be inconsistent with Regulation U (12 CFR Part 221) or Regulation X (12 CFR Part
224) of the Board. Neither the Borrower, the Parent, nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto or any use of proceeds of Loans to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

         8.12 Regulated Company. No Credit Party is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment
Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.) or (ii) a "holding company" or a "subsidiary company" or "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

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

         8.13 Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, copyrights and know-how necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person; all the foregoing which is not owned by the Borrower or such Credit Party is licensed thereto by CIP pursuant to a Licensing Agreement, which Licensing Agreement has been collaterally assigned, and a Lien in the rights of such parties therein has been granted to the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes pursuant to the Security Agreements.

         8.14 No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

         8.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary thereof, nor any relationship among the Credit Parties or any Subsidiary thereof and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         8.16     Employee Benefit Plans.

                  (a) The Borrower, the Parent and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined or the Borrower or the Parent or their Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or the Parent or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

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

                  (b) Neither the Borrower, the Parent nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in
         Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code
         Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

                  (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower, the Parent, nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

                  (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

                  (e) To the best of the Borrower's and the Parent's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or the Parent or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         8.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         8.18 Environmental Laws. Except as listed on Schedule 8.18, the Borrower, the Parent, and each of their Subsidiaries is in compliance with all applicable Environmental Laws

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

and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals except for any non-compliance that could not reasonably be expected to cause any Material Adverse Effect. Except as listed on Schedule 8.18, neither the Borrower, the Parent, nor any of their Subsidiaries has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower, the Parent, nor any of their Subsidiaries is aware of any fact or facts, which
(a) call into question, or could reasonably be expected to call into question, compliance by the Borrower, the Parent, or any of their Subsidiaries with any Environmental Laws, (b) could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's, the Parent's, or any of their Subsidiaries' business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) could reasonably be expected to form the basis of a meritorious proceeding to cause any property of the Borrower, the Parent, or any of their Subsidiaries or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         8.19 Employment Matters. (a) None of the employees of the Borrower, the Parent, or any of their Subsidiaries is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower or the Parent, threatened against the Borrower, the Parent, or any of their Subsidiaries or between the Borrower, the Parent, or any of their Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower, the Parent and each of their Subsidiaries is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower and the Parent, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

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                                   ARTICLE IX

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each of the Borrower and the Parent, as applicable, will, and where applicable will cause each of their Subsidiaries to:

         9.1 Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Parent, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of PricewaterhouseCoopers, LLP, or other such independent certified public accountants selected by the Parent and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Parent and without any exception not acceptable to the Required Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1(a) through 10.1(c) and 10.8, which certificate shall be in the form of Exhibit H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Parent and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

         (c) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from the Parent's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower or the Parent in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

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         (d)      promptly  upon their  becoming  available  to the Parent,  the
Parent shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Parent or any of its Subsidiaries to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Parent, the Borrower or any of their Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Borrower or any of its Subsidiaries;

         (e) as soon as practical and in any event within forty-five (45) days after the end of each fiscal quarter, the Borrower shall deliver to the Agent and each Lender a Borrowing Base Certificate in the form of Exhibit K;

         (f) together with each delivery of the financial statements required by Section 9.1(a) and (b), an unaudited balance sheet for CVTI as of the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders' equity and cash flows for CVTI for such period, together with consolidating statements or other reconciliations reflecting all eliminations or adjustments necessary to reconcile such financial statements to the consolidated financial statements of the Parent and its Subsidiaries; and

         (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding the Parent's, the Borrower's, or any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         9.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens, other than Liens in favor of the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

         9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its

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ownership or lease of property or the nature of its business  makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         9.4 Regulations and Taxes. Comply in all material respects with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties, except liabilities being contested in good faith by appropriate proceedings diligently conducted provided that (i) adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP and
(ii) any Lien arising in connection with any such contest shall be permitted to exist to the extent provided in Section 10.3.

         9.5 Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated,
(b) maintain  general public  liability  insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated and to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall terminate or be terminated, lapse or be altered in any manner.

         9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         9.7 Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect at any time any of the properties, corporate books and financial reports of the Borrower, the Parent, or any of their Subsidiaries (provided that any such visit or inspection shall be at the Borrower's expense (i) during the continuance of an Event of Default and (ii) otherwise up to once during any Fiscal Year), and to discuss its affairs, finances and accounts with its principal officers and, if applicable, independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         9.8 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         9.9 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its

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business as  currently  conducted  and as  contemplated  by the Loan  Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         9.10 Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower and the Parent in Sections 9.2 through 9.9, and 9.18 inclusive.

         9.11 Officer's Knowledge of Default. Upon any officer of the Borrower or the Parent obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower, the Parent or any of their Subsidiaries or any other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower, the Parent, such Subsidiary or other Credit Party proposes to take with respect thereto.

         9.12 Suits or Other Proceedings. Upon any officer of the Borrower or the Parent obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or the Parent or any of their Subsidiaries or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or the Parent or any of their Subsidiaries or any other Credit Party, making a claim or claims in an aggregate amount greater than $3,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         9.13 Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or the Parent or any of their Subsidiaries relating to any (a) violation or alleged violation by the Borrower or the Parent or any of their Subsidiaries of any applicable Environmental Law; (b) release or threatened release by the Borrower or the Parent or any of their Subsidiaries, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of Borrower or the Parent or any of their Subsidiaries, or at any facility or property owned or leased or operated by Borrower or the Parent or any of their Subsidiaries, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of Borrower or the Parent or any of their Subsidiaries for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         9.14 Environmental Compliance. If Borrower or the Parent or any of their Subsidiaries shall receive any letter, notice, complaint, order, directive, claim or citation alleging that Borrower or the Parent or any of their Subsidiaries has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower, the Parent and any such Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

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         9.15     Indemnification.  Without  limiting the  generality of Section
13.9, each of the Parent, the Borrower and any respective Subsidiary of either of them hereby agrees to indemnify and hold the Agent, the Collateral Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or the Parent or any of their Subsidiaries or with respect to any property owned, operated or leased by the Borrower or the Parent or any of their Subsidiaries or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or the Parent or any of their Subsidiaries, or on or with respect to property owned or leased or operated by the Borrower or the Parent or any of their Subsidiaries. The provisions of this Section 9.15 shall continue in effect notwithstanding the Facility Termination Date.

         9.16 Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent and the Collateral Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

         9.17     Employee Benefit Plans.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower, the Parent, or any of their ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower, the Parent or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower, the Parent or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower, the Parent or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

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                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Parent, Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, the Parent or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower, the Parent or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower and the Parent will notify the Agent in writing within five (5) Business Days of the Borrower, the Parent or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower, the Parent or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.18 Continued Operations. Continue at all times to conduct its business of transporting freight and engage principally in the same line or lines of business of transporting freight substantially as heretofore conducted.

         9.19 New Subsidiaries. Simultaneously with the acquisition or creation of any Subsidiary of the Borrower or the Parent, the Borrower and the Parent shall cause to be delivered to the Agent and the Collateral Agent (or to either of them as may be specified) each of the following:

                  (a) to the Agent, if such Subsidiary is a Domestic Subsidiary, a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit I-2 (with appropriate conforming changes);

                  (b) if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by the Borrower or by a Subsidiary of the Parent or the Borrower who has not then executed and delivered to the Collateral Agent a Pledge Agreement granting a Lien to the Collateral Agent, for the ratable benefit of the Agent and the Lenders and the holders of the Senior Notes, in such equity interests, a Pledge Agreement executed by the Borrower or by the Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit J-1, with appropriate conforming changes (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary of the Borrower or the Parent, in a form acceptable to the Agent and the Collateral Agent), and if such Subsidiary Securities shall be owned by the Parent or a Subsidiary of the Parent who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

                  (c) to the Collateral Agent, if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code (i) the certificates

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         representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

                  (d) if such Subsidiary is party to any Licensing Agreements, a Security Agreement in the form of Exhibit O-1 attached hereto (with appropriate conforming changes), or supplements in form and substance acceptable to the Agent and the Collateral Agent to any such documents delivered on the Closing Date, together with certified copies of each Licensing Agreement, licensor consent, waiver and estoppel certificates executed by CIP, in form and substance satisfactory to the Agent and the Collateral Agent, and all such other instruments, agreements and documents as required to be delivered pursuant to Article V, by the Borrower and the Guarantors, on the Closing Date;

                  (e) if such Subsidiary has issued or is the holder of any Intercompany Borrowing Notes, an Intercompany Note Pledge Agreement in the form attached hereto as Exhibit N-1 (with appropriate conforming changes) executed by the holder of each such Intercompany Borrowing Note, or if such Intercompany Borrowing Notes shall be held by the Borrower or any other Credit Party who has previously executed an Intercompany Note Pledge Agreement, a supplement to or revision of such Intercompany Note Pledge Agreement as the Agent or the Collateral Agent deems necessary for the creation and attachment of a Lien therein in favor of the Collateral Agent for the benefit of the Agent, the Lenders and the holders of the Senior Notes, together with, to the Collateral Agent, the original of each such Intercompany Borrowing Note with undated endorsements or other instruments of transfer duly executed in blank affixed thereto, estoppel notices in form and substance satisfactory to the Agent and the Collateral Agent executed by the issuer of each such Intercompany Borrowing Note, and all such other instruments, agreements and documents as required pursuant to Article V of the Borrower and the Guarantors on the Closing Date;

                  (f) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Collateral Agent and the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, the Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement from the Registrar of such Subsidiary, in form and substance acceptable to the Agent and the Collateral Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record and, to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, conferred under the Pledge Agreements and that such Lien will be reflected on the registry for such

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         Subsidiary  Securities,  (3)  agrees  that it  will  not  register  any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the Collateral Agent and the Agent, in each instance, until it receives notice from the Collateral Agent that all Liens on such Collateral in favor of the Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, have been released or terminated, and (4) agrees that upon receipt of notice from the Collateral Agent or the Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

                  (g) an opinion of counsel to such Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 9.19 and addressed to the Collateral Agent, the Agent, the holders of the Senior Notes and the Lenders, in form and substance reasonably acceptable to the Agent and the Collateral Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7.1(a)); and

                  (h) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.19.

         9.20 Intercompany Advances. (a) If the Borrower, the Parent or any Subsidiary of the Parent or of the Borrower makes any loan or advance to the Parent, or to any Subsidiary of the Parent or of the Borrower, whether in connection with a Permitted Share Repurchase or as a borrowing of funds constituting Indebtedness for Money Borrowed, such loan or advance must be evidenced by an Intercompany Borrowing Note which is subject to the terms of the Intercompany Note Pledge Agreement and shall have been delivered to the Collateral Agent together with undated endorsements or other instruments of transfer duly executed in blank affixed thereto.

         (b) Any intercompany advance or other distribution received by the Parent (as permitted by this Agreement) and not used to finance a Permitted Share Repurchase within thirty (30) days of its receipt shall be contributed immediately thereafter as capital to the Borrower (other than amounts used by the Parent to make cash dividend payments as permitted by Section 10.8).

         9.21 Collateral. The Collateral shall at all times secure payment and performance of the Obligations on a basis which shall not be subordinated to, or be on less than a pari passu basis with, the obligations of the Borrower under the Senior Notes.

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                                    ARTICLE X

                               Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, neither the Borrower nor the Parent will, nor will either permit any Subsidiary to:

         10.1     Financial Covenants.

         (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than (i) $136,223,081 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Parent ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Parent, the sum of (A) the amount of Consolidated Tangible Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Parent ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus
(C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Parent resulting from the issuance, sale or exchange of equity securities or other capital investments.

         (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Four-Quarter Period to be greater than 3.00 to 1.00.

         (c)      Consolidated   Fixed  Charge   Coverage   Ratio.   Permit  the
Consolidated Fixed Charge Coverage Ratio as of the end of any Four-Quarter Period to be less than 1.20 to 1.00.

         10.2 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower, the Parent, or its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Parent or a wholly-owned Subsidiary of the Parent, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Parent or a wholly-owned Subsidiary of the Parent), (iv) if the Cost of Acquisition shall exceed $50,000,000, the Required Lenders shall consent to such Acquisition in their discretion, and (v) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed twenty percent (20%) of Consolidated Total Assets as of the end of the immediately preceding Fiscal Year.

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         10.3     Liens.  Incur,  create or permit to exist any Lien,  charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower, the Parent, or any of their Subsidiaries (except for Transplace.com), other than

                  (a) Liens created under the Security Instruments in favor of the Collateral Agent for the benefit of the Agent and the Lenders and the holders of the Senior Notes, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens arising in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves are being maintained in accordance with GAAP, which Liens are not yet exercisable to effect the sale or seizure of property subject thereto;

                  (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, surety and appeal bonds (not in excess of $5,000,000), contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower, the Parent or any of their Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower, the Parent or any of their Subsidiaries;

                  (f) purchase money Liens to secure Indebtedness permitted under Section 10.4(d); provided that no such Lien shall extend to any property other than the assets purchased with the proceeds of such Indebtedness, and provided further that such Liens shall be permitted only to the extent permitted under the Senior Note Purchase Agreement;

                  (g) Liens arising in connection with Capital Leases permitted under Section 10.4; provided that no such Lien shall extend to any property other than the assets subject

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         to such Capital Leases,  and provided  further that such Liens shall be permitted only to the extent permitted under the Senior Note Purchase Agreement; and

                  (h) Liens on accounts receivable and proceeds thereof arising in connection with the transfer thereof pursuant to a Permitted Receivables Securitization.

         10.4 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6, including without limitation the Senior Notes and the Synthetic Lease Obligations described in clause (i) of the definition of such term; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b)  Indebtedness   owing  to  the  Agent  or  any  Lender  in
         connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness not to exceed an aggregate outstanding principal amount at any time of $25,000,000;

                  (e)  Indebtedness   arising  from  Rate  Hedging   Obligations
         permitted under Section 10.15;

                  (f) Subordinated Indebtedness;

                  (g) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Subsidiary to the Parent or any other Guarantor which (i) in each instance are evidenced by Intercompany Borrowing Notes that have been delivered to the Collateral Agent in compliance with the terms of the Intercompany Note Pledge Agreements and (ii) collectively do not exceed at any time in aggregate principal amount the sum of Revolving Credit Outstandings at such time plus amounts available at such time under the Revolving Credit Facility for borrowing by the Borrower as Revolving Loans;

                  (h) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (g) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (h) shall in no event exceed $5,000,000 at any time;

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                  (i)  Indebtedness  arising in  connection  with any  Permitted
         Receivables Securitization; and

                  (j) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (d), (f) and (h) of this Section 10.4, provided that
         (A) the terms of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that immediately before and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing, and (B) notwithstanding anything in the foregoing to the contrary, any renewal, refunding or refinancing of the Senior Notes, the Synthetic Lease Obligations, or the Permitted Receivables Securitization shall require the consent of the Agent and the Required Lenders.

         10.5 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower, Parent or any Subsidiary of either, other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment or other property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower or the Parent, no longer best used or useful in its business or that of any Subsidiary, (c) dispositions of accounts receivable in connection with a Permitted Receivables Securitization, (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.7, and (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolios of the Borrower, the Parent, and their Subsidiaries.

         10.6 Investments. Purchase, own, invest in (by capital contribution, purchase of equity interest or otherwise) or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder, or securities acquired in connection with a Permitted Share Repurchase;

                  (b) Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in Schedule 8.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (e)  investments in  Subsidiaries  which are  Guarantors  (and
         including   Transplace.com)  and  investments  by  the  Parent  in  the
         Borrower;

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                  (f) loans by the Borrower or any  Subsidiary  to the Parent or to any other Guarantor as described in Section 10.4(g);


                  (g) additional loans, advances and investments not otherwise covered by clauses (a) through (f) above in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

         10.7 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it; provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, (ii) any other Subsidiary of the Parent (other than the Borrower) may merge with the Parent or any other Subsidiary of the Parent, (iii) any other Person may merge into or consolidate with the Borrower or the Parent or any wholly-owned Subsidiary (the Borrower, the Parent or such Subsidiary being the surviving corporation) and (iv) any Subsidiary (other than the Borrower) may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

         10.8 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing, other than (i) Permitted Share Repurchases and (ii) cash dividends declared by the board of directors of the Parent in the ordinary course of business consistent with past practice and paid thereby to its stockholders; provided that the sum of (i) and (ii) from the Closing Date until the Stated Termination Date, shall not exceed the sum of $24,000,000 plus 50% of the Consolidated Net Income for each fiscal quarter commencing September 30, 2000 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such period).

         10.9 Transactions with Affiliates. Other than transactions permitted under Sections 10.6 and 10.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Parent, except (a) that such Persons may render services to the Parent or its Subsidiaries for compensation at substantially the same or more favorable rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Parent or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Parent or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Parent's (or any Subsidiary's) business consistent with past practice of the Parent and its Subsidiaries and upon fair and reasonable terms no less favorable to the Parent (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and all the foregoing shall at all times be applicable with respect to each Licensing Agreement and each Servicing Agreement and the fees payable in connection therewith.

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         10.10  Compliance  with ERISA,  the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower, the Parent or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower, the Parent or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Subsidiary or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or the Parent or any ERISA Affiliate or increase the obligation of the Borrower or the Parent or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or the Parent or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

         10.11    Fiscal Year.  Change its Fiscal Year.

         10.12 Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.7.

         10.13 Limitations on Sales and Leasebacks. Enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower, the Parent or any Subsidiary of either of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower, the Parent or any of their Subsidiaries to such Person or to any other Person to

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whom funds have been or are to be  advanced  by such  Person on the  security of such property or rental obligations of the Borrower, the Parent or any of their Subsidiaries, except for any such arrangements entered into in connection with
(i) the Synthetic Lease Obligations and (ii) the truck and trailer leasing program in an aggregate amount not to exceed in any Fiscal Year the sum of (A) $25,000,000 plus (B) 50% of the aggregate amount of Consolidated Net Income for each fiscal quarter commencing with the fiscal quarter ended September 30, 2000 (such amount reduced by 100% of the amount of any negative Consolidated Net Income during any such fiscal quarter), as presently conducted and disclosed to the Agent and Lenders and hereafter conducted in accordance with such past practices; provided that not later than ten (10) Business Days prior to any additional truck or trailer sale and leaseback occurring after the Closing Date, the Parent and the Borrower shall deliver (i) an adjusted Borrowing Base Certificate giving pro forma effect to such sale and leaseback and (ii) a certificate of an Authorized Representative demonstrating pro forma compliance with the financial covenants contained in Article X, substantially in the form of Exhibit H, the covenant calculations in which shall be determined on a historical pro forma basis as of the Four-Quarter Period most recently ended and shall give pro forma effect to all lease payments incurred, acquired or assumed in connection with such transaction calculated as if all such lease payments had been incurred as of the first day of such Four-Quarter Period.

         10.14 Change of Control. Cause, suffer or permit to exist or occur any Change of Control.

         10.15 Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except (i) pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment or as otherwise agreed by the Borrower and the Agent and (ii) diesel fuel forward purchase contracts, commitments and options entered into in the ordinary course of business, consistent with past practices, and not for speculative purposes.

         10.16 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower, the Parent or any of their Subsidiaries (other than Transplace.com) to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Liens on shares acquired in connection with a Permitted Share Repurchase, Liens on any other shares of "margin stock" as such term is defined in Regulation U (12 CFR Part 221) of the Board, and Liens on accounts receivable transferred in a Permitted Receivables Securitization; provided that the Borrower, the Parent and any of their Subsidiaries may enter into such an agreement in connection with, and that applies only to, property acquired with the proceeds of purchase money Indebtedness permitted hereunder subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         10.17    Compensation; Reimbursement of Expenses.

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of

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         those amounts paid to directors  and  executive  officers of comparable companies engaged in the same general type of business and in similar financial condition;

                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower, the Parent, or any Subsidiary thereof for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower, the Parent or any Subsidiary of either in the ordinary course of business.

         10.18    Change   in   Accountants.    Change  its  independent  public
accountants.

         10.19    Modification  or   Prepayment  of   Indebtedness  and  Certain
Documentation.

                  (a) Amend, modify or change in any manner any term or condition of any Indebtedness described in Section 10.4(a), (d), (f),
         (g), (h), (i) or (j), other than as permitted by Section 10.4(j), or any Subordination Agreement, the Senior Note Purchase Agreement, any Senior Note, the Receivables Purchase Agreement or any other document governing or evidencing a Permitted Receivables Securitization, or any document governing or evidencing Synthetic Lease Obligations, so that the terms and conditions thereof are any less favorable to the Agent and the Lenders than the terms thereof as of the Closing Date or as thereafter initially entered into in compliance with the terms of this Agreement, or amend or modify any Licensing Agreement or Servicing Agreement in any respect such as to diminish any security interest granted to the Collateral Agent therein or in any other Collateral under any of the Security Documents or deprive the Borrower or any Guarantor or other Subsidiary of the Parent as a party to any such Licensing Agreement or Servicing Agreement of any license or right granted thereunder necessary or conducive to the operation of its trucking business;

                  (b) Terminate, or cause, offer or permit to occur the termination of, any of the provisions of the Permitted Receivables Securitization, any of the Licensing Agreements or any of the Servicing Agreements;

                  (c) At any time that the "Fixed Charges Coverage Ratio" as defined in the Senior Note Purchase Agreement (as in effect on the date hereof) is less than or equal to 1.50 to 1.00, repay any Senior Notes or terminate the Senior Note Purchase Agreement without the written consent of the Required Lenders.

         10.20 Partnerships. Become or be a general partner in any general or limited partnership except any partnership holding, solely, all or a portion of the equity interest in Transplace.com.

         10.21 Restrictive Agreements. Enter into or cause, suffer or permit to exist any other agreement or arrangement with any other Person which prohibits, limits or restricts the ability of (i) any Subsidiary of the Parent or of the Borrower to make any payments, directly or indirectly, to the Parent or the Borrower, respectively, by way of dividends, advances, repayments of loans or advances, or other returns on investments, or (ii) any such Subsidiary to make any payment, directly or indirectly, of amounts owing under the Intercompany Notes, to the Borrower or the

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Parent,  or  (iii)  the  Parent  to  make  any  equity  investment  in,  capital contribution to or loan or advance to the Borrower or to any other Subsidiary of the Parent.

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                                   ARTICLE XI

                       Events of Default and Acceleration

         11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III or Article IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 9.7, 9.11, 9.12, 9.19, 9.20 or
         Article X;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower or of the Parent becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to (A) the Senior Notes, (B) the Permitted Receivables Securitization, (C) the Synthetic Lease Obligations, or (D) any other Indebtedness (other than the Loans and other Obligations) of the Borrower, the Parent or any Subsidiary of either in an amount or Rate Hedge Value, as applicable, not

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         less than $2,500,000 in the aggregate  outstanding,  or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in (A) the Senior Note Purchase Agreement, (B) the Receivables Purchase Agreement, (C) any document governing or evidencing the Synthetic Lease Obligations, or (D) any
         agreement   or   instrument   under  or  pursuant  to  which  any  such
         Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of the Parent, or (iii) with respect to any such Rate Hedging Obligation, any termination event shall occur as to which the Borrower, the Parent or any Subsidiary of the Parent is the "affected party" under the agreement or instrument governing such Rate Hedging Obligation, or (iv) any other event of default as specified in any
         agreement   or   instrument   under  or  pursuant  to  which  any  such
         Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower, the Parent or any Subsidiary of either, and such default or event of default or termination shall continue for more than the period of grace, if any, therein specified, or such default or event of default or termination event shall permit the holder of or counterparty to any such Indebtedness (or any agent or trustee acting on behalf of one or more holders or counterparties) to accelerate the maturity of any such Indebtedness or terminate any agreement or instrument governing any such Rate Hedging Obligation; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower, the Parent or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower, the Parent or any Subsidiary of either or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or the Parent or any Subsidiary of either or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or the Parent or any Subsidiary of either or other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or the Parent or any Subsidiary of either or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or the

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         Parent or any Subsidiary of either or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or the Parent or any Subsidiary of either or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $2,000,000 is rendered against the Borrower or the Parent or any Subsidiary of either, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Parent's or either of their Subsidiaries' properties for any amount in excess of $2,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower, the Parent or any Subsidiary of either shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower, the Parent or such Subsidiary for a period of more than 60 days; or

                  (k) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the  following  actions  may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without

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                  the  necessity  of any  action  by the  Agent or the  Required
                  Lenders or notice to the Agent or the Lenders; and

                           (B) the Agent and each of the Lenders  shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, subject to the provisions of Article XII, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies contained herein or in any other Loan Document, or as may be otherwise available at law or in equity.

         11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 No Waiver. No course of dealing between the Borrower or the Parent and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, including amounts allocated and made available by the Collateral Agent to the Agent in respect of the obligations and liabilities of the Credit Parties under the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto

                  (b) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c), and 13.5;


                  (c)  amounts  due to the Agent  pursuant  to  Section  4.6(d);

                  (d) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

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

                  (e) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (f) amounts due to the Issuing Bank, the Agent, the Lenders and others pursuant to Sections 3.2(h), 9.15 and 13.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, including amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

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

                                   ARTICLE XII

                                    The Agent

         12.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates; and

                  (d) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The term "Agent" as used in the Loan Documents shall not connote any fiduciary or other implied obligation under applicable law, and is used solely as a matter of market custom to connote an administrative relationship between independent contracting parties.

         12.2 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the

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Agent receives and accepts an Assignment  and Acceptance  executed in accordance with Section 13.1 hereof. As to any action not expressly mandated by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         12.4 Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5 Indemnification. The Lenders agree to indemnify the Agent and each of its affiliates, and their respective officers, employees and agents (each, an "Agent Indemnitee") (to the extent not reimbursed under Section 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Agent Indemnitees (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by any Agent Indemnitee under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified; provided further, however, that no action or omission taken or occurring at the

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direction of the Required  Lenders shall  constitute  either gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other
Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         12.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

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                                  ARTICLE XIII

                                  Miscellaneous

         13.1 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Revolving Note, and its Revolving Credit Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Revolving Note (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank or as the provider of Swing Line Loans); and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Revolving Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Revolving Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

         (b)      The Agent shall maintain at its address referred to in Section
13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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         (c)      Upon  its receipt of an Assignment and Acceptance  executed by the parties thereto, together with any Revolving Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI and the right of set-off contained in Section 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Revolving Loans and its Revolving Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Revolving Loans or Revolving Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Revolving Loans or Revolving Note, or extending its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Revolving Loans and its Revolving Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower or to the Parent:

                           Covenant Asset Management, Inc.
                           400 Birmingham Highway
                           Chattanooga, Tennessee  37419
                           Attn: Joey B. Hogan
                           Telephone:       (423) 821-1212
                           Telefacsimile: (423) 821-5442


                  (b)      if to the Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-____
                           Telefacsimile:   (704) 386-9923

                           with a copy to:

                           Bank of America, N.A.
                           TN6-300-02-03
                           633 Chestnut Street, 2nd Floor
                           Chattanooga, Tennessee  37450
                           Attention: Sybil Weldon
                           Telephone:       (423) 752-1222
                           Telefacsimile:   (423) 755-0689

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         13.3 Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Parent or the Borrower (other than any such deposits being held in trust for the benefit of any non-Credit Party third parties) against any and all of the obligations of the Parent or the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender or is repaid in whole or in part by such benefited Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         13.5 Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (with limitations as agreed by the Agent) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder, including any costs and expenses paid by the Agent or the Lenders to the Collateral Agent pursuant to Section 5.6 of the Intercreditor Agreement.

         13.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XII or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Lender directly affected thereby, (i) increase the Revolving Credit Commitments or the Letter of Credit Commitments of such Lenders (other than increases in Revolving Credit Commitments effected pursuant to Section 2.1(f)), (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Total Revolving Credit Commitment or of the unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under this Section
13.6 or any other provision of this  Agreement,  or change or amend this Section
13.6 or the definition of Required Lenders, or (v) release any Guarantor or all or substantially all of the Collateral except as expressly contemplated in the Loan Documents; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of (A) Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of America, or (B) of the Issuing Bank as issuer of Letters of Credit shall be effective unless signed in writing by the Issuing Bank, or (C) Bank of America as Agent shall be effective unless signed in writing by Bank of America.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hard copy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

         13.8 Termination. This Agreement shall terminate on the Facility Termination Date, except that (x) those provisions which by the express terms thereof continue in effect notwithstanding the Facility Termination Date, and
(y) obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, shall continue in effect. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, the Agent, the Issuing Bank or any Lender (including the Swing Line Lender) is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason or elects to repay any such amount in good faith settlement of a pending or threatened avoidance claim, (i) this Agreement (including the provisions pertaining to Participations in Letters of Credit, Reimbursement Obligations, and Swing Line Loans) shall continue in full force (or be reinstated, as the case may be) and the Borrower shall be liable to, and shall indemnify and hold the Agent, the Issuing Bank or such Lender harmless for, the amount of such payment surrendered until the Agent, the Issuing Bank or such Lender shall have been finally and irrevocably paid in full, and (ii) in the event any portion of any amount so required to be surrendered by the Agent or the Issuing Bank or the Swing Line Lender shall have been distributed to the Lenders, the Lenders shall promptly repay such amounts to the Agent or the Issuing Bank or the Swing Line Lender on demand therefor. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, the Issuing Bank or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's, the Issuing Bank's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9 Indemnification; Limitation of Liability. (a) Each of the Borrower and the Parent agrees to indemnify and hold harmless the Agent, the Collateral Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Parent or either of their respective directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Borrower and the Parent agrees that no Indemnified Party shall have any liability (whether direct or

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

indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each of the Borrower and the Parent agrees not to assert any claim against the Agent, the Collateral Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (b) The agreements and obligations of the Borrower and the Parent contained in this Section 13.9 shall continue in effect notwithstanding the Facility Termination Date.

         13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         13.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14    Governing Law; Waiver of Jury Trial.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR
         CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TENNESSEE.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE

         BORROWER  OR ANY OF THE  BORROWER'S  PROPERTY OR ASSETS MAY BE FOUND OR
         LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (f) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.


                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                      COVENANT ASSET MANAGEMENT, INC.
WITNESS:

      Not required.                   By:     /s/ Joey B. Hogan
 ----------------------------
                                      Name:   Joey B. Hogan
                                      Title:  Treasurer, Chief Financial Officer
-----------------------------




                                     COVENANT TRANSPORT, INC.
WITNESS:

      Not required.                   By:     /s/ Joey B. Hogan
 ----------------------------
                                      Name:   Joey B. Hogan
                                      Title:  Treasurer, Chief Financial Officer
-----------------------------




                                      BANK OF AMERICA, N.A.,
                                      as Agent for the Lenders


                                      By:    /s/ Susan J. Ryan
                                      Name:  Susan J. Ryan
                                      Title: Vice President

                             Signature Page 1 of 6

                                      BANK OF AMERICA, N.A.


                                      By:    /s/ Sybil H. Weldon
                                      Name:  Sybil H. Weldon
                                      Title: Senior Vice President


                                      Lending Office for Base Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention:  Agency Services
                                            Telephone:        (704) 386-
                                            Telefacsimile:    (704) 386-9923

                                      Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA#  053000196
                                            Account No.: 136 621 225 0600
                                            Reference: Covenant Transport
                                            Attention:  Agency Services

                                      Lending Office for Eurodollar Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina  28255
                                            Attention: Agency Services
                                            Telephone:        (704) 386-
                                            Telefacsimile:    (704) 386-9923

                                      Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA#  053000196
                                            Account No.: 136 621 225 0600
                                            Reference: Covenant Transport
                                            Attention: Agency Services

                             Signature Page 2 of 6

                                      FLEET NATIONAL BANK


                                      By:    /s/ Robert L.Wallace
                                      Name:  Robert L. Wallace
                                      Title: Managing Director


                                      Lending Office for Base Rate Loans:
                                            Fleet National Bank
                                            100 Federal Street, MADE 10008D
                                            Boston, Massachusetts 02110
                                            Attention:  Richard T. Bridge, Jr.
                                            Telephone:  617-434-4082
                                            Telefacsimile:     617-434-4366

                                      Wire Transfer Instructions:
                                            Fleet National Bank
                                            ABA#  011000138
                                            Account No.:  151035166156
                                            Reference: Covenant Transport
                                            Attention:  ________________

                                      Lending Office for Eurodollar Rate Loans:
                                            Fleet National Bank
                                            100 Federal Street, MADE 10008D
                                            Boston, Massachusetts 02110
                                            Attention:  Richard T. Bridge, Jr.
                                            Telephone:  617-434-4082
                                            Telefacsimile:     617-434-4366

                                      Wire Transfer Instructions:
                                            Fleet National Bank
                                            ABA#  011000138
                                            Account No.:  151035166156
                                            Reference: Covenant Transport
                                            Attention:  ________________

                             Signature Page 3 of 6

                                      SUNTRUST BANK


                                      By:    /s/ Renee D. Drake
                                      Name:  Renee D. Drake
                                      Title: Vice President


                                      Lending Office for Base Rate Loans:
                                            SunTrust Bank
                                            201 4th Avenue, 5th Floor
                                            Nashville, Tennessee 37230
                                            Attention:  Leigh Ann Gregory
                                            Telephone:        615-748-5461
                                            Telefacsimile:     615-748-4611

                                      Wire Transfer Instructions:
                                            SunTrust Bank
                                            ABA#  064-000-046
                                            Account No.:  9191004800
                                            Reference: Covenant Transport
                                            Attention:  Participation Desk

                                      Lending Office for Eurodollar Rate Loans:
                                            SunTrust Bank
                                            201 4th Avenue, 5th Floor
                                            Nashville, Tennessee 37230
                                            Attention:  Leigh Ann Gregory
                                            Telephone:        615-748-5461
                                            Telefacsimile:     615-748-4611

                                      Wire Transfer Instructions:
                                            SunTrust Bank
                                            ABA#  064-000-046
                                            Account No.:  9191004800
                                            Reference: Covenant Transport
                                            Attention:  Participation Desk

                             Signature Page 4 of 6

                                      BANK ONE, N.A.


                                      By:    /s/ Kenneth J. Kramer
                                      Name:  Kenneth J. Kramer
                                      Title: Managing Director


                                      Lending Office for Base Rate Loans:
                                            Bank One, N.A.
                                            1 Bank One Plaza, IL1-0634
                                            Chicago, Illinois 60670
                                            Attention:  John Beirne
                                            Telephone:        312-732-3659
                                            Telefacsimile:     312-732-4840

                                      Wire Transfer Instructions:
                                            Bank One, N.A.
                                            ABA#  071-000-013
                                            Account No.:  481152860000
                                            Reference:  Covenant Transport
                                            Attention:  _________________

                                      Lending Office for Eurodollar Rate Loans:
                                            Bank One, N.A.
                                            1 Bank One Plaza, IL1-0634
                                            Chicago, Illinois 60670
                                            Attention:  John Beirne
                                            Telephone:        312-732-3659
                                            Telefacsimile:     312-732-4840

                                      Wire Transfer Instructions:
                                            Bank One, N.A.
                                            ABA#  071-000-013
                                            Account No.:  481152860000
                                            Reference:  Covenant Transport
                                            Attention:  _________________

                             Signature Page 5 of 6

                                      FIRST UNION NATIONAL BANK


                                      By:    /s/ Todd Kidd
                                      Name:  Todd Kidd
                                      Title: Vice President


                                      Lending Office for Base Rate Loans:
                                            First Union National Bank
                                            11th Floor Widener Building
                                            1 South Pennsylvania Square, PA4827
                                            Philadelphia, Pennsylvania 19107
                                            Attention:  Peter Hill
                                            Telephone:        215-973-7050
                                            Telefacsimile:    215-973-6054

                                      Wire Transfer Instructions:
                                            First Union National Bank
                                            ABA#  031201467
                                            Account No.:  145316-5103160
                                            Reference:  Covenant
                                            Attention:  Peter Hill

                                      Lending Office for Eurodollar Rate Loans:
                                            First Union National Bank
                                            11th Floor Widener Building
                                            1 South Pennsylvania Square, PA4827
                                            Philadelphia, Pennsylvania 19107
                                            Attention:  Peter Hill
                                            Telephone:        215-973-7050
                                            Telefacsimile:    215-973-6054

                                      Wire Transfer Instructions:
                                            First Union National Bank
                                            ABA#  031201467
                                            Account No.:  145316-5103160
                                            Reference:  Covenant
                                            Attention:  Peter Hill

                             Signature Page 6 of 6

                                    EXHIBIT A

                        Applicable Commitment Percentages



                                                                     Applicable
                                 Revolving Credit                    Commitment
Lender                              Commitment                       Percentage

Bank of America, N.A.               $30,000,000                     25.0000000 %
SunTrust Bank                       $25,000,000                     20.8333333 %
First Union National Bank           $25,000,000                     20.8333333 %
Fleet National Bank                 $25,000,000                     20.8333333 %
Bank One, N.A.                      $15,000,000                     12.5000000 %

                                    EXHIBIT B

                        Form of Assignment and Acceptance

         Reference is made to the Credit Agreement dated as of December 13, 2000 (the "Credit Agreement") among Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Credit Agreement) and Bank of America, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Note held by the Assignor and requests that the Agent exchange such Revolving Note for new Revolving Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 6.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1



         Percentage interest assigned:                            ________%

         Assignee's Revolving Credit Commitment:                  $_______

         Aggregate outstanding principal amount
           of Revolving Loans assigned:                           $_______

         Principal amount of Revolving Note
           payable to Assignee:                                   $_______

         Principal amount of Revolving Note
           payable to Assignor:                                   $_______

         Effective Date (if other than date
           of acceptance by Agent):                               *_______, ____



                                         [NAME OF ASSIGNOR], as Assignor


                                         By:
                                         Title:

                                         Dated:  ____________________, 20__



                                         [NAME OF ASSIGNEE], as Assignee


                                         By:
                                         Title:

                                         Domestic Lending Office:

                                         Eurodollar Lending Office:

______________________________

    * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 20 _

BANK OF AMERICA, N.A., as Agent


By:
   -------------------------------------
Title:



[Approved this ____ day
of ____________, ____

[NAME OF BORROWER]


By:                                     ]**
   -------------------------------------
Title:

      **   Required if the Assignee  is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

       Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of December 13, 2000 (the "Agreement") among Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), Covenant Transport, Inc., a Nevada corporation (the "Parent"), the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The [Borrower][Parent] hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the [Borrower][Parent] to act as Authorized Representative under the Loan Documents:

     Name and Address                 Office                  Specimen Signature


 __________________________   _________________________  _______________________
 __________________________
 __________________________


 __________________________   _________________________  _______________________
 __________________________
 __________________________


[Borrower][Parent] hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, ____.


                                     [COVENANT ASSET MANAGEMENT, INC.]
                                     [COVENANT TRANSPORT, INC.]


                                     By:________________________________________
                                     Name:______________________________________
                                     Title:_____________________________________

                                   EXHIBIT D-1

                   Form of Borrowing Notice - Revolving Loans

To:      Bank of America, N.A.,
         as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of December 13, 2000 (the "Agreement") among Covenant Asset Management, Inc. (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Revolving Loans of the type and amount set forth below be made on the date indicated:

Type of Revolving Loan     Interest          Aggregate
(check one)                Period(1)         Amount(2)           Date of Loan(3)
 ---------                  ------            ------              ------------

Base Rate Loan:
             Option 1     ______________    _______________     ________________
             Option 2     ______________    _______________     ________________

Eurodollar Rate Loan      ______________    _______________     ________________


-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $1,000,000; unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan.

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

                                     D-1-1

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article
VIII) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full .

                                      COVENANT ASSET MANAGEMENT, INC.


                                      BY:_______________________________________
                                           Authorized Representative


                                      DATE:_____________________________________


                                     D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      Bank of America, N.A.,
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention: Agency Services
         Telefacsimile:  (704)386-9923

         Reference is hereby made to the Credit Agreement dated as of December 13, 2000 (the "Agreement") among Covenant Asset Management, Inc. (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to Bank of America that a Swing Line Loan of the amount set forth below be made on the date indicated:

                     Amount(1)                          Date of Loan

                     __________________                 __________, ____

-----------------------

(1) Must be $100,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default has occurred and is continuing either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VIII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 8.6(a) of the Agreement shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article
VIII) to refer to those financial statements most recently delivered to you pursuant to Section 9.1 of the Agreement (it being understood that any financial

                                     D-2-1
statements delivered pursuant to Section 9.1(b) have not been certified by independent public accountants).

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.


                                      COVENANT ASSET MANAGEMENT, INC.


                                      BY:_______________________________________
                                           Authorized Representative


                                      DATE:_____________________________________


                                     D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      Bank of America, N.A., as Agent
         101 North Tryon Street, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of December 13, 2000 (the "Agreement") among Covenant Asset Management, Inc. (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Agreement), and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

Type of Revolving Loan     Interest          Aggregate
(check one)                Period(1)         Amount(2)           Date of Loan(3)
 ---------                  ------            ------              ------------

Base Rate Loan:
             Option 1     ______________    _______________     ________________
             Option 2     ______________    _______________     ________________

Eurodollar Rate Loan      ______________    _______________     ________________


-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan.


                                      COVENANT ASSET MANAGEMENT, INC.


                                      BY:_______________________________________
                                           Authorized Representative


                                      DATE:_____________________________________

                                   EXHIBIT F-1

                                  Form of Note

                                 Promissory Note
                                (Revolving Loan)

$___________________                                    ___________, ___________

                                                               December __, 2000


         FOR VALUE RECEIVED, COVENANT ASSET MANAGEMENT, INC., a Nevada corporation having its principal place of business located in Chattanooga, Tennessee (the "Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender"), in its
individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of ________________, _____ among the Borrower, Covenant Transport, Inc., a Nevada corporation, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" --all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest thereon evidenced by this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

                                     F-1-1

         This Revolving Note is one of the Revolving Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Revolving Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                   COVENANT ASSET MANAGEMENT, INC.
WITNESS:

____________________________       By:__________________________________________
                                   Name:________________________________________
____________________________       Title:_______________________________________


                                      F-1-2

                                   EXHIBIT F-2

                             Form of Swing Line Note

                                 Promissory Note
                                (Swing Line Loan)

$5,000,000                                                    ________, ________

                                                              _________ __,_____


         FOR VALUE RECEIVED, COVENANT ASSET MANAGEMENT, INC., a Nevada corporation having its principal place of business located in Chattanooga, Tennessee (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Lender"), in its individual capacity, at the office of BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent"), located at 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of ________________, _____ among the Borrower, Covenant Transport, Inc., a Nevada corporation, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" --all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIVE MILLION DOLLARS ($5,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Articles II and IV of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the Default Rate until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Swing Line Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

         Interest hereunder shall be computed on the basis of a 360 day year for the actual number of days in the interest period.

                                     F-2-1

         This Swing Line Note is the Swing Line Note referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         This Swing Line Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law all defenses based on suretyship or impairment of collateral and the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and returned unsatisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Swing Line Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.



                                   COVENANT ASSET MANAGEMENT, INC.
WITNESS:

____________________________       By:__________________________________________
                                   Name:________________________________________
____________________________       Title:_______________________________________


                                     F-2-2

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel



                              December _____, 2000


Bank of America, N.A., as Agent
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

The banks listed on Schedule A hereto

Ladies and Gentlemen:

         We have acted as counsel to Covenant Transport, Inc., a Tennessee corporation ("CTI"), Covenant Asset Management, Inc., a Nevada corporation ("CAM"), Covenant.com, Inc., a Nevada corporation ("Covenant.com"), CIP, Inc., a Nevada corporation ("CIP"), Tony Smith Trucking, Inc., an Arkansas corporation ("Tony Smith"), Southern Refrigerated Transport, Inc., an Arkansas corporation ("SRT"), Harold Ives Trucking Co., an Arkansas corporation ("HITCO"), Terminal Truck Broker, Inc., an Arkansas corporation ("TTB"), and Covenant Transport, Inc., a Nevada corporation (the "Parent"; CTI, CAM, Covenant.com, CIP, Tony Smith, SRT, HITCO, TTB, and the Parent, together, the "Credit Parties"), in connection with (i) the Credit Agreement (the "Credit Agreement"), dated as of December 13, 2000, by and among the Parent, CAM, the banks signatory thereto (the "Banks"), and Bank of America, N.A., as Agent (the "Agent"), and consented to by each of the Credit Parties, and (ii) the other documents executed in connection therewith to which any of the Credit Parties are a party. Terms used herein and not defined herein have their respective defined meanings as set forth in the Credit Agreement and in the Accord (as defined below); provided, however, that in the event of any conflict in the definitions contained in the Credit Agreement (on the one hand) and the Accord (on the other hand), the definitions in the Credit Agreement shall control.

         This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction with the Accord. The law covered by the opinions expressed herein is limited to the federal law of the United States, the law of the State of Nevada, and the law of the State of Tennessee. For purposes hereof, and notwithstanding any contrary choice of law provision therein, we have assumed that the Loan Documents will be governed by the internal laws of the State of Tennessee.

Bank of America, N.A., as Agent
December ____, 2000
Page 2

         In connection with this representation, we have examined copies of fully executed counterparts of the following documents (items (a) through (i) below are collectively referred to herein as (the "Transaction Documents")):

         (a)      the Credit Agreement;

         (b)      the Notes;

         (c)      the Facility Guaranties;

         (d)      the Pledge Agreements;

         (e) the Intercompany Note Pledge Agreements and the Intercompany Notes with endorsements in blank affixed thereto;

         (f) the Certificates (as hereinafter defined), together with stock powers in blank affixed thereto;

         (g)      the Security Instruments;

         (h)      the Intercreditor Agreement; and

         (i)      the Financing Statements (as hereinafter defined).

         We also have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of each of the Credit Parties, (ii) resolutions of the respective Boards of Directors of each of the Credit Parties with respect to the Transaction Documents, and (iii) such other records and documents of the Credit Parties, certificates of officers or other representatives of the Credit Parties, certificates of public officials, and such other documents, certificates, opinions, and records as we have deemed appropriate for the opinions and confirmations herein set forth.

         With your permission in rendering the opinions and confirmations set forth herein, we have relied upon the following assumptions in addition to the assumptions set forth in the Accord, without any investigation or inquiry on our part:

         (i) that the only interest, fees, and other charges contracted for or to be reserved, charged, taken, or paid in connection with the Obligations are those set forth in the Loan Documents, and that all such interest, fees, and charges will be reserved, charged, taken, and applied by the Agent and the Banks solely as described in the Loan Documents; and

         (ii) the accuracy of the records, documents, certificates, and information provided to us, including the representations and warranties in the Transaction Documents.

Bank of America, N.A., as Agent
December ____, 2000
Page 3
         Based upon the foregoing, and subject to the other exceptions, assumptions, and qualifications set forth or incorporated herein by reference, it is our opinion that:

        1. Each of the Credit Parties was duly organized as a corporation, and is existing under the laws of its respective jurisdiction of incorporation as set forth above, and each is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which a failure to be so qualified reasonably would be expected to have a Material Adverse Effect, except as previously disclosed to the Agent in writing, and each has the power and authority to own its properties and carry on its business as now being conducted. For the purposes of the opinion as to corporate existence of each of the Credit Parties under the laws of its respective jurisdiction of incorporation, we have relied with your permission on the certificates of existence attached hereto as Exhibits A-1 through A-9.

        2. Each of the Credit Parties (a) has the corporate power to execute and deliver the Transaction Documents to which it is a party, and to perform its obligations thereunder; (b) has duly authorized the execution and delivery of the Transaction Documents to which it is a party and all performance by it thereunder; and (c) has duly executed and delivered the Transaction Documents to which it is a party.

        3. The execution and delivery by each Credit Party of the Transaction Documents to which it is a party do not, the borrowings under the Credit
Agreement by CAM will not, and performance by each Credit Party of its agreements in each of the Transaction Documents to which it is a party does not, result in any:

         (i) violation of such Credit Party's Articles of Incorporation or Bylaws;

         (ii) violation of any existing federal or state constitution, statute, or, to our knowledge, regulation, rule, or order, to which any Credit Party or its properties is subject;

         (iii) breach of or default under any material written agreement known to us to which any Credit Party or its assets is subject; provided, however, that we express no opinion as to the likelihood that borrowings under the Credit Agreement may result in a breach of, or default under, the financial covenants of the Senior Note Purchase Agreements;

         (iv) creation or imposition of any contractual lien or security interest in, on, or against any Credit Party's assets under any material written agreements known to us, other than under the Transaction Documents; or

         (v) violation of any judicial or administrative decree, writ, judgment, or order to which, to our knowledge, any Credit Party or its assets are subject.

For purposes of this letter, "material written agreements known to us" means the agreements filed as exhibits to the Parent's most recent 10-Q and the Senior Note Purchase Agreement.

Bank of America, N.A., as Agent
December ____, 2000
Page 4
                  4. Each Transaction Document and each Security Instrument executed by any Credit Party is enforceable against such Credit Party in all material respects; provided, however, that our opinion as to the enforceability of such documents is subject to the following qualifications and exceptions: (a) in the case of all Loan Documents to the General Qualifications (including the Bankruptcy and Insolvency exceptions, the Equitable Principle Limitation, and all other applicable Other Common Qualifications) contained in the Accord (the "General Qualifications"); and (b) we express no opinion herein as to the enforceability of any provision in any document which purports to waive any right to trial by jury or select any governing law or forum for litigation.

         5. Based upon our actual knowledge of the operations and affairs of the Credit Parties and except as disclosed in the Credit Agreement, there is no pending or overtly threatened, action, suit, investigation, or proceeding before or by any court, or governmental department, commission, board, bureau, instrumentality, agency, or arbitral authority which calls into question the validity or enforceability of any of the Transaction Documents, or the titles to their respective offices or authority of any officers, members, or partners, as applicable of the Borrower or any other Credit Party or an adverse result in which could reasonably be expected to have a Material Adverse Effect.

         6. Based upon our actual knowledge of the operations and affairs of the Credit Parties, there exists no event, circumstance, or condition (except that we express no opinion to financial reporting or accounting matters) which, immediately upon giving effect to the Transaction Documents, would constitute a Default or Event of Default under the Credit Agreement.

         7. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Transaction Documents, will violate or result in a violation of Section 7 of the Exchange Act or regulation T, U, or X of the Board of Governors of the Federal Reserve System.

         8. The rate or rates of interest provided for in the Transaction Documents, including all late payment charges and any Default Rate or Post-Maturity Rate provided for therein, do not and will not violate or conflict with, or give rise to any defense to payment of the Obligations or to any claim, counterclaim, setoff, or recoupment under, any usury or other law or regulation of the State of Tennessee governing the maximum rate of interest or amount of other charges that may be charged or incurred in transactions or the type contemplated under the Transaction Documents.

         9. No consent, approval, authorization, or other action by, or notice to or filing with, any court or administrative or governmental body of the United States or the State of Tennessee is required in connection with the execution and delivery by any Credit Party of the Transaction Documents to which such Credit Party is a party or the incurrence by any Credit Party of its

Bank of America, N.A., as Agent
December ____, 2000
Page 5

obligations  thereunder,  except  such  consents,   approvals,   authorizations,
registrations, or filings as have been made or obtained and are in full force and effect.

         10. The Collateral Agent, for the benefit of the Agent and the Lenders and the holders of the Senior Notes, shall have perfected its security interest in the Subsidiary Securities and in the Intercompany Notes upon taking delivery of the original stock certificates and stock powers executed in blank and the original Intercompany Notes endorsed (with recourse) over to the Collateral Agent. No filings or recordations are necessary to perfect such security interests, and, assuming the Collateral Agent does not have knowledge of any adverse claim, the security interests as so perfected will have priority over any other consensual security interests in the same securities or notes.

         11. All of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights except rights in favor of each record owner of such Pledged Interest. Except as specified on Schedule B attached hereto, all Pledged Interests constitute "securities" within the meaning of Article 8 of the Uniform Commercial Code, and are represented by the Certificates listed on such Schedule B (the "Certificates"). The stock powers affixed to the Certificates as delivered to you have been duly executed in blank by a duly authorized representative of the pledgor of the related Pledged Interest. Such stock powers conform to the requirements of applicable law and the Organization Documents and Operating Documents of the issuer of the related Pledged Interests with effect that such stock powers are sufficient to permit the sale or transfer of the related Pledged Interests by you in accordance with the terms of the applicable Pledge Agreement, subject to applicable state and federal securities laws.

         12. The endorsements affixed to the Intercompany Notes as delivered to you have been executed in blank by a duly authorized representative of the Borrower. Such endorsements of the Borrower conform to the requirements of applicable law with the effect that such endorsements are sufficient to permit the sale or transfer of the related Intercompany Notes by you in accordance with the terms of the Intercompany Note Pledge Agreements, subject to applicable state and federal securities laws.

         13. The Security Instruments are effective to create a valid security interest in favor of the Collateral Agent for the benefit of the Agent, the Lenders, and the holders of the Senior Notes in the Collateral described therein.

         14. The Uniform Commercial Code Financing Statements on Form UCC-1 described on Schedule C attached hereto (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number, and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on Schedule C with the effect that, upon such filing, the Collateral Agent shall have a duly perfected security interest in all the Collateral described in the Security Instruments to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions.

Bank of America, N.A., as Agent
December ____, 2000
Page 6

         Based upon the foregoing, and subject to the other exceptions, assumptions, and qualifications set forth or incorporated by reference herein, and noting in particular that we do not serve as litigation counsel to any of the Credit Parties, we inform you that we are aware of only the actions or proceedings pending against the Parent or CAM that are listed on Schedule 8.10 to the Credit Agreement. Based upon management's descriptions of such actions, we do not believe such actions or proceedings would be likely, individually or in the aggregate, to have a Materially Adverse Effect upon CAM and Parent, taken as a whole. We are not aware of any overtly threatening written communication.

                  The opinions expressed herein are matters of professional judgment and not a guarantee of result. This opinion letter is solely for the information of the addressee and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filed with any governmental entity or provided to any other person without our prior written consent. Other than the addressee, no one is entitled to rely upon this opinion. The opinion is based upon the law and our knowledge of the facts as of the date hereof. We assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                          Very truly yours,

                                          SCUDDER LAW FIRM, P.C., L.L.O.



                                          By:___________________________________
                                               Mark A. Scudder, Principal

MAS:lkh
Enclosure

                                   SCHEDULE A

Bank of America, N.A.
Bank of America Corporate Center
Charlotte, North Carolina 28255-0065

First Union Securities, Inc.
150 4th Avenue North, Suite 200
Nashville, TN 37219

Bank One
1 Bank One Place
Mail Suite IL 1-0324
Chicago, IL 60670

SunTrust Bank
6410 Popler Ave., Suite 320
Memphis, TN 38119

Fleet National Bank
100 Federal Street
Transportation Division, MA DE 10008D
Boston, MA 02110

                                   SCHEDULE B
                                  CERTIFICATES

                                   SCHEDULE C
                              FINANCING STATEMENTS

                            EXHIBITS A-1 THROUGH A-9

                                    EXHIBIT H

                             Compliance Certificate

Bank of America, N.A.,
as Agent
101 North Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

Bank of America, N.A.,
as Agent
TN6-300-02-03
633 Chestnut Street, 2nd Floor
Chattanooga, Tennessee  37450
Attention: Sybil Weldon
Telephone:        (423) 752-1222
Telefacsimile:    (423) 755-0689


         Reference is hereby made to the Credit Agreement dated as of December 13 2000 (the "Agreement") among Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.       Calculations:

a.       Consolidated Tangible Net Worth (Section 10.01(a))

         Consolidated Tangible Net Worth:                      $________________

         Required Tangible Net Worth shall not be less than $136,223,081 at any time during the Fiscal Quarter which contains the Closing Date.

         Thereafter, for each Fiscal Quarter, at no time shall Consolidated Tangible Net Worth be less than the sum of:

         (a)      Minimum Consolidated Net Worth               $________________
                  Required for previous Fiscal Quarter

         (b)      50% of Consolidated Net Income               $________________
                  for Fiscal Quarter

         (c)      100% of the net proceeds of                  $________________
                  any equity issuance during
                  Fiscal Quarter

         (d)      Total: sum of (a) plus (b) plus (c)          $________________


b.       Consolidated Leverage Ratio (Section 10.01(b))

         The ratio of Consolidated Total Adjusted Indebtedness (determined as at such date) to (ii) Consolidated EBITDAR shall not exceed 3.00 to 1.00, calculated at the end of each Four Quarter Period.

         (a)   Consolidated Total Adjusted Indebtedness        $________________
               With respect to the Parent and its Subsidiaries,
                   i.      Obligations under Capital Leases    $__________
                   ii.     Amounts outstanding under Permitted
                           Receivables Securitizations         $__________
                   iii.    Synthetic Lease Obligations         $__________
                   iv.     Amounts outstanding under Senior
                           Notes                               $__________
                   v.      Subordinated Indebtedness           $__________
                   vi.     Other Indebtedness for Money
                           Borrowed                            $__________
                   vii.    Present value of Consolidated
                           Lease Payments                      $__________
                   viii.   Contingent Obligations (Guaranties) $__________

                   TOTAL:  [i + ii +iii+ iv + v + vi +
                                            vii + viii] =      $__________


         (b)   Consolidated EBITDAR                            $
                                                                ================
                   i.      Consolidated Net Income             $__________
                   ii.     Consolidated Interest Expense       $__________
                   iii.    Taxes on income                     $__________
                   iv.     Depreciation                        $__________
                   v.      Amortization                        $__________
                   vi.     Consolidated Lease Payments         $__________

                   TOTAL:  [i + ii +iii+ iv + v + vi] =        $__________

         (c)   Actual Ratio of (a) to (b)                      $________________

                           Maximum Ratio: 3.00 to 1.00
                     --------------------------------------

c.       Consolidated Fixed Charge Coverage Ratio (Section 10.01(c))

         The ratio of (i) Consolidated EBITDAR for such period less (without duplication) taxes on income paid in cash during such period, to (ii) the sum of Consolidated Fixed Charges for such period plus twenty-five percent (25%) of Revolving Credit Outstandings as of the date of computation shall not be less than 1.20 to 1.00, calculated at the end of each Fiscal Quarter.

         (a)  Consolidated EBITDAR (from (b) above)            $________________
         (b)  Taxes on income paid in cash                     $________________
         (c)  (a) minus (b)                                    $________________

         (d)  Consolidated Fixed Charges                       $________________
                 i.   Consolidated Interest Expense            $________________
                 ii.  Current maturities of
                      Consolidated Indebtedness                $________________
                 iii. Consolidated Lease Payments
         $________________
                      TOTAL: [i + ii +iii] =
         $________________


         (e)     25% times Revolving Credit Outstandings       $________________
         (f)     (d) plus (e)                                  $________________
         (c)     Actual Ratio of (c) to (f)                    $________________


                           Minimum Ratio: 1.20 to 1.00
                     --------------------------------------


d.       Restricted Payments (Section 10.8)

         The sum of the aggregate amount of Permitted Share Repurchases plus the aggregate amount of cash dividends declared by the board of directors of the Parent and paid thereby to its stockholders from the Closing Date until the Stated Termination Date shall not exceed [$20,000,000] plus [50]% of Consolidated Net Income for each Fiscal Quarter commencing [__________] (as reduced by 100% of the amount of any negative Consolidated Net Income during any such period).


         (a)     Permitted Share Repurchases                   $________________
                 (aggregate amount since Closing Date)

         (b)     Permitted cash dividends by Parent            $________________
                 (aggregate amount since Closing Date)

         (c)     Sum of (a) plus (b)                           $________________


         (d)     $20,000,000                                   $20,000,000

         (e)     50% of the total aggregate amount of          $________________
                 Consolidated Net Income for each
                 Fiscal Quarter ending since the
                 Closing Date

         (f)     100% of the total aggregate amount of         $________________
                 negative Consolidated Net Income for
                 each Fiscal Quarter ending since the
                 Closing Date

         (g)     Sum of (d) plus (e), less (f)                 $________________


         Amount in (c) shall not exceed, at any time, the amount in (g).

2.       No Default

                  A. Since __________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default
         specified  in  Article  XI  of  the   Agreement  has  occurred  and  is
         continuing.

                  B. If a Default or Event of Default has occurred since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default: ____________________________________________________.
                  (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 9.1 of the Agreement.


IN WITNESS WHEREOF, I have executed this Certificate this _____ day of __________, ____.


                                       By:______________________________________
                                               Authorized Representative

                                      Name:_____________________________________

                                      Title:____________________________________

                                   EXHIBIT I-1

                        Form of Parent Guaranty Agreement


                                  See attached.

                                     I-1-1

                            PARENT GUARANTY AGREEMENT

                             Dated December 13, 2000

                  THIS PARENT GUARANTY AGREEMENT (this "Guaranty") made by COVENANT TRANSPORT, INC., a Nevada corporation (the "Guarantor"), in favor of the financial institutions signatory to the Credit Agreement referenced below as lenders and any assignees which may become "Lenders" as provided therein (collectively, the "Lenders"), the Lenders that may serve from time to time as the "Issuing Bank" under said Credit Agreement (the "Issuing Bank"), and Bank of America, N.A., as Agent under said Credit Agreement (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), a wholly-owned subsidiary of the Guarantor, has entered into a certain Credit Agreement, dated of even date herewith, with the Guarantor, the Lenders signatories thereto, the Issuing Bank, and the Agent (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), pursuant to which the Lenders, the Issuing Bank and the Agent have agreed to provide a revolving credit and letter of credit facility for the benefit of the Borrower;

                  WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Lenders, the Issuing Bank, and the Agent was the obligation of the Parent to enter into this Guaranty Agreement, and the Lenders, the Issuing Bank and the Agent are unwilling to make Loans, to purchase participations in the Letters of Credit and to issue Letters of Credit, unless the Guarantor guarantees the payment and performance of each and every one of the Obligations;

                  WHEREAS, the Subsidiaries of the Parent have separately entered into a Subsidiary Guaranty Agreement dated as of December 13, 2000, in favor of the Lenders, the Issuing Bank and the Agent, guaranteeing payment and performance of the Obligations under the Credit Agreement;

                  WHEREAS, the Guarantor has agreed to enter into this Guaranty in order to ensure the benefits of the credit to be provided to the Borrower under the Credit Agreement, and will materially benefit from the Loans and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

                  NOW, THEREFORE, in order to induce the Lenders to make Loans and to purchase participations in Letters of Credit and to induce the Issuing Bank to issue Letters of Credit and to induce the Agent to perform its duties as Agent, all as provided under the Credit Agreement, and for other good and valuable consideration received by the Guarantor, the parties hereto agree as follows:

                                   ARTICLE I.

                                  THE GUARANTEE

                  1.01. The Guarantee.  The Guarantor hereby unconditionally and irrevocably, guarantees to the Lenders, the Issuing Bank and the Agent, and any transferee, in whole or in part, of the Obligations or this Guaranty (collectively, the "Guaranteed Parties" and each, individually, a "Guaranteed Party"), the full and prompt payment and performance of all the Obligations and all costs, charges and expenses (including reasonable attorneys' fees) incurred or sustained by such Guaranteed Party in enforcing the obligations of the Guarantor hereunder. If any portion of the Obligations is not paid when due, whether at stated maturity, by acceleration or otherwise, the Guarantor unconditionally and irrevocably hereby agrees to and will pay same when due, without resort by the Guaranteed Parties to any other person or party. The obligation of the Guarantor to the Guaranteed Parties hereunder is primary, absolute, and unconditional, except as may be specifically set forth herein. The Guarantor hereby acknowledges that this Guaranty is a guaranty of payment and not of collection and that the liability of the Guarantor under this Guaranty shall be immediate and primary and shall not be contingent upon the exercise or enforcement by the Guaranteed Parties, or any of them, of any remedies the Guaranteed Parties may have against the Borrower or any other person or the enforcement of any lien or realization of any collateral any Guaranteed Party may at any time possess for any of the Obligations. The Guarantor's obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Second Amended and Restated Parent Stock Pledge and Security Agreement dated as of the date hereof, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Guarantor shall grant or convey to the Collateral Agent for the benefit of the Agent, the Lenders, the Issuing Bank, and the holders of the Senior Notes a Lien in, or pursuant to which any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

                  1.02.  Guarantee Unconditional.

                  (a) This Guaranty is continuing in nature and shall be effective with respect to the full amount of all outstanding Obligations, now existing or hereafter made or extended, regardless of the amount. The Guarantor acknowledges and agrees that the number and amounts of outstanding Obligations may fluctuate from time to time hereafter, and that the Borrower may make payments to, and reborrow from, the Guaranteed Parties from time to time hereafter. The Guarantor expressly agrees that this Guaranty shall continue in full force and effect notwithstanding such fluctuations and payments, regardless of any invalidity of the underlying obligations and whether or not any Obligations are outstanding at any particular time, until the occurrence of the Facility Termination Date.

                  (b) The Guarantor hereby waives notice of the Guaranteed Parties' acceptance of this Guaranty and the creation, extension or renewal of the Revolving Credit or Letter of Credit

Commitments, or of any Loan, Letter of Credit, Reimbursement Obligation or other Obligation. The Guarantor hereby consents and agrees that, at any time or times, without notice to or further approval from any Guarantor, and without in any way affecting the obligations of the Guarantor hereunder, the Guaranteed Party may, with or without consideration (i) release, compromise with, or agree not to sue, in whole or in part, the Borrower, the Guarantor or any other obligor, guarantor, endorser or surety on any Loan, Letter of Credit, Reimbursement Obligation or other Obligation, (ii) renew, extend, accelerate, or increase or decrease the principal amount of any Revolving Credit or Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, either in whole or in part, (iii) amend, waive, or otherwise modify any of the terms of any Revolving Credit or Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, or of any Security Instrument, Loan Document, mortgage, deed to secure debt, deed of trust, security agreement, or other undertaking of the Borrower or any other obligor, endorser, guarantor or surety in connection with any Revolving Credit or Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, and (iv) apply any payment received from the Borrower or from any other obligor, guarantor, endorser or surety on any Loan, Reimbursement Obligation or other Obligation to any of the liabilities of the Borrower or of such other obligor, guarantor, endorser, or surety which such Guaranteed Party may choose.

                  (c) The Guarantor hereby consents and agrees that any Guaranteed Party may at any time or times, either with or without consideration, surrender, release or receive any property or other collateral of any kind or nature whatsoever held by it or for its account securing any Loan, Reimbursement Obligation or other Obligation, or substitute any collateral so held by such Guaranteed Party for other collateral of like or different kind, without notice to or further consent from the Guarantor, and such surrender, receipt, release or substitution shall not in any way affect the obligations of the Guarantor hereunder. Any Guaranteed Party shall have full authority to adjust, compromise, and receive less than the amount due upon any such collateral, and may enter into any accord and satisfaction agreement with respect to the same as such Guaranteed Party may deem advisable without affecting the obligations of the Guarantor hereunder. No Guaranteed Party shall be under any duty to undertake to collect upon such collateral or any part thereof, and the Guarantor's obligations hereunder shall not be affected by any Guaranteed Party's alleged negligence or mistake in judgment in handling, disposing of, obtaining, or failing to collect upon or perfect a security interest in, any such collateral.

                  1.03. Waiver. The Guarantor hereby waives presentment, demand, protest, and notice of dishonor of any of the liabilities guaranteed hereby. No Guaranteed Party shall have any duty or obligation (i) to proceed or exhaust any remedy against the Borrower, any other obligor, guarantor, endorser, or surety on any Loan, Reimbursement Obligation or other Obligation, or any security held by any Guaranteed Party for any Loan, Reimbursement Obligation or other Obligation, or (ii) to give any notice whatsoever to the Borrower, the Guarantor, or any other obligor, guarantor, endorser, or surety on any Loan, Reimbursement Obligation or other Obligation, before bringing suit, exercising rights to any such security or instituting proceedings of any kind against the Guarantor, or the Borrower, and the Guarantor hereby waives any requirement for such actions by any Guaranteed Party. The Guarantor agrees that each Guaranteed Party shall have a Lien for all the Guarantor's obligations hereunder upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Guaranteed Party or otherwise in the possession or control of such Guaranteed Party for any purpose (other than solely for safekeeping or in its capacity as a trustee) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Guaranteed Party, whether now existing or hereafter established, and hereby authorizes each Guaranteed Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's obligations to the Guaranteed Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 1.03, all remittances and property shall be deemed to be in the possession of a Guaranteed Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  1.04. Subordination. Until the occurrence of the Facility Termination Date, the Guarantor hereby unconditionally subordinates in right of payment all present and future debts, liabilities, and obligations now or hereafter owing to the Guarantor (i) of the Borrower, to the payment in full of the Borrower's Obligations, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the obligations of such obligated guarantor owing to any Guaranteed Party and arising under the Loan Documents, and (iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Guaranteed Party and arising under the Loan Documents, provided, however, that the Guarantor may receive payment of any such debts, liabilities or obligations so long as no Event of Default shall have occurred and be continuing under the Credit Agreement or hereunder. All monies received from the Borrower or for its account by the Guarantor with respect to such debts, liabilities or obligations after the occurrence and during the continuance of an Event of Default under the Credit Agreement or hereunder shall be received in trust for the Guaranteed Parties, and promptly upon receipt be paid over to the Agent upon its request until the Obligations are fully paid, satisfied and performed, all without prejudice to and without in any way affecting the obligations of the Guarantor hereunder.

                  1.05. Waiver of Subrogation. The Guarantor hereby waives to the fullest extent possible as against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of the Guarantor's performance of its obligations to the Guaranteed Parties under this Guaranty. The preceding waiver is intended by the Guarantor and the Guaranteed Parties to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by the Guarantor against the Borrower or its assets that arise out of the Guarantor's having made any payment to any Guaranteed Parties with respect to any of the Borrower's liabilities guaranteed hereunder.

                  1.06. Bankruptcy of Borrower. Upon the bankruptcy of the Borrower, no Guaranteed Party's rights hereunder shall be affected or impaired by its omission to prove all or any portion of its claim, and the Guaranteed Parties may in their discretion value or refrain from valuing any security held by them without in any way releasing, reducing or otherwise affecting the Guarantor's obligations hereunder. Until the occurrence of the Facility Termination Date, the

Guaranteed Parties shall have the right to include in their claim the amount of all claims of the Guarantor against the Borrower and to receive the full amount of all distributions in respect thereto, such distributions being hereby assigned and transferred to the Guaranteed Parties. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the liabilities hereby guaranteed are rescinded or must otherwise be returned or restored by the Guaranteed Parties upon the insolvency or bankruptcy of the Borrower, the Guarantor or any other obligor, guarantor, endorser or surety on the Loans, the Reimbursement Obligations or any other Obligations, all as though such payment had not been made.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

                  2.01 Reaffirmation of Credit Agreement. In order to induce the Guaranteed Parties to accept this Guaranty, to issue their Revolving Credit and Letter of Credit Commitments, to make Loans, to purchase participations in Letters of Credit, and to issue Letters of Credit, all as provided in the Credit Agreement, the Guarantor hereby repeats and reaffirms the Representations and Warranties contained in the Credit Agreement to the extent that any such representation or warranty relates to the Guarantor or any of its Subsidiaries, as of the date of this Guaranty and as of each subsequent date that such Representations and Warranties are deemed repeated pursuant to the Credit Agreement.

                  2.02. Survival. All representations and warranties under this Guaranty shall survive the execution and delivery of this Guaranty, and all investigation and inquiry by the Guaranteed Parties.

                                  ARTICLE III.

                                EVENTS OF DEFAULT

                  3.01. Events of Default. Each of the following shall constitute an "Event of Default," unless waived by the Agent in writing, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Guarantor, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) The Guarantor shall default in the payment, observance or performance of any obligation hereunder; or

                  (b) An "Event of Default" under and as defined in the Credit Agreement or under any other Loan Document shall have occurred and be continuing.

                  3.02. Remedies. If any Event of Default shall have occurred and be continuing, the Agent, for itself and on behalf of the Lenders and the Issuing Bank, in addition to enforcing all other rights and remedies available to it under Applicable Law, under the Loan Documents and otherwise, may accelerate the Obligations and call upon this Guaranty. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

                                   ARTICLE IV.

                                  MISCELLANEOUS



                  4.01. Rights Cumulative. This Guaranty is in addition to, and is not intended to supersede or be a substitute for any other suretyship agreement or instrument that the Guaranteed Parties may hold in connection with the Loans, the Reimbursement Obligations or the other Obligations.

                  4.02 Attorney-in-Fact. To the extent permitted by law, the Guarantor hereby appoints the Agent, for the benefit of the Guaranteed Parties, as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

                  4.03. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

                  4.04. Entire Agreement. This Guaranty contains the entire agreement between the parties relating to the subject matter hereof, and no provision hereof may be waived or modified except by a writing executed by the Guarantor and the Agent, on behalf of the Lenders, the Issuing Bank and the other Guaranteed Parties. There is no understanding that any Person other than the Guarantor shall execute this Guaranty. The Guarantor's execution of this Guaranty was not based upon any facts or materials provided by the Guaranteed Parties, nor was the Guarantor induced to execute this Guaranty by any representation, statement or information made or furnished by the Agent, any Issuing Bank or any Lender. The Guarantor further acknowledges and agrees that the Guarantor assumes sole responsibility for independently obtaining any information or reports deemed necessary in reaching any decision to execute this Guaranty.

                  4.05. General Unsecured Claims. Except as otherwise provided herein or in any Security Instrument, from the date hereof until the occurrence of the Facility Termination date, the Guarantor shall ensure that at all times the claims of the Guaranteed Parties hereunder against the Guarantor will rank at least pari passu with the claims of all its other creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application.

                  4.06. Waivers. The failure or forbearance of any Guaranteed Party on any occasion to exercise any rights or remedies hereunder or otherwise granted to it by law or another agreement shall not affect the obligations of the Guarantor hereunder and shall not constitute a waiver of such right or remedy or preclude the later or further exercise thereof. Time is of the essence of this Guaranty and the Guarantor's obligations hereunder.

                  4.07. Notices. Any notice or demand which any Guaranteed Party may be required to give to the Guarantor may be served, at such Guaranteed Party's option, on the Guarantor in person, by telecopy or by sending the same by reputable overnight courier or by registered or certified mail, addressed to the address of the Guarantor indicated on the signature page hereof or at such other address as the Guarantor shall specify by written notice delivered to such Guaranteed Party. Any notice in person, by telecopier or by such courier, shall be effective when received at the address set forth below. Any notice by mail shall be deemed to have been received on the fifth Business Day following that on which it is mailed.

                  4.08. Successors and Assigns. This Guaranty shall bind and inure to the benefit of the successors of the Guarantor and the successors and assigns of the Guaranteed Parties.

                  4.09. Severability of Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty or the application of such provision to the other Persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the full extent permitted by law.

                  4.10. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

                  4.11. Governing Law; Judicial Proceedings; Waiver of Jury Trial. (a) This Guaranty and the rights and obligations of the Guarantor hereunder shall be construed in accordance with, and be governed by, the laws (without giving effect to the conflict of law principles thereof) of the State of Tennessee.

                  (b) ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE GUARANTOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES (WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO

THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.07, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST THE LENDERS, THE ISSUING BANK OR THE AGENT, INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE. THE GUARANTOR, THE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF THE GUARANTOR'S OBLIGATIONS HEREUNDER OR THEREUNDER.

                  4.12. Limitation of Liability. None of the Guaranteed Parties, nor any affiliates thereof, shall have any liability with respect to, and EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT DAMAGES) SUFFERED BY THE GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                  4.13. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in the Credit Agreement or any other Loan Document, the Guarantor agrees to indemnify and hold harmless each Guaranteed Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.13 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                  4.14. Captions. Captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

                  4.15 Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Obligations guaranteed hereby (unless otherwise agreed in writing by such Lender), and Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Guaranteed Party hereunder.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                  IN  WITNESS  WHEREOF,   Guarantor  has  executed  this  Parent
Guaranty Agreement, as of the date first above written.

                                       GUARANTOR:


                                       COVENANT TRANSPORT, INC., a
                                       Nevada corporation


                                       By: __________________________
                                       Title: ______________________


                                       Address for Notices:
                                       400 Birmingham Highway
                                       Chattanooga, Tennessee  37404

                                       Telecopier No.:  (423) 821-5442
                                       Telephone No.:   (423) 821-1212

                                       Attention:   Joey B. Hogan
                                                    Treasurer

                                   EXHIBIT I-2

                      Form of Subsidiary Guaranty Agreement


                                  See attached.


                                     I-2-1

                          SUBSIDIARY GUARANTY AGREEMENT

                             Dated December 13, 2000

                  THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty") made by the corporations executing the signature page of this Agreement as Guarantors (each a "Guarantor" and collectively as "Guarantors"), in favor of the financial institutions signatory to the Credit Agreement referenced below as lenders and any assignees which may become "Lenders" as provided therein (collectively, the "Lenders"), the Lenders that may serve from time to time as the "Issuing Bank" under said Credit Agreement (the "Issuing Bank"), and Bank of America, N.A., as Agent under said Credit Agreement (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Covenant Asset Management, Inc., a Nevada corporation (the "Borrower") has entered into a certain Credit Agreement, dated of even date herewith, with Covenant Transport, Inc., a Nevada corporation (the "Parent"), the Lenders signatories thereto, the Issuing Bank, and the Agent (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), pursuant to which the Lenders, the Issuing Bank and the Agent have agreed to provide a revolving credit and letter of credit facility for the benefit of the Borrower;

                  WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Lenders, the Issuing Bank, and the Agent was the obligation of the Borrower and the Parent to cause each Guarantor to enter into this Guaranty Agreement, and the Lenders, the Issuing Bank and the Agent are unwilling to make Loans, to purchase participations in the Letters of Credit and to issue Letters of Credit, unless the Guarantors guarantee the payment and performance of each and every one of the Obligations;

                  WHEREAS, the Parent has separately entered into a Parent Guaranty Agreement dated as of December 13, 2000, in favor of the Lenders, the Issuing Bank and the Agent, guarantying payment and performance of the Obligations under the Credit Agreement;

                 WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Parent and a member, along with the Borrower, of the Parent's consolidated group of companies, and the making of the Loans and other extensions of credit under the Credit Agreement will enhance the overall financial strength and stability of the Parent's consolidated group of companies, including the Borrower and the Guarantors;

                  WHEREAS, the Guarantors have agreed to enter into this Guaranty in order to ensure the benefits of the credit to be provided to the Borrower under the Credit Agreement;

                  NOW, THEREFORE, in order to induce the Lenders to make Loans and to purchase participations in Letters of Credit and to induce the Issuing Bank to issue Letters of Credit and to induce the Agent to perform its duties as Agent, all as provided under the Credit Agreement, and for other good and valuable consideration received by the Guarantors, the parties hereto agree as follows:

                                   ARTICLE I.

                                  THE GUARANTEE

                  1.01. The Guarantee. (a) Each Guarantor hereby unconditionally and irrevocably, and jointly and severally, guarantees to the Lenders, the Issuing Bank and the Agent, and any transferee, in whole or in part, of the Obligations or this Guaranty (collectively, the "Guaranteed Parties" and each, individually, a "Guaranteed Party"), the full and prompt payment and performance of all the Obligations and all costs, charges and expenses (including reasonable attorneys' fees) incurred or sustained by such Guaranteed Party in enforcing the obligations of the Guarantors hereunder. If any portion of the Obligations is not paid when due, whether at stated maturity, by acceleration or otherwise, each Guarantor unconditionally and irrevocably, and jointly and severally, hereby agrees to and will pay same when due, without resort by the Guaranteed Parties to any other person or party. The obligation of each Guarantor to the Guaranteed Parties hereunder is primary, absolute, unconditional, joint and several, except as may be specifically set forth herein. Each Guarantor hereby acknowledges that this Guaranty is a guaranty of payment and not of collection and that the liability of each Guarantor under this Guaranty shall be immediate and primary and shall not be contingent upon the exercise or enforcement by the Guaranteed Parties, or any of them, of any remedies the Guaranteed Parties may have against the Borrower or any other person or the enforcement of any lien or realization of any collateral any Guaranteed Party may at any time possess for any of the Obligations. The Guarantors' obligations hereunder are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Second Amended and Restated Guarantor Stock Pledge and Security Agreement, the Intercompany Note Pledge Agreement, the Guarantor
Security Agreement, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Guarantor shall grant or convey to the Collateral Agent for the benefit of the Agent, the Lenders, the Issuing Bank and the holders of the Senior Notes a Lien in, or pursuant to which any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, modified or supplemented from time to time.

                  (b) It is the intention of the Guarantors and the Guaranteed Parties that each Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount (the "Maximum Guaranty Liability") permitted by applicable federal bankruptcy, state insolvency, fraudulent conveyance or transfer or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, such Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This section is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent permitted by Applicable Law, and none of the Guarantors nor any other Persons shall have any right or claim under this section that would not otherwise be available under Applicable Law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranty Liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder.

                  (c) If and to the extent that any Guarantor shall, under this Guaranty make a payment (a "Guarantor Payment") of all or any portion of the Obligations, then such Guarantor shall be entitled to contribution and indemnification from, and shall be reimbursed by, each of the other Guarantors (collectively the "Contributing Guarantors") in an amount, for each such Contributing Guarantor, equal to a fraction of such Guarantor Payment, the numerator of which fraction is such Contributing Guarantor's Allocable Amount of such Guarantor Payment and the denominator of which is the sum of all of the Allocable Amounts of such Guarantor Payment of all of the Contributing Guarantors. As of any date of determination thereof and with respect to any Guarantor Payment, the "Allocable Amount" of each Contributing Guarantor shall be equal to the maximum amount of liability which could be asserted against such Contributing Guarantor under this Guaranty with respect to such Guarantor Payment without (i) rendering such Contributing Guarantor insolvent, (ii) leaving such Contributing Guarantor with unreasonably small capital to conduct its business, or (iii) causing such Contributing Guarantor to have incurred debts beyond its ability to pay such debts as they mature. As used in this
Section 1.01(c), the terms "insolvent" and "unreasonably small capital" shall be determined in accordance with Applicable Laws. This Section 1.01(c) is intended only to define the relative rights and obligations of the Guarantors with respect to any and all Guarantor Payments, and nothing set forth in this Section 1.01(c) is intended to or shall otherwise modify, affect or impair the obligations of the Guarantors, jointly and severally, to pay any or all of the Obligations as and when the same shall become due and payable in accordance with the terms of this Guaranty. Each of the Guarantors hereby acknowledges that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Guarantor to which such contribution and indemnification is owing hereunder. The agreements contained in this Section 1.01(c) shall continue in full force and effect and may not be terminated or otherwise revoked by any Guarantor until all of the Obligations have been indefeasibly paid in full, all Commitments have terminated or expired, all Letters of Credit have been returned for cancellation, and the Credit Agreement and the other Loan Documents shall have been terminated in accordance with the terms thereof.

                  1.02.    Guarantee Unconditional.

                  (a) This Guaranty is continuing in nature and shall be effective with respect to the full amount of all outstanding Obligations, now existing or hereafter made or extended, regardless of the amount. Each Guarantor acknowledges and agrees that the number and amounts of outstanding Obligations may fluctuate from time to time hereafter, and that the Borrower may make payments to, and reborrow from, the Guaranteed Parties from time to time hereafter. Each Guarantor expressly agrees that this Guaranty shall continue in full force and effect notwithstanding such fluctuations and payments, regardless of any invalidity of the underlying obligations and whether or not any Obligations are outstanding at any particular time, until the occurrence of the Facility Termination Date.

                  (b) Each Guarantor hereby waives notice of the Guaranteed Parties' acceptance of this Guaranty and the creation, extension or renewal of the Revolving Credit and Letter of Credit Commitments, or of any Loan, Letter of Credit, Reimbursement Obligation or other Obligation. Each Guarantor hereby consents and agrees that, at any time or times, without notice to or further approval from any Guarantor, and without in any way affecting the obligations of any Guarantor hereunder, the Guaranteed Party may, with or without consideration
(i) release, compromise with, or agree not to sue, in whole or in part, the Borrower, any Guarantor or any other obligor, guarantor, endorser or surety on any Loan, Letter of Credit, Reimbursement Obligation or other Obligation, (ii) renew, extend, accelerate, or increase or decrease the principal amount of any Revolving Credit and Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, either in whole or in part, (iii) amend, waive, or otherwise modify any of the terms of any Revolving Credit and Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, or of any Security Instrument, Loan Document, mortgage, deed to secure debt, deed of trust, security agreement, or other undertaking of the Borrower or any other obligor, endorser, guarantor or surety in connection with any Revolving Credit and Letter of Credit Commitment, Loan, Letter of Credit, Reimbursement Obligation or other Obligation, and (iv) apply any payment received from the Borrower or from any other obligor, guarantor, endorser or surety on any Loan, Reimbursement Obligation or other Obligation to any of the liabilities of the Borrower or of such other obligor, guarantor, endorser, or surety which such Guaranteed Party may choose.

                  (c) Each Guarantor hereby consents and agrees that any Guaranteed Party may at any time or times, either with or without consideration, surrender, release or receive any property or other collateral of any kind or nature whatsoever held by it or for its account securing any Loan, Reimbursement Obligation or other Obligation, or substitute any collateral so held by such Guaranteed Party for other collateral of like or different kind, without notice to or further consent from any Guarantor, and such surrender, receipt, release or substitution shall not in any way affect the obligations of any Guarantor hereunder. Any Guaranteed Party shall have full authority to adjust, compromise, and receive less than the amount due upon any such collateral, and may enter into any accord and satisfaction agreement with respect to the same as such Guaranteed Party may deem advisable without affecting the obligations of any Guarantor hereunder. No Guaranteed Party shall be under any duty to undertake to collect upon such collateral or any part thereof, and each Guarantor's obligations hereunder shall not be affected by any Guaranteed Party's alleged negligence or mistake in judgment in handling, disposing of, obtaining, or failing to collect upon or perfect a security interest in, any such collateral.

                  1.03. Waiver. Each Guarantor hereby waives presentment, demand, protest, and notice of dishonor of any of the liabilities guaranteed hereby. No Guaranteed Party shall have any duty or obligation (i) to proceed or exhaust any remedy against the Borrower, any other obligor, guarantor, endorser, or surety on any Loan, Reimbursement Obligation or other Obligation, or any security held by any Guaranteed Party for any Loan, Reimbursement Obligation or other Obligation, or (ii) to give any notice whatsoever to the Borrower, any Guarantor, or any other obligor, guarantor, endorser, or surety on any Loan, Reimbursement Obligation or other Obligation, before bringing suit, exercising rights to any such security or instituting proceedings of any kind against any Guarantor, or the Borrower, and each Guarantor hereby waives any requirement for such actions by any Guaranteed Party. Each Guarantor agrees that each Guaranteed Party shall have a Lien for all the Guarantor's obligations hereunder upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Guaranteed Party or otherwise in the possession or control of such Guaranteed Party for any purpose (other than solely for safekeeping or in its capacity as a trustee) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Guaranteed Party, whether now existing or hereafter established, and hereby authorizes each Guaranteed Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's obligations to the Guaranteed Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 1.03, all remittances and property shall be deemed to be in the possession of a Guaranteed Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  1.04. Subordination. Until the occurrence of the Facility Termination Date, each Guarantor hereby unconditionally subordinates in right of payment all present and future debts, liabilities, and obligations now or hereafter owing to such Guarantor (i) of the Borrower, to the payment in full of the Borrower's Obligations, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the obligations of such obligated guarantor owing to any Guaranteed Party and arising under the Loan Documents, and (iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Guaranteed Party and arising under the Loan Documents, provided, however, that each Guarantor may receive payment of any such debts, liabilities or obligations so long as no Event of Default shall have occurred and be continuing under the Credit Agreement or hereunder. All monies received from the Borrower or for its account by any Guarantor with respect to such debts, liabilities or obligations after the occurrence and during the continuance of an Event of Default under the Credit Agreement or hereunder shall be received in trust for the Guaranteed Parties, and promptly upon receipt be paid over to the Agent upon its request until the Obligations are fully paid, satisfied and performed, all without prejudice to and without in any way affecting the obligations of such Guarantor hereunder.

                  1.05. Waiver of Subrogation. Each Guarantor hereby waives to the fullest extent possible as against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, or any other similar claim, cause of action or remedy that otherwise would arise out of such Guarantor's performance of its obligations to the Guaranteed Parties under this Guaranty. The preceding waiver is intended by each Guarantor and each of the Guaranteed Parties to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by any Guarantor against the Borrower or its assets that arise out of such Guarantor's having made any payment to any Guaranteed Parties with respect to any of the Borrower's liabilities guaranteed hereunder.

                  1.06. Bankruptcy of Borrower. Upon the bankruptcy of the Borrower, no Guaranteed Party's rights hereunder shall be affected or impaired by its omission to prove all or any portion of its claim, and the Guaranteed Parties may in their discretion value or refrain from valuing any security held by them without in any way releasing, reducing or otherwise affecting any Guarantor's obligations hereunder. Until the occurrence of the Facility
Termination Date, the Guaranteed Parties shall have the right to include in their claim the amount of all claims of each Guarantor against the Borrower and to receive the full amount of all distributions in respect thereto, such distributions being hereby assigned and transferred to the Guaranteed Parties. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the liabilities hereby guaranteed is rescinded or must otherwise be returned or restored by the Guaranteed Parties upon the insolvency or bankruptcy of the Borrower, any Guarantor or any other obligor, guarantor, endorser or surety on the Loans, the Reimbursement Obligations or any other Obligations, all as though such payment had not been made.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

                  2.01. Reaffirmation of Credit Agreement. In order to induce the Guaranteed Parties to accept this Guaranty, to issue their Revolving Credit and Letter of Credit Commitments, to make Loans, to purchase participations in Letters of Credit, and to issue Letters of Credit, all as provided in the Credit Agreement, each Guarantor hereby repeats and reaffirms the Representations and Warranties contained in the Credit Agreement to the extent that any such representation or warranty relates to such Guarantor or any of its Subsidiaries, as of the date of this Guaranty and as of each subsequent date that such Representations and Warranties are deemed repeated pursuant to the Credit Agreement.

                  2.02. Survival. All representations and warranties under this Guaranty shall survive the execution and delivery of this Guaranty, and all investigation and inquiry by the Guaranteed Parties.

                                  ARTICLE III.

                                EVENTS OF DEFAULT

                  3.01. Events of Default. Each of the following shall constitute an "Event of Default," unless waived by the Agent in writing, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of any Guarantor, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

                  (a) Any Guarantor shall default in the payment, observance or performance of any obligation hereunder; or

                  (b) An "Event of Default" under and as defined in the Credit Agreement or under any other Loan Document shall have occurred and be continuing.

                  3.02. Remedies. If any Event of Default shall have occurred and be continuing, the Agent, for itself and on behalf of the Lenders and the Issuing Bank, in addition to enforcing all other rights and remedies available to it under Applicable Law, under the Loan Documents and otherwise, may accelerate the Obligations and call upon this Guaranty. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

                                   ARTICLE IV.

                                  MISCELLANEOUS

                  4.01. Rights Cumulative. This Guaranty is in addition to, and is not intended to supersede or be a substitute for any other suretyship agreement or instrument that the Guaranteed Parties may hold in connection with the Loans, the Reimbursement Obligations or the other Obligations.

                  4.02 Attorney-in-Fact. To the extent permitted by law, each Guarantor hereby appoints the Agent, for the benefit of the Guaranteed Parties, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

                  4.03. Rules of Interpretation. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

                  4.04. Entire Agreement. This Guaranty contains the entire agreement between the parties relating to the subject matter hereof, and no provision hereof may be waived or modified except by a writing executed by the Guarantors and the Agent, on behalf of the Lenders, the Issuing Bank and the other Guaranteed Parties. The Guarantors' execution of this Guaranty was not based upon any facts or materials provided by the Guaranteed Parties, nor was any Guarantor induced to execute this Guaranty by any representation, statement or information made or furnished by the Agent, any Issuing Bank or any Lender. Each Guarantor further acknowledges and agrees that such Guarantor assumes sole responsibility for independently obtaining any information or reports deemed necessary in reaching any decision to execute this Guaranty.

                  4.05. General Unsecured Claims. Except as otherwise provided herein or in any Security Instrument from the date hereof until the occurrence of the Facility Termination Date, each Guarantor shall ensure that at all times the claims of the Guaranteed Parties hereunder against such Guarantor will rank at least pari passu with the claims of all its other creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application.

                  4.06. Waivers. The failure or forbearance of any Guaranteed Party on any occasion to exercise any rights or remedies hereunder or otherwise granted to it by law or another agreement shall not affect the obligations of any Guarantor hereunder and shall not constitute a waiver of such right or remedy or preclude the later or further exercise thereof. Time is of the essence of this Guaranty and each Guarantor's obligations hereunder.

                  4.07. Notices. Any notice or demand which any Guaranteed Party may be required to give to any Guarantor may be served, at such Guaranteed Party's option, on such Guarantor in person, by telecopy or by sending the same by reputable overnight courier or by registered or certified mail, addressed to the address of such Guarantor indicated on the signature page hereof or at such other address as such Guarantor shall specify by written notice delivered to such Guaranteed Party. Any notice in person, by telecopier or by such courier, shall be effective when received at the address set forth below. Any notice by mail shall be deemed to have been received on the fifth Business Day following that on which it is mailed.

                  4.08. Successors and Assigns. This Guaranty shall bind and inure to the benefit of the successors of the Guarantors and the successors and assigns of the Guaranteed Parties.

                  4.09. Severability of Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty or the application of such provision to the other Persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the full extent permitted by law.

                  4.10. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

                  4.11. Governing Law; Judicial Proceedings; Waiver of Jury Trial. (a) This Guaranty and the rights and obligations of the Guarantors hereunder shall be construed in accordance with, and be governed by, the laws (without giving effect to the conflict of law principles thereof) of the State of Tennessee.

                  (b) ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY GUARANTOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS, MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS

AGREEMENT, EACH GUARANTOR (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES (WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.07, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE LENDERS, THE ISSUING BANK OR THE AGENT, INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE. EACH GUARANTOR, THE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF EACH GUARANTOR'S OBLIGATIONS HEREUNDER OR THEREUNDER.

                  4.12. Limitation of Liability. None of the Guaranteed Parties, nor any affiliates thereof, shall have any liability with respect to, and EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT DAMAGES) SUFFERED BY SUCH GUARANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                  4.13. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in the Credit Agreement or any other Loan Document, each Guarantor agrees to indemnify and hold harmless each Guaranteed Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.13 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                  4.14. Joint and Several Liability. Each of the Guarantors shall be jointly and severally liable under this Guaranty.

                  4.15. Captions. Captions in this Agreement are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

                  4.16 Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Obligations guaranteed hereby (unless otherwise agreed in writing by such Lender), and Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Guaranteed Party hereunder.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                  IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

                                                    GUARANTORS:

Address for Notices:                       HAROLD IVES TRUCKING CO.
                                           TERMINAL TRUCK BROKER, INC.
c/o Covenant Transport, Inc.               COVENANT.COM, INC.
400 Birmingham Highway                     CIP, INC.
Chattanooga, Tennessee  37404              SOUTHERN REFRIGERATED TRANSPORT, INC.
Attention:   Joey B. Hogan                 TONY SMITH TRUCKING, INC.
Chief Financial Officer                    COVENANT TRANSPORT, INC., a Tennessee
Telecopier No.:  (423) 821-5442              corporation
Telephone No.:  (423) 821-1212


                                           By:__________________________________
                                           Name:    Joey B. Hogan
                                           Title: Treasurer

                                   EXHIBIT J-1

                   Form of Second Amended and Restated Parent
                       Stock Pledge and Security Agreement


                                  See attached.

                                     J-1-1

                       SECOND AMENDED AND RESTATED PARENT
                       STOCK PLEDGE AND SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED PARENT STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of December 13, 2000, made by COVENANT TRANSPORT, INC., a Nevada corporation (the "Pledgor"), to BANK OF AMERICA, N.A., a national banking association, acting as Collateral Agent under the Intercreditor Agreement (as defined below) for the benefit of the Participating Creditors (as defined below) (in such capacity, and together with any successor thereto, the "Collateral Agent" or the "Secured Party").

                              W I T N E S S E T H:

                  WHEREAS, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America (collectively, together with their successors and assigns, the "Noteholders") have heretofore purchased $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005 (the "Notes"), issued by Covenant Asset Management, Inc. (formerly known as Covenant Leasing, Inc.), a Nevada corporation (the "Borrower"), pursuant to that certain Note Purchase Agreement (as the same may hereafter be amended, modified, supplemented, refinanced or replaced, the "Note Agreement"), dated as of May 15, 2000, between the Noteholders, the Borrower and the Pledgor. The Notes are guaranteed by the Pledgor pursuant to the Note Agreement (the "Parent Note Guarantee") and by the Subsidiary Guarantors (as hereinafter defined) pursuant to a Subsidiary Guaranty dated as of May 15, 2000 (as it may hereafter be amended, modified, supplemented, refinanced or replaced, and together with any other guaranty agreement hereafter executed and delivered by any Subsidiary Guarantor pursuant to the terms of the Note Agreement, the "Subsidiary Note Guaranty"); and

                  WHEREAS, the Borrower has entered into a certain Credit Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), dated of even date herewith, with the Parent, the financial institutions signatory thereto as lenders (together with each other institution from time to time party to the Credit Agreement as a lender, the "Lenders"), the Issuing Bank thereunder, and Bank of America, N.A., as administrative agent (together with any successor thereto, the "Agent"; the Lenders, the Issuing Bank and the Agent being collectively called the "Bank Creditors"), pursuant to which the Bank Creditors have agreed to provide a revolving credit facility and a letter of credit facility for the benefit of the Obligors (as hereinafter defined); and

                  WHEREAS, the revolving credit facility and letter of credit facility are being provided pursuant to the Credit Agreement to refinance those certain revolving credit and letter of credit facilities provided to the Borrower pursuant to the Prior Credit Agreement (as hereinafter defined); and

                  WHEREAS, the Pledgor has guaranteed the Obligations (as hereinafter defined) of the Borrower arising under the Credit Agreement, pursuant to the Parent Guaranty Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Parent Bank

Guaranty"), dated of even date herewith, executed by the Pledgor in favor of the Bank Creditors; and

                  WHEREAS, the Subsidiary Guarantors have guaranteed the Obligations of the Borrower arising under the Credit Agreement, pursuant to the Subsidiary Guaranty Agreement (as amended, modified, supplemented, restated, or replaced from time to time, and together with any other guaranty agreement hereafter executed and delivered by any Subsidiary Guarantor pursuant to the terms of the Credit Agreement, the "Subsidiary Bank Guaranty"), dated of even date herewith, executed by the Subsidiary Guarantors in favor of the Bank Creditors; and

                  WHEREAS, the Noteholders previously entered into an Amended and Restated Master Collateral and Intercreditor Agreement, dated as of June 6, 2000, among the Noteholders, the Prior Bank Creditors (as hereinafter defined) and the Prior Collateral Agent, and acknowledged and agreed to by the Obligors, (the "Prior Intercreditor Agreement"), in order to acknowledge their agreement that the Obligors' obligations to each of the Noteholders under the Notes and Note Agreement and the Prior Bank Creditors under the Prior Credit Agreement would be secured on a pari passu basis, and to set forth their respective rights in respect of any and all security or collateral securing the obligations of the Obligors or any other guarantor to the Noteholders under the Notes and Note Agreement or to the Prior Bank Creditors under the Prior Credit Agreement; and

                  WHEREAS, the Pledgor previously entered into an Amended and Restated Parent Stock Pledge and Security Agreement, dated as of June 6, 2000, among the Pledgor and the Prior Collateral Agent, for the benefit of the Noteholders and the Prior Bank Creditors (the "Prior Stock Pledge and Security Agreement"), in order to secure the prompt and complete payment, performance and observance of the Obligations under the Note Agreement and the Prior Credit Agreement, which security interest is intended to be continued hereby as to the Noteholders; and

                  WHEREAS, the Noteholders and the Bank Creditors under the Credit Agreement (together, the "Participating Creditors") have agreed that the Borrower's obligations to each of them under the Note Agreement and the Credit Agreement shall be secured on a pari passu basis, and are entering into the Second Amended and Restated Master Collateral and Intercreditor Agreement dated as of the date hereof (as it may hereafter be amended, modified, supplemented, refinanced or replaced, the "Intercreditor Agreement"), with Bank of America, N.A. as the Collateral Agent, to amend and restate the Prior Intercreditor Agreement insofar as the revolving credit and letter of credit facilities provided under the Credit Agreement refinance and replace those revolving credit and letter of credit facilities provided pursuant to the Prior Credit Agreement, and to set forth their respective rights in respect of any and all security or collateral now or hereafter securing the current Obligations of the Borrower or any other Obligor to the Noteholders under the Notes and Note Agreement or the Bank Creditors under the Credit Agreement; and

                  WHEREAS, subject to the terms and conditions of the Intercreditor Agreement, the Noteholders and the Bank Creditors have appointed the Collateral Agent to serve as collateral agent under this Agreement, and the Collateral Agent has agreed to serve as collateral agent under this Agreement; and

                  WHEREAS, the Collateral Agent, for the benefit of the Participating Creditors, and the Pledgor are entering into this Second Amended and Restated Parent Stock Pledge and Security Agreement to amend and restate the Prior Stock Pledge and Security Agreement to secure or continue to secure the prompt and complete payment, performance and observance of the Obligations under the Note Agreement, the Credit Agreement and the other Credit Transaction Documents (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Pledgor hereby agrees in favor of Secured Party as follows:

                  1.       DEFINED TERMS.

                  (a) When used herein, the following terms shall have the following meanings:

                  "Actionable Default" shall mean any Event of Default under and as defined in the Credit Agreement or any Event of Default under and as defined in the Note Agreement.

                  "Affiliate" shall mean any Person (other than the Pledgor) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Pledgor, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Pledgor, (iii) of which the Pledgor or the Borrower or shareholders of the Pledgor beneficially own or hold 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest), or (iv) who is a member of the Board of Directors of the Pledgor or a member of the immediate family of any such Person. The term "immediate family" of any Person shall include the spouse, brothers, sisters and descendants of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. The term "voting stock" means the shares of stock or other equity interest of a Person that, in the normal course of affairs, have the power to elect directors or the members of any policy making board of such Person.

                  "Agent" shall have the meaning set forth in the recitals hereto.

                  "Bank Creditors" shall have the meaning set forth in the recitals hereto.

                  "Bank Guaranty" shall mean, collectively, the Parent Bank Guaranty and the Subsidiary Bank Guaranty.

                  "Borrower"   shall  mean  Covenant  Asset   Management,   Inc.
         (formerly known as Covenant Leasing, Inc.), a Nevada corporation.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Tennessee; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of

         Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Tennessee, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral Agent" shall have the meaning set forth in the recitals hereto.

                  "Credit Agreement" shall have the meaning set forth in the recitals hereto.

                  "Credit Transaction Documents" shall mean the Note Agreement, the Notes, the Notes Guarantee, the Bank Guaranty, the Credit Agreement, the Security Documents, the other Loan Documents (as defined in the Credit Agreement) and the Intercreditor Agreement.

                  "CTI" means Covenant Transport, Inc., a Tennessee corporation, and its successors and assigns.

                  "Intercreditor Agreement" shall have the meaning set forth in the recitals hereto.

                  "Lenders" shall have the meaning set forth in the recitals hereto.

                  "Lien", as applied to the property or assets (or the income or profits therefrom) of any Person, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): any mortgage, security interest, lien, pledge, attachment, financing statement, levy, charge, or other encumbrance of any kind in respect of any property or assets of such Person, or upon the income or profits therefrom. For this purpose, the Pledgor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Note Agreement" shall have the meaning set forth in the recitals hereto.

                  "Noteholders" shall have the meaning set forth in the recitals hereto.

                  "Notes" shall have the meaning set forth in the recitals hereto.

                  "Notes Guarantee" shall mean, collectively, the Parent Note Guarantee and the Subsidiary Note Guaranty.

                  "Obligations" shall mean all indebtedness, obligations or liabilities (including, without limitation, all principal, interest, premium, fees, reimbursement obligations, indemnity obligations, collection costs and other amounts) now or hereafter owing by any or all of the Obligors to any or all of the Participating Creditors and/or the Collateral Agent under any or all of the Credit Transaction Documents (and specifically including all

         "Obligations" as defined in the Credit Agreement and the obligations of the Parent under the Parent Bank Guaranty).

                  "Obligors" shall mean the Borrower, the Pledgor, the Subsidiary Guarantors, and any other guarantor of the Obligations arising under the Notes and the Note Agreement or the Credit Agreement.

                  "Parent Bank Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Parent Note Guarantee" shall have the meaning set forth in the recitals hereto.

                  "Participating Creditors" shall have the meaning set forth in the recitals hereto.

                  "Person"  means  an  individual,   corporation,   partnership,
         limited liability company, trust or unincorporated organization, a government or any agency or political subdivision thereof.

                  "Pledged Securities" shall have the meaning assigned to such term in Section 4.2 hereof.

                  "Pledged Stock" shall have the meaning assigned to such term in Section 3 hereof.

                  "Pledgor" shall mean Covenant Transport, Inc., a Nevada corporation.

                  "Post-Maturity Rate" shall mean (i) when used in respect of Obligations owing to any Noteholder, the applicable default or post-maturity rate specified in the Note Agreement or the Notes, (ii) when used in respect of Obligations owing to any Bank Creditor, the applicable Default Rate (as defined in the Credit Agreement), and (iii) when used in respect of any other Obligations hereunder, the highest of any of the foregoing default or post-maturity rates.

                  "Prior Bank Creditors" shall mean ABN AMRO Bank, N.V. ("ABN"), as agent under the Prior Credit Agreement, and ABN, AmSouth Bank, N.A. (successor by merger to First American National Bank), Bank of America, N.A., Bank One, N.A., and SunTrust Bank, as lenders under the Prior Credit Agreement.

                  "Prior Collateral Agent" shall mean First Union National Bank, as Collateral Agent under the Prior Intercreditor Agreement.

                  "Prior Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of June 18, 1999 among CTI, the Borrower, and the Prior Bank Creditors, as further amended in that certain Amendment to Amended and Restated Credit Agreement dated as of June 6, 2000 among CTI, the Borrower, and the Prior Bank Creditors (as the same may have been amended, restated, supplemented or otherwise modified from time to time).

                  "Prior Intercreditor Agreement" shall have the meaning set forth in the recitals hereto.

                  "Security Document" shall mean each of the documents and agreements defined as a "Security Document" in the Note Agreement or a "Security Instrument" in the Credit Agreement and shall include any and all agreements, assignments, mortgages, deeds or other similar documents under which the Collateral Agent in now or hereafter granted a Lien in any collateral to secure the Obligations, including without limitation this Agreement.

                  "Subsidiary Bank Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Subsidiary Guarantors" shall mean Covenant.com, Inc. (formerly known as Covenant Acquisition Co. and C & F Acquisition Co.), a Nevada corporation, CIP, Inc. (formerly known as Intellectual Property Co.), a Nevada corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Tony Smith Trucking, Inc., an Arkansas corporation, Harold Ives Trucking Co., an Arkansas corporation,
         Terminal Truck Broker, Inc., an Arkansas corporation, CTI, and any other subsidiary, direct or indirect, of the Pledgor that may hereafter become a party to a guaranty agreement pursuant to the terms of the Credit Agreement or the Note Agreement.

                  "Subsidiary Note Guaranty" shall have the meaning set forth in the recitals hereto.

                  (b) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined, with the exception of the term "Borrower." Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. All references herein to any Person, other than an Obligor, shall be deemed to include such Person's successors, transferees and assigns. All references herein to any Obligor shall be deemed to include such Obligor's successors. All references herein to any Credit Transaction Document shall be to such document as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  2. SECURITY FOR OBLIGATIONS ETC. This Agreement is for the benefit of the Secured Party, as collateral agent for the benefit of the Participating Creditors, to secure the prompt and complete payment, performance and observance of the Obligations, including without limitation all Obligations incurred by the Pledgor pursuant to each of the Parent Note Guarantee and the Parent Bank Guaranty.

                  3. PLEDGED  STOCK.  As used herein,  the term "Pledged  Stock"
shall mean all of the issued and outstanding shares of every class of capital stock of the Subsidiaries of the Pledgor set forth on Schedule 1, and all other
shares  of  such  stock  or  other   equity   interests   issued
by or equity participations in any Subsidiary of the Pledgor which may be now or hereafter owned by the Pledgor. The Pledgor represents and warrants that on the date hereof (a) the Pledged Stock consists of the number and type of shares of the capital stock of the Subsidiaries of the Pledgor as described on Schedule 1 attached hereto; (b) the Pledgor is the holder of record and sole beneficial owner of such Pledged Stock; and (c) the Pledged Stock constitutes the percentage of the issued and outstanding capital stock of each of such Subsidiaries as set forth on Schedule 1.

                  4.    PLEDGE OF SECURITIES, ETC.

                  4.1 Pledge. To secure the full and timely payment, performance, and observance of the Obligations and for the purposes set forth in
Section 2, the Pledgor hereby pledges and grants to the Secured Party a security interest in the Pledged Stock, together with (i) the certificates representing such Pledged Stock accompanied by stock powers duly executed in blank by the Pledgor, (ii) all dividends (whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Stock, and (iii) all proceeds of any of the foregoing; and the Pledgor hereby assigns, transfers, hypothecates and sets over to the Secured Party all of the Pledgor's right, title and interest in and to the Pledged Stock (and in and to the certificates or instruments evidencing the items described in clauses (i) and (ii) above) to be held by the Secured Party, upon the terms and conditions set forth in this Agreement. The Pledgor agrees to deliver to the Secured Party the items described in clause (i) above on the date hereof, and all certificates and instruments evidencing the items described in clause (ii) above promptly upon the Pledgor's receipt thereof.

                  4.2  Definition  of Pledged  Securities  and  Collateral.  The
Pledged Stock and all items described in clause (ii) of Section 4.1 are hereinafter called the "Pledged Securities", and the Pledged Securities, together with all other securities and monies and other property pledged to the Secured Party hereunder and any proceeds of any of the foregoing, are hereinafter called the "Collateral".

                  5. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Secured Party shall have the right to appoint one or more agents for the purpose of retaining physical possession of the Pledged Stock or any other Collateral pledged hereunder, which may be held (if applicable and in the discretion of the Secured Party) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Secured Party or any nominee or nominees of the Secured Party or an agent appointed by the Secured Party.

                  6. VOTING, ETC. Unless and until an Actionable Default shall have occurred and be continuing or would be caused thereby, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Credit Transaction Document; provided, further, that the Pledgor shall give the Secured Party at least ten (10) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right if the exercise or non-exercise of such right potentially may violate or be inconsistent with the aforementioned agreements. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Actionable Default shall occur and be continuing, and Section 8 hereof shall become applicable.

                  7.  DIVIDENDS  AND OTHER  DISTRIBUTIONS.  In  accordance  with
Section 4.1, the Pledgor shall at all times be required to deliver to the Collateral Agent, promptly upon receipt thereof, each of the following, which the Secured Party shall be allowed to retain as part of the Collateral:

                          (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Securities;

                          (b) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                          (c) all other or additional stock or other securities or property which may be paid in respect of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

         Unless an Actionable Default shall have occurred and be continuing or would be caused thereby, all cash dividends payable in respect of the Pledged Securities shall be paid to the Pledgor, but only to the extent (if any) permitted by the Credit Transaction Documents. Upon the occurrence and at all times during the continuance of an Actionable Default, the Secured Party shall be entitled to receive directly, and to retain as part of the Collateral, all such cash dividends. In the event that at any such time any such cash dividends are paid directly to the Pledgor, the Pledgor shall hold the same in trust for the benefit of the Collateral Agent and shall promptly cause all such cash dividends to be delivered to the Agent.

                          7.1  Additional  Interests.  The  Pledgor  agrees  and
covenants that it will cause each Subsidiary of the Pledgor not to issue any stock or other securities in addition to or in substitution for the Pledged Stock set forth on Schedule 1 except to the Pledgor. If the Pledgor shall at any time acquire or hold any additional Pledged Stock, including any Pledged Stock issued by any Subsidiary not listed on Schedule I hereto which is required to be subject to a Lien pursuant to the terms hereof or of Article V or Article IX of the Credit Agreement or any other provision of any Credit Transaction Document (any such shares or other equity interests or equity participations being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the Secured Party for the benefit of the Participating Creditors (i) a revised
Schedule I hereto reflecting the ownership and pledge of such Additional Interests, (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by the Pledgor, (iii) any other document required in connection with such Additional Interests as described in Section 4.1 or as otherwise required by the Credit Transaction Documents and (iv) any other instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Secured Party may request from time to time to protect or enforce the Collateral Agent's Lien and security interest in the Additional Interests for the benefit of the Participating Creditors. The Pledgor shall comply with the requirements of this Section 7.1 concurrently with the acquisition of any such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 7.1 shall not impair the Lien on Additional Interests conferred by the Pledgor to the Collateral Agent for the benefit of the Participating Creditors hereunder.

                  8. DEFAULT; REMEDIES. In case an Actionable Default shall have occurred and be continuing, the Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Credit Transaction Document, or by law, and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Code) for the protection and enforcement of its rights in respect of the Collateral, and the Secured Party shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

                  (i) upon the declaration by the applicable Participating Creditor of any or all of the Obligations to be immediately due and payable or upon any or all of such Obligations otherwise becoming due and payable, to foreclose or otherwise enforce the Secured Party's security interest in or other Lien hereunder on any or all of the Collateral in any manner permitted by law or provided for in this Agreement;

                  (ii) to recover from the Pledgor all cost and expenses, including, without limitation, reasonable attorney's fees, incurred or paid by or on behalf of the Secured Party in exercising or enforcing any right, power, or remedy with respect to any or all of the Collateral provided to the Secured Party by this Agreement or by applicable law;

                  (iii) to receive all amounts payable in respect of the Collateral otherwise payable under Section 7 to the Pledgor and to enforce the payment of the Pledged Securities and to exercise all of the rights, powers, and remedies of the Pledgor thereunder;

                  (iv) to transfer all or any part of the Collateral into the Secured Party's name or the name of its nominee or nominees;

                  (v) to vote all or any part of the Collateral (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

                  (vi) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, without, to the fullest extent permitted by law, demand of performance or advertisement of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine; the Pledgor agrees that at least ten (10) days' notice of sale to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise; at any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Secured Party be under any obligation to take any action whatsoever with regard thereto. Pledgor recognizes that the Secured Party may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Secured Party may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Secured Party has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Pledged Stock to register or otherwise qualify it, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock if it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Party may exercise such other rights and remedies as may be available under the Credit Transaction Documents, at law (including without limitation the Code) or in equity;

                  (vii) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

                  (viii) to execute all such contracts, agreements, deeds, documents and instruments; to bring, defend and abandon all such actions, suits and proceedings; and to take all actions in relation to all or any part of the Collateral as the Secured Party in its sole discretion may determine;

                  (ix) to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this
         Section 8 and to dismiss the same, all as the Secured Party in its sole discretion may determine; and

                  (x) generally, to take all such other action as the Secured Party in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 8 and which the Secured Party may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

                  9. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Secured Party provided for in this Agreement or any other Credit Transaction Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

                  10. APPLICATION OF PROCEEDS. All monies collected by the Secured Party upon any sale or other disposition of the Collateral, together with all other monies received by the Secured Party hereunder, shall be applied in accordance with the terms of the Intercreditor Agreement.

                  11. PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  12. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Secured Party in executing and, at its own expense, file and refile under the Code such financing statements, continuation statements and other documents in such offices as the Secured Party may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Secured Party's security interest in the Collateral and hereby authorizes the Secured Party to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to promptly execute and deliver to the Secured Party such additional conveyances, assignments, agreements and instruments as the Secured Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder.

         All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Collateral Agent or any Participating Creditor in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Obligations secured hereunder and shall be paid to the Collateral Agent for the benefit of the Participating Creditors by the Pledgor immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post-Maturity Rate.

                  13.     THE SECURED PARTY AS COLLATERAL AGENT.

                  (a) The Secured Party will hold in accordance with this Agreement and the other Credit Transaction Documents all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Intercreditor Agreement, and the other Credit Transaction Documents.

                  (b) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords other similar property held in a similar capacity as collateral agent, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                  14. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that (i) it is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Stock described in Section 3 hereof, subject to no pledge, Lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the Liens and security interests created by this Agreement or expressly permitted by this Agreement or the other Credit Transaction Documents; (ii) it has full power, authority and legal right to pledge all the Pledged Stock pursuant to this Agreement; (iii) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any Subsidiary) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally (or except as may already have been obtained); (iv) all shares of Pledged Stock have been duly and validly issued, are fully paid and nonassessable; (v) the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities, and the proceeds thereof, which security interest is not subject to any prior Lien or encumbrance or any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of the Pledgor which would include the Pledged Securities;
(vi) execution, delivery, and performance of this Agreement will not violate, or cause default under or result in a Lien (other than the Secured Party's security interest and Lien hereunder) upon any property of the Pledgor pursuant to, any applicable law, rule or regulation or any agreement, indenture, judgment, order, decree, or instrument binding upon or affecting the Pledgor or any of the Collateral; (vii) all information heretofore, herein, or hereafter supplied to the Secured Party by or on behalf of the Pledgor with respect to any of the Collateral is or will be true and correct in all material respects at the time so supplied; and (viii) the Pledgor has delivered to the Secured Party all instruments, documents, and chattel paper, and other items of Collateral in which the Secured Party's security interest or Lien hereunder must be perfected by possession, together with such additional writings, including, without limitation, duly executed blank and undated assignments and stock powers, with respect thereto as the Secured Party shall request.

                  15.     COVENANTS OF THE PLEDGOR.

                          (a) The  Pledgor  covenants  and  agrees  that (i) the
Pledgor will defend the Secured Party's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; (ii) the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Secured Party as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Secured Party; (iii) the Pledgor shall do all acts that may be necessary to maintain, preserve, and protect the Collateral;
(iv) the Pledgor shall not sell or encumber or otherwise dispose of or transfer any Collateral or any right or interest therein, and the Pledgor shall keep the Collateral free of all levies, security interests or other liens, charges or encumbrances except those Liens and security interests created by this Agreement or expressly permitted by this Agreement or the other Credit Transaction Documents or those approved in writing by the Secured Party; and (v) the Pledgor will not, with respect to any Collateral, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

                          (b) At no time shall any Pledged  Stock (i) be held or
maintained in the form of a security entitlement or credited to any securities account or (ii) which constitutes a "security" (or as to which the issuer thereof has elected to have treated as a "security") under

Article 8 of the Code, be maintained in the form of uncertificated securities. With respect to Pledged Stock that are "securities" under the Code, or as to which the issuer thereof has elected at any time to have such interests treated as "securities" under the Code, such Pledged Stock is, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor (which blank stock powers shall be sufficient to transfer title from the Pledgor once completed and dated), have been delivered to the Agent or are being delivered to the Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 7.1, shall be delivered pursuant to Section 7.1. At no time shall the Pledgor elect, or cause or allow any Subsidiary Guarantor or other issuer of Pledged Stock to elect, not to treat any Pledged Stock as a "security" under Article 8 of the Code if such election is available.

                  16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Transaction Documents or any of the other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Credit Transaction Documents or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Secured Party or any Participating Creditor, or any assignee thereof or any acceptance thereof or any release of any security by the Secured Party or any Participating Creditor or any assignee thereof; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or the Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; or (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations.

                  17.   NOTICES,   ETC.   All   notices,   requests   and  other
communications provided for hereunder shall be in writing and personally delivered (including overnight courier), mailed by certified or registered mail, postage prepaid and return receipt requested, or telecopied (all telecopier notices promptly to be confirmed by mail or personal delivery), at the address and telecopier number of each party specified on the signature page hereof, or at such other address or telecopier number as may be hereafter designated by notice as herein provided. All such notices and communications shall be effective or deemed delivered or furnished (i) if given by mail, on the third business day after such communication is deposited in the mail, addressed as provided herein, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as provided herein and the appropriate answer-back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery or overnight courier, when left at the address of the addressee addressed as provided above; except that notices of a change of address or telecopier number shall not be effective until actually received.

                  18. POWER OF ATTORNEY. The Pledgor hereby absolutely and irrevocably constitutes and appoints the Secured Party the Pledgor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Pledgor: (a) to execute and do all such assurances, acts and things which the Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Secured Party may, in its sole discretion, determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Secured Party under this Agreement; and (c) generally, in the name of the Pledgor exercise all or any of the powers, authorities, and discretion conferred on or reserved to the Secured Party by or pursuant to this Agreement, and
(without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as the Secured Party may deem proper in or for the purpose of exercising any of such powers, authorities or discretion. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Secured Party shall do or purport to do in the exercise of the power of attorney granted to the Secured Party pursuant to this Section 18, which power of attorney, being given for security, is irrevocable.

                  19. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or the Borrower for liquidation or reorganization, should the Pledgor or the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of their respective assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  20. TERMINATION, RELEASE. Subject to Section 19 hereof, this Agreement shall terminate upon the first day following the occurrence of the Facility Termination Date (as defined in the Credit Agreement) and the repayment in full of all Obligations.

                  21.     MISCELLANEOUS.

                  (a) The Pledgor agrees with the Secured Party that each of the obligations and liabilities of the Pledgor to the Secured Party under this Agreement may be enforced against the Pledgor without the necessity of joining the Borrower, any other holders of pledges of or security interests in any of the Collateral, or any other Person as a party. This Agreement and the Intercreditor Agreement contain the entire agreement between the Secured Party and the Pledgor with respect to the Collateral and supersedes all prior agreements, commitments, understandings, negotiations, or correspondence between them with respect thereto. This Agreement shall create a continuing security interest in the Collateral. This Agreement may be changed, waived, discharged or terminated only in accordance with the provisions of the Credit Transaction Documents. Unless otherwise defined herein, terms defined in Article 9 of the Code in the State of Tennessee are used herein as therein defined. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  (b) This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 21(b), any Participating Creditor may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement) and the Note Agreement (to the extent permitted by the Note Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Participating Creditor herein or otherwise, subject however, to the provisions of the various Credit Transaction Documents. All references herein to the Collateral Agent or the Secured Party and to the Participating Creditors shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Obligations.

                  (c) The Secured Party, for the benefit of the Participating Creditors, and the Pledgor hereby consent to and agree with the terms of the Intercreditor Agreement and hereby acknowledge and agree that each Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Intercreditor Agreement.

                  22.   GOVERNING   LAW.  This  Agreement  and  the  rights  and
obligations of the parties hereunder shall be construed in accordance with and be governed by the internal laws of the State of Tennessee.

                  23. Judicial Proceedings; Waiver of Jury Trial. ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES (WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY

JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, AND (B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 17 HEREOF, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE SECURED PARTY OR ANY PARTICIPATING CREDITOR INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE. THE PLEDGOR AND THE SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF THE PLEDGOR'S OBLIGATIONS HEREUNDER OR THEREUNDER.

                  24. Limitation of Liability. Neither the Secured Party nor any Participating Creditor, nor any affiliate thereof, shall have any liability with respect to, and EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT DAMAGES) SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                  25. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in the Credit Agreement or any other Credit Transaction Document, the Pledgor agrees to indemnify and hold harmless the Secured Party, the Participating Creditors, and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Credit Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the extensions of credit under the Credit Transaction Documents except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Pledgor or any other Obligor, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                  26. Swap Agreements. All obligations of the Borrower under Swap Agreements (as defined in the Credit Agreement) to which any Participating Creditor or its affiliates are a party shall be deemed to be Obligations secured hereby (unless otherwise agreed in writing by such Participating Creditor), and each Participating Creditor or affiliate of a Participating Creditor party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                       COVENANT TRANSPORT, INC.,
                                       a Nevada corporation


                                       By:______________________________________
                                       Name:        Joey B. Hogan
                                       Title:       Treasurer

                                       Address for Notices:

                                       Covenant Transport, Inc.
                                       400 Birmingham Highway
                                       Chattanooga, Tennessee  37404

                                       Telecopier No.:  (423) 821-5442
                                       Telephone No.:   (423) 821-1212

                                       Attention:   Joey B. Hogan
                                                    Treasurer

ACCEPTED BY:

BANK OF AMERICA, N.A.,
as Collateral Agent


By:______________________________________
Name:
Title:

Address for Notices:
Bank of America, N.A.
TN6-300-02-03
633 Chestnut Street, 2nd Floor
Chattanooga, Tennessee  37450
Attention: Sybil Weldon
Telephone:        (423) 752-1222
Telefacsimile:    (423) 755-0689



     Second Amended and Restated Parent Stock Pledge and Security Agreement
                              Signature Page 1 of 1


                                   SCHEDULE 1

                                  Pledged Stock

                                                                                                Percentage of
Name of Corporation             Number and Type of Shares             Certificate No(s).        Total Shares
-------------------             -------------------------             ------------------        --------------

Covenant Transport, Inc. a      2,000 shares of no par value                  4                      100%
Tennessee corporation           common stock

Covenant Asset Management,      10,000 shares of $.01 par value               2                      100%
Inc., a Nevada corporation      common stock

Southern Refrigerated           300 shares of $1.00 par value                 5                      100%
Transport, Inc.,an Arkansas     common stock
corporation

Tony Smith Trucking, Inc., an   1,000 shares of $1.00 par value             00004                    100%
Arkansas  corporation           common stock


                                    EXHIBIT A

                 STOCK PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this " Supplement"), dated as of _______________, 20__ is made by and between COVENANT TRANSPORT, INC., a Nevada corporation (the "Pledgor"), and BANK OF AMERICA, N.A., a national banking association, as Collateral Agent for the Participating Creditors (as described in the Pledge Agreement referred to below) All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is required under the terms of the Credit Transaction Documents and that certain Second Amended and Restated Parent Stock Pledge and Security Agreement dated as of December ___, 2000 by the Pledgor in favor of the Collateral Agent for the benefit of the Participating Creditors (as from time to time amended, modified, supplemented or amended and restated, the "Pledge Agreement"), to cause certain Pledged Stock held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the various Credit Transaction Documents by the Participating Creditors was the obligation of the Pledgor to pledge to the Collateral Agent for the benefit of the Participating Creditors the Additional Interests, whether then owned or subsequently acquired or created; and

         WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Collateral Agent for the benefit of the Participating Creditors all of the Additional Interests in accordance with the terms of the Pledge Agreement and the other Credit Transaction Documents;

         NOW,  THEREFORE,   the  Pledgor  hereby  agrees  as  follows  with  the
Collateral Agent, for the benefit of the Participating Creditors:

         The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Collateral Agent for the benefit of the Participating Creditors, and grants to the Collateral Agent for the benefit of the Participating Creditors a first priority lien and security interest in, the Additional Interests and all of the following:

                  (a) all dividends (whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any and all of the Additional Interests;

                  (b) all other property hereafter delivered to the Collateral Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property; and

                  (c) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "Pledged Stock" under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (c) above (the "Additional Collateral") shall collectively constitute "Collateral" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Stock and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that a true, correct and complete revised Schedule I to the Pledge Agreement reflecting the Additional Interests and all other Pledged Stock is attached hereto and hereby incorporated by reference into the Pledge Agreement, and that all other documents required to be furnished to the Collateral Agent pursuant to Section 4.1 of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Collateral Agent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                                    PLEDGOR:



                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________



Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Collateral Agent for the Participating Creditors

By:__________________________________
Name:________________________________
Title:_______________________________



                                     ANNEX A
         (to Pledge Agreement Supplement of __________ dated __________)

                              Additional Interests

Name of Corporation             Number and Type of Shares               Certificate No(s).         Percentage of Total Shares
-------------------             -------------------------               ------------------         --------------------------







                REVISED SCHEDULE I TO SECURITIES PLEDGE AGREEMENT

                                 Date: _________

                                   SCHEDULE 1

                                  Pledged Stock

Name of Corporation              Number and Type of Shares                 Certificate No(s).          Percentage of Total Shares
-------------------              -------------------------                 ------------------          --------------------------



                                   EXHIBIT J-2

                  Form of Second Amended and Restated Guarantor
                       Stock Pledge and Security Agreement


                                  See attached.

                                     J-2-1

                      SECOND AMENDED AND RESTATED GUARANTOR
                       STOCK PLEDGE AND SECURITY AGREEMENT

                  THIS SECOND AMENDED AND RESTATED GUARANTOR STOCK PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of December 13, 2000, made by COVENANT TRANSPORT, INC., a Tennessee corporation (the "Pledgor"), to BANK OF AMERICA, N.A., a national banking association, acting as Collateral Agent under the Intercreditor Agreement (as defined below) for the benefit of the Participating Creditors (as defined below) (in such capacity, and together with any successor thereto, the "Collateral Agent" or the "Secured Party").

                              W I T N E S S E T H:

                  WHEREAS, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America (collectively, together with their successors and assigns, the "Noteholders") have heretofore purchased $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005 (the "Notes"), issued by Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), pursuant to that certain Note Purchase Agreement (as the same may hereafter be amended, modified, supplemented, refinanced or replaced, the "Note Agreement"), dated as of May 15, 2000, between the Noteholders, the Borrower and Covenant Transport, Inc., a Nevada corporation (the "Parent"). The Notes are guaranteed by the Parent pursuant to the Note Agreement (the "Parent Note Guarantee"), and by the Subsidiary Guarantors (as hereinafter defined), including Pledgor, pursuant to a Subsidiary Guaranty dated as of May 15, 2000 (as it may hereafter be amended, modified, supplemented, refinanced or replaced, and together with any other guaranty agreement hereafter executed and delivered by any Subsidiary Guarantor pursuant to the terms of the Note Agreement, the "Subsidiary Note Guaranty"); and

                  WHEREAS, the Borrower has entered into a certain Credit Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), dated of even date herewith, with the Parent, the financial institutions signatory thereto as lenders (together with each other institution from time to time party to the Credit Agreement as a lender, the "Lenders"), the Issuing Bank thereunder, and Bank of America, N.A., as administrative agent (together with any successor thereto, the "Agent"; the Lenders, the Issuing Bank and the Agent being collectively called the "Bank Creditors"), pursuant to which the Bank Creditors have agreed to provide a revolving credit facility and a letter of credit facility for the benefit of the Obligors (as hereinafter defined); and

                  WHEREAS, the revolving credit facility and letter of credit facility are being provided pursuant to the Credit Agreement to refinance those certain revolving credit and letter of credit facilities provided to the Borrower pursuant to the Prior Credit Agreement (as hereinafter defined); and

                  WHEREAS, the Pledgor has guaranteed the Obligations (as hereinafter defined) of the Borrower arising under the Credit Agreement,
pursuant  to  the   Subsidiary   Guaranty   Agreement

(as amended, modified, supplemented, restated, or replaced from time to time, and together with any other guaranty agreement hereafter executed and delivered by any Subsidiary Guarantor pursuant to the terms of the Credit Agreement, the "Subsidiary Bank Guaranty"), dated of even date herewith, executed by the Pledgor and certain other Subsidiary Guarantors in favor of the Bank Creditors; and

                  WHEREAS, the Parent has guaranteed the Obligations of the Borrower arising under the Credit Agreement, pursuant to the Parent Guaranty Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Parent Bank Guaranty"), dated of even date herewith, executed by the Parent in favor of the Bank Creditors; and

                  WHEREAS, the Noteholders previously entered into an Amended and Restated Master Collateral and Intercreditor Agreement, dated as of June 6, 2000, among the Noteholders, the Prior Bank Creditors (as hereinafter defined) and the Prior Collateral Agent, and acknowledged and agreed to by the Obligors, (the "Prior Intercreditor Agreement"), in order to acknowledge their agreement that the Obligors' obligations to each of the Noteholders under the Notes and Note Agreement and the Prior Bank Creditors under the Prior Credit Agreement would be secured on a pari passu basis, and to set forth their respective rights in respect of any and all security or collateral securing the obligations of the Obligors or any other guarantor to the Noteholders under the Notes and Note Agreement or to the Prior Bank Creditors under the Prior Credit Agreement; and

                  WHEREAS, the Pledgor previously entered into an Amended and Restated Guarantor Stock Pledge and Security Agreement, dated as of June 6, 2000, among the Pledgor and the Prior Collateral Agent, for the benefit of the Noteholders and the Prior Bank Creditors (the "Prior Stock Pledge and Security Agreement"), in order to secure the prompt and complete payment, performance and observance of the Obligations under the Note Agreement and the Prior Credit Agreement, which security interest is intended to be continued hereby as to the Noteholders; and

                  WHEREAS, the Noteholders and the Bank Creditors under the Credit Agreement (together, the "Participating Creditors") have agreed that the Borrower's obligations to each of them under the Note Agreement and the Credit Agreement shall be secured on a pari passu basis, and are entering into the Second Amended and Restated Master Collateral and Intercreditor Agreement dated as of the date hereof (as it may hereafter be amended, modified, supplemented, refinanced or replaced, the "Intercreditor Agreement"), with Bank of America, N.A. as Collateral Agent, to amend and restate the Prior Intercreditor Agreement insofar as the revolving credit and letter of credit facilities provided under the Credit Agreement refinance and replace those revolving credit and letter of credit facilities provided pursuant to the Prior Credit Agreement, and to set forth their respective rights in respect of any and all security or collateral now or hereafter securing the current Obligations of the Borrower or any other Obligor to the Noteholders under the Notes and Note Agreement or the Bank Creditors under the Credit Agreement; and

                  WHEREAS, subject to the terms and conditions of the Intercreditor Agreement, the Noteholders and the Bank Creditors have appointed the Collateral Agent to serve as collateral agent under this Agreement, and the Collateral Agent has agreed to serve as collateral agent under this Agreement; and

                  WHEREAS, the Collateral Agent, for the benefit of the Participating Creditors, and the Pledgor are entering into this Second Amended and Restated Guarantor Stock Pledge and Security Agreement to amend and restate the Prior Stock Pledge and Security Agreement to secure or continue to secure the prompt and complete payment, performance and observance of the Obligations under the Note Agreement, the Credit Agreement and the other Credit Transaction Documents (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Pledgor hereby agrees in favor of Secured Party as follows:

                  1.       DEFINED TERMS.

                  (a) When used herein, the following terms shall have the following meanings:

                  "Actionable Default" shall mean any Event of Default under and as defined in the Credit Agreement or any Event of Default under and as defined in the Note Agreement.

                  "Affiliate" shall mean any Person (other than the Pledgor) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Pledgor, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Pledgor, (iii) of which the Pledgor or shareholders of the Pledgor beneficially own or hold 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest), or (iv) who is a member of the Board of Directors of the Pledgor or a member of the immediate family of any such Person. The term "immediate family" of any Person shall include the spouse, brothers, sisters and descendants of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. The term "voting stock" means the shares of stock or other equity interest of a Person that, in the normal course of affairs, have the power to elect directors or the members of any policy making board of such Person.

                  "Agent" shall have the meaning set forth in the recitals hereto.

                  "Bank Creditors" shall have the meaning set forth in the recitals hereto.

                  "Bank Guaranty" shall mean, collectively, the Parent Bank Guaranty and the Subsidiary Bank Guaranty.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Tennessee; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of

         Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Tennessee, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral Agent" shall have the meaning set forth in the recitals hereto.

                  "Credit Agreement" shall have the meaning set forth in the recitals hereto.

                  "Credit Transaction Documents" shall mean the Note Agreement, the Notes, the Notes Guarantee, the Bank Guaranty, the Credit Agreement, the Security Documents, the other Loan Documents (as defined in the Credit Agreement) and the Intercreditor Agreement.

                  "CTI" means Covenant Transport, Inc., a Tennessee corporation, and its successors and assigns.

                  "Intercreditor Agreement" shall have the meaning set forth in the recitals hereto.

                  "Lenders" shall have the meaning set forth in the recitals hereto.

                  "Lien", as applied to the property or assets (or the income or profits therefrom) of any Person, shall mean (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise): any mortgage, security interest, lien, pledge, attachment, financing statement, levy, charge, or other encumbrance of any kind in respect of any property or assets of such Person, or upon the income or profits therefrom. For this purpose, the Pledgor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Note Agreement" shall have the meaning set forth in the recitals hereto.

                  "Noteholders" shall have the meaning set forth in the recitals hereto.

                  "Notes" shall have the meaning set forth in the recitals hereto.

                  "Notes Guarantee" shall mean, collectively, the Parent Note Guarantee and the Subsidiary Note Guaranty.

                  "Obligations" shall mean all indebtedness, obligations or liabilities (including, without limitation, all principal, interest, premium, fees, reimbursement obligations, indemnity obligations, collection costs and other amounts, ) now or hereafter owing by any or all of the Obligors to any or all of the Participating Creditors and/or the Collateral Agent under any or all of the Credit Transaction Documents (and specifically including all

         "Obligations" as defined in the Credit Agreement and the obligations of the Subsidiary Guarantors under the Subsidiary Bank Guaranty).

                  "Obligors" shall mean the Borrower, the Pledgor, the other Subsidiary Guarantors, the Parent and each other guarantor of the Obligations arising under the Notes and the Note Agreement or the Credit Agreement.

                  "Parent" shall have the meaning set forth in the recitals hereto.

                  "Parent Bank Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Parent Note Guarantee" shall have the meaning set forth in the recitals hereto.

                  "Participating Creditors" shall have the meaning set forth in the recitals hereto.

                  "Person"  means  an  individual,   corporation,   partnership,
         limited liability company, trust or unincorporated organization, a government or any agency or political subdivision thereof.

                  "Pledged Securities" shall have the meaning assigned to such term in Section 4.2 hereof.

                  "Pledged Stock" shall have the meaning assigned to such term in Section 3 hereof.

                  "Pledgor" shall mean Covenant Transport, Inc., a Tennessee corporation.

                  "Post-Maturity Rate" shall mean (i) when used in respect of Obligations owing to any Noteholder, the applicable default or post-maturity rate specified in the Note Agreement or the Notes, (ii) when used in respect of Obligations owing to any Bank Creditor, the applicable Default Rate (as defined in the Credit Agreement), and (iii) when used in respect of any other Obligations hereunder, the highest of any of the foregoing default or post-maturity rates.

                  "Prior Bank Creditors" shall mean ABN AMRO Bank, N.V. ("ABN"), as agent under the Prior Credit Agreement, and ABN, AmSouth Bank, N.A. (successor by merger to First American National Bank), Bank of America, N.A., Bank One, N.A., and SunTrust Bank, as lenders under the Prior Credit Agreement.

                  "Prior Collateral Agent" shall mean First Union National Bank, as Collateral Agent under the Prior Intercreditor Agreement.

                  "Prior Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of June 18, 1999 among CTI, the Borrower, and the Prior Bank Creditors, as further amended in that certain Amendment to Amended and Restated Credit Agreement dated as of June 6, 2000 among CTI, the Borrower, and the Prior Bank

         Creditors (as the same may have been amended, restated, supplemented or otherwise modified from time to time).

                  "Prior Intercreditor Agreement" shall have the meaning set forth in the recitals hereto.

                  "Security Document" shall mean each of the documents and agreements defined as a "Security Document" in the Note Agreement or a "Security Instrument" in the Credit Agreement and shall include any and all agreements, assignments, mortgages, deeds or other similar documents under which the Collateral Agent is now or hereafter granted a Lien in any collateral to secure the Obligations, including without limitation this Agreement.

                  "Subsidiary Bank Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Subsidiary Guarantors" shall mean Covenant.com, Inc. (formerly known as Covenant Acquisition Co. and C & F Acquisition Co.), a Nevada corporation, CIP, Inc. (formerly known as Intellectual Property Co.), a Nevada corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Tony Smith Trucking, Inc., an Arkansas corporation, Harold Ives Trucking Co., an Arkansas corporation, Terminal Truck Broker, Inc., an Arkansas corporation, Pledgor, and any other subsidiary, direct or indirect, of the Parent that may hereafter become a party to a guaranty agreement pursuant to the terms of the Credit Agreement or the Note Agreement.

                  "Subsidiary Note Guaranty" shall have the meaning set forth in the recitals hereto.

                  (b) The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined, with the exception of the term "Borrower." Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. All references herein to any Person, other than an Obligor, shall be deemed to include such Person's successors, transferees and assigns. All references herein to any Obligor shall be deemed to include such Obligor's successors. All references herein to any Credit Transaction Document shall be to such document as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  2. SECURITY FOR OBLIGATIONS ETC. This Agreement is for the benefit of the Secured Party, as collateral agent for the benefit of the Participating Creditors, to secure the prompt and complete payment, performance and observance of the Obligations, including without limitation all Obligations incurred by the Pledgor pursuant to each of the Subsidiary Note Guaranty and the Subsidiary Bank Guaranty.

                  3. PLEDGED  STOCK.  As used herein,  the term "Pledged  Stock"
shall mean all of the issued and outstanding shares of every class of capital stock of the Subsidiaries of the Pledgor set forth on Schedule 1, and all other shares of such stock or other equity interests issued by or equity participations in any Subsidiary of the Pledgor which may be now or hereafter owned by the Pledgor. The Pledgor represents and warrants that on the date hereof (a) the Pledged Stock consists of the number and type of shares of the capital stock of the Subsidiaries of the Pledgor as described on Schedule 1 attached hereto; (b) the Pledgor is the holder of record and sole beneficial owner of such Pledged Stock; and (c) the Pledged Stock constitutes the percentage of the issued and outstanding capital stock of each of such Subsidiaries as set forth on Schedule 1.

                  4.    PLEDGE OF SECURITIES, ETC.

                  4.1 Pledge. To secure the full and timely payment, performance, and observance of the Obligations and for the purposes set forth in
Section 2, the Pledgor hereby pledges and grants to the Secured Party a security interest in the Pledged Stock, together with (i) the certificates representing such Pledged Stock accompanied by stock powers duly executed in blank by the Pledgor, (ii) all dividends (whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Stock, and (iii) all proceeds of any of the foregoing; and the Pledgor hereby assigns, transfers, hypothecates and sets over to the Secured Party all of the Pledgor's right, title and interest in and to the Pledged Stock (and in and to the certificates or instruments evidencing the items described in clauses (i) and (ii) above) to be held by the Secured Party, upon the terms and conditions set forth in this Agreement. The Pledgor agrees to deliver to the Secured Party the items described in clause (i) above on the date hereof, and all certificates and instruments evidencing the items described in clause (ii) above promptly upon the Pledgor's receipt thereof.

                  4.2  Definition  of Pledged  Securities  and  Collateral.  The
Pledged Stock and all items described in clause (ii) of Section 4.1 are hereinafter called the "Pledged Securities", and the Pledged Securities, together with all other securities and monies and other property pledged to the Secured Party hereunder and any proceeds of any of the foregoing, are hereinafter called the "Collateral".

                  5. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Secured Party shall have the right to appoint one or more agents for the purpose of retaining physical possession of the Pledged Stock or any other Collateral pledged hereunder, which may be held (if applicable and in the discretion of the Secured Party) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Secured Party or any nominee or nominees of the Secured Party or an agent appointed by the Secured Party.

                  6. VOTING, ETC. Unless and until an Actionable Default shall have occurred and be continuing or would be caused thereby, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement or any other Credit Transaction Document; provided, further, that the Pledgor shall give the Secured Party at least ten (10) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right if the exercise or non-exercise of such right potentially may violate or be inconsistent with the aforementioned agreements. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Actionable Default shall occur and be continuing, and Section 8 hereof shall become applicable.

                  7.  DIVIDENDS  AND OTHER  DISTRIBUTIONS.  In  accordance  with
Section 4.1, the Pledgor shall at all times be required to deliver to the Collateral Agent, promptly upon receipt thereof, each of the following, which the Secured Party shall be allowed to retain as part of the Collateral:

                          (a) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Securities;

                          (b) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                          (c) all other or additional stock or other securities or property which may be paid in respect of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

         Unless an Actionable Default shall have occurred and be continuing or would be caused thereby, all cash dividends payable in respect of the Pledged Securities shall be paid to the Pledgor, but only to the extent (if any) permitted by the Credit Transaction Documents. Upon the occurrence and at all times during the continuance of an Actionable Default, the Secured Party shall be entitled to receive directly, and to retain as part of the Collateral, all such cash dividends. In the event that at any such time any such cash dividends are paid directly to the Pledgor, the Pledgor shall hold the same in trust for the benefit of the Collateral Agent and shall promptly cause all such cash dividends to be delivered to the Agent.

                          7.1  Additional  Interests.  The  Pledgor  agrees  and
covenants that it will cause each Subsidiary of the Pledgor not to issue any stock or other securities in addition to or in substitution for the Pledged Stock set forth on Schedule 1 except to the Pledgor. If the Pledgor shall at any time acquire or hold any additional Pledged Stock, including any Pledged Stock issued by any Subsidiary not listed on Schedule I hereto which is required to be subject to a Lien pursuant to the terms hereof or of Article V or Article IX of the Credit Agreement or any other provision of any Credit Transaction Document (any such shares or other equity interests or equity participations being referred to herein as the "Additional Interests"), the Pledgor shall deliver to the Secured Party for the benefit of the Participating Creditors (i) a revised
Schedule I hereto reflecting the ownership and pledge of such Additional Interests, (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by the Pledgor, (iii) any other document required in connection with such Additional Interests as described in Section 4.1 or as otherwise required by the Credit Transaction Documents and (iv) any other instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Secured Party may request from time to time to protect or enforce the Collateral Agent's Lien and security interest in the Additional Interests for the benefit of the Participating Creditors. The Pledgor shall comply with the requirements of this
Section 7.1 concurrently with the acquisition of any such Additional Interests; provided, however, that the failure to comply with the provisions of this
Section 7.1 shall not impair the Lien on Additional Interests conferred by the Pledgor to the Collateral Agent for the benefit of the Participating Creditors hereunder.

                  8. DEFAULT; REMEDIES. In case an Actionable Default shall have occurred and be continuing, the Secured Party shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Credit Transaction Document, or by law, and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Code) for the protection and enforcement of its rights in respect of the Collateral, and the Secured Party shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

                  (i) upon the declaration by the applicable Participating Creditor of any or all of the Obligations to be immediately due and payable or upon any or all of such Obligations otherwise becoming due and payable, to foreclose or otherwise enforce the Secured Party's security interest in or other Lien hereunder on any or all of the Collateral in any manner permitted by law or provided for in this Agreement;

                  (ii) to recover from the Pledgor all cost and expenses, including, without limitation, reasonable attorney's fees, incurred or paid by or on behalf of the Secured Party in exercising or enforcing any right, power, or remedy with respect to any or all of the Collateral provided to the Secured Party by this Agreement or by applicable law;

                  (iii) to receive all amounts payable in respect of the Collateral otherwise payable under Section 7 to the Pledgor and to enforce the payment of the Pledged Securities and to exercise all of the rights, powers, and remedies of the Pledgor thereunder;

                  (iv) to transfer all or any part of the Collateral into the Secured Party's name or the name of its nominee or nominees;

                  (v) to vote all or any part of the Collateral (whether or not transferred into the name of the Secured Party) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

                  (vi) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, without, to the fullest extent permitted by law, demand of performance or advertisement of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine; the Pledgor agrees that at least ten (10) days' notice of sale to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Obligations or otherwise; at any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Secured Party be under any obligation to take any action whatsoever with regard thereto. Pledgor recognizes that the Secured Party may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Secured Party may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Secured Party has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Pledged Stock to register or otherwise qualify it, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Stock if it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Stock may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Secured Party may exercise such other rights and remedies as may be available under the Credit Transaction Documents, at law (including without limitation the Code) or in equity;

                  (vii) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

                  (viii) to execute all such contracts, agreements, deeds, documents and instruments; to bring, defend and abandon all such actions, suits and proceedings; and to take all actions in relation to all or any part of the Collateral as the Secured Party in its sole discretion may determine;

                  (ix) to appoint managers, agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this
         Section 8 and to dismiss the same, all as the Secured Party in its sole discretion may determine; and

                  (x) generally, to take all such other action as the Secured Party in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 8 and which the Secured Party may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

                  9. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Secured Party provided for in this Agreement or any other Credit Transaction Document or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Secured Party of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Secured Party of all such other rights, powers or remedies, and no failure or delay on the part of the Secured Party to exercise any such right, power or remedy shall operate as a waiver thereof.

                  10. APPLICATION OF PROCEEDS. All monies collected by the Secured Party upon any sale or other disposition of the Collateral, together with all other monies received by the Secured Party hereunder, shall be applied in accordance with the terms of the Intercreditor Agreement.

                  11. PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                  12. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Secured Party in executing and, at its own expense, file and refile under the Code such financing statements, continuation statements and other documents in such offices as the Secured Party may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Secured Party's security interest in the Collateral and hereby authorizes the Secured Party to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to promptly execute and deliver to the Secured Party such additional conveyances, assignments, agreements and instruments as the Secured Party may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Secured Party its rights, powers and remedies hereunder.

         All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Collateral Agent or any Participating Creditor in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Obligations secured hereunder and shall be paid to the Collateral Agent for the benefit of the Participating Creditors by the Pledgor immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Post-Maturity Rate.

                  13.     THE SECURED PARTY AS COLLATERAL AGENT.

                  (a) The Secured Party will hold in accordance with this Agreement and the other Credit Transaction Documents all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Intercreditor Agreement, and the other Credit Transaction Documents.

                  (b) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords other similar property held in a similar capacity as collateral agent, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                  14. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that (i) it is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Stock described in Section 3 hereof, subject to no pledge, Lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the Liens and security interests created by this Agreement or expressly permitted by this Agreement or the other Credit Transaction Documents; (ii) it has full power, authority and legal right to pledge all the Pledged Stock pursuant to this Agreement; (iii) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or any Subsidiary) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally (or except as may already have been obtained); (iv) all shares of Pledged Stock have been duly and validly issued, are fully paid and nonassessable; (v) the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities, and the proceeds thereof, which security interest is not subject to any prior Lien or encumbrance or any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of the Pledgor which would include the Pledged Securities;
(vi) execution, delivery, and performance of this Agreement will not violate, or cause default under or result in a Lien (other than the Secured Party's security interest and Lien hereunder) upon any property of the Pledgor pursuant to, any applicable law, rule or regulation or any agreement, indenture, judgment, order, decree, or instrument binding upon or affecting the Pledgor or any of the Collateral; (vii) all information heretofore, herein, or hereafter supplied to the Secured Party by or on behalf of the Pledgor with respect to any of the Collateral is or will be true and correct in all material respects at the time so supplied; and (viii) the Pledgor has delivered to the Secured Party all instruments, documents, and chattel paper, and other items of Collateral in which the Secured Party's security interest or lien hereunder must be perfected by possession, together with such additional writings, including, without limitation, duly executed blank and undated assignments and stock powers, with respect thereto as the Secured Party shall request.

                  15.     COVENANTS OF THE PLEDGOR.

                          (a) The  Pledgor  covenants  and  agrees  that (i) the
Pledgor will defend the Secured Party's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; (ii) the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Secured Party as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Secured Party; (iii) the Pledgor shall do all acts that may be necessary to maintain, preserve, and protect the Collateral;
(iv) the Pledgor shall not sell or encumber or otherwise dispose of or transfer any Collateral or any right or interest therein, and the Pledgor shall keep the Collateral free of all levies, security interests or other liens, charges or encumbrances except those Liens and security interests created by this Agreement or expressly permitted by this Agreement or the other Credit Transaction Documents or those approved in writing by the Secured Party; and (v) the Pledgor will not, with respect to any Collateral, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

                          (b) At no time shall any Pledged  Stock (i) be held or
maintained in the form of a security entitlement or credited to any securities account or (ii) which constitutes a

"security" (or as to which the issuer thereof has elected to have treated as a "security") under Article 8 of the Code, be maintained in the form of uncertificated securities. With respect to Pledged Stock that are "securities" under the Code, or as to which the issuer thereof has elected at any time to have such interests treated as "securities" under the Code, such Pledged Stock is, and shall at all times be, represented by the share certificates listed on
Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor (which blank stock powers shall be sufficient to transfer title from the Pledgor once completed and dated), have been delivered to the Agent or are being delivered to the Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 7.1, shall be delivered pursuant to Section 7.1. At no time shall the Pledgor elect, or cause or allow any Subsidiary Guarantor or other issuer of Pledged Stock to elect, not to treat any Pledged Stock as a "security" under Article 8 of the Code if such election is available.

                  16. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Transaction Documents or any of the other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Credit Transaction Documents or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Secured Party or any Participating Creditor, or any assignee thereof or any acceptance thereof or any release of any security by the Secured Party or any Participating Creditor or any assignee thereof; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, the Borrower or the Parent, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; or (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations.

                  17.   NOTICES,   ETC.   All   notices,   requests   and  other
communications provided for hereunder shall be in writing and personally delivered (including overnight courier), mailed by certified or registered mail, postage prepaid and return receipt requested, or telecopied (all telecopier notices promptly to be confirmed by mail or personal delivery), at the address and telecopier number of each party specified on the signature page hereof, or at such other address or telecopier number as may be hereafter designated by notice as herein provided. All such notices and communications shall be effective or deemed delivered or furnished (i) if given by mail, on the third business day after such communication is deposited in the mail, addressed as provided herein, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as provided herein and the appropriate answer-back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery or overnight courier, when left at the address of the addressee addressed as provided above; except that notices of a change of address or telecopier number shall not be effective until actually received.

                  18. POWER OF ATTORNEY. The Pledgor hereby absolutely and irrevocably constitutes and appoints the Secured Party the Pledgor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the Pledgor: (a) to execute and do all such assurances, acts and things which the Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Secured Party may, in its sole discretion, determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Secured Party under this Agreement; and (c) generally, in the name of the Pledgor exercise all or any of the powers, authorities, and discretion conferred on or reserved to the Secured Party by or pursuant to this Agreement, and
(without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as the Secured Party may deem proper in or for the purpose of exercising any of such powers, authorities or discretion. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Secured Party shall do or purport to do in the exercise of the power of attorney granted to the Secured Party pursuant to this Section 18, which power of attorney, being given for security, is irrevocable.

                  19. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor, the Borrower or the Parent for liquidation or reorganization, should the Pledgor, the Borrower or the Parent become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of their respective assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  20. TERMINATION, RELEASE. Subject to Section 19 hereof, this Agreement shall terminate upon the first day following the occurrence of the Facility Termination Date (as defined in the Credit Agreement) and the repayment in full of all Obligations.

                  21.     MISCELLANEOUS.

                          (a) The Pledgor  agrees  with the  Secured  Party that
each of the obligations and liabilities of the Pledgor to the Secured Party under this Agreement may be enforced against the Pledgor without the necessity of joining the Borrower, any other holders of pledges of or security interests in any of the Collateral, or any other Person as a party. This Agreement and the Intercreditor Agreement contain the entire agreement between the Secured Party and the Pledgor with respect to the Collateral and supersedes all prior agreements, commitments, understandings, negotiations, or correspondence between them with respect thereto. This Agreement shall create a continuing security interest in the Collateral. This Agreement may be changed, waived, discharged or terminated only in accordance with the provisions of the Credit Transaction Documents. Unless otherwise defined herein, terms defined in Article 9 of the Code in the State of Tennessee are used herein as therein defined. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                          (b) This Pledge  Agreement,  and the terms,  covenants
and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 21(b), any Participating Creditor may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement) and the Note Agreement (to the extent permitted by the Note Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Participating Creditor herein or otherwise, subject however, to the provisions of the various Credit Transaction Documents. All references herein to the Collateral Agent or the Secured Party and to the Participating Creditors shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Obligations.

                          (c)  The  Secured  Party,   for  the  benefit  of  the
Participating Creditors, and the Pledgor hereby consent to and agree with the terms of the Intercreditor Agreement and hereby acknowledge and agree that each Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Intercreditor Agreement.

                  22.   GOVERNING   LAW.  This  Agreement  and  the  rights  and
obligations of the parties hereunder shall be construed in accordance with and be governed by the internal laws of the State of Tennessee.

                  23. Judicial Proceedings; Waiver of Jury Trial. ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES

(WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, AND (B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 17 HEREOF, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST THE PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGOR AGAINST THE SECURED PARTY OR ANY PARTICIPATING CREDITOR INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF CHATTANOOGA, STATE OF TENNESSEE. THE PLEDGOR AND THE SECURED PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF THE PLEDGOR'S OBLIGATIONS HEREUNDER OR THEREUNDER.

                  24. Limitation of Liability. Neither the Secured Party nor any Participating Creditor, nor any affiliate thereof, shall have any liability with respect to, and EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (AS OPPOSED TO DIRECT DAMAGES) SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                  25. Indemnification. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in the Credit Agreement or any other Credit Transaction Document, the Pledgor agrees to indemnify and hold harmless the Secured Party, the Participating Creditors, and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Credit Transaction Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the extensions of credit under the Credit Transaction Documents except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Pledgor or any other Obligor, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

                  26. Swap Agreements. All obligations of the Borrower under Swap Agreements (as defined in the Credit Agreement) to which any Participating Creditor or its affiliates are a party shall be deemed to be Obligations secured hereby (unless otherwise agreed in writing by such Participating Creditor), and each Participating Creditor or affiliate of a Participating Creditor party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

                                       COVENANT TRANSPORT, INC.,
                                       a Tennessee corporation


                                       By:______________________________________
                                       Name:  Joey B. Hogan
                                       Title:    Treasurer

                                       Address for Notices:

                                       Covenant Transport, Inc.
                                       400 Birmingham Highway
                                       Chattanooga, Tennessee  37404

                                       Telecopier No.:  (423) 821-5442
                                       Telephone No.:   (423) 821-1212

                                       Attention:   Joey B. Hogan
                                                    Treasurer

ACCEPTED BY:

BANK OF AMERICA, N.A.,
as Collateral Agent


By:_____________________________________
Name:
Title:

Address for Notices:
Bank of America, N.A.
TN6-300-02-03
633 Chestnut Street, 2nd Floor
Chattanooga, Tennessee  37450
Attention: Sybil Weldon
Telephone:        (423) 752-1222
Telefacsimile:    (423) 755-0689


   Second Amended and Restated Guarantor Stock Pledge and Security Agreement
                              Signature Page 1 of 1


                                   SCHEDULE 1

                                  Pledged Stock


                                                                                                              Percentage of
Name of Corporation                      Number and Type of Shares                 Certificate No(s).          Total Shares
-------------------                      -------------------------                 -----------------           ------------

Covenant.com, Inc., a Nevada             10,000 shares of $.01 par value                   3                      100%
corporation                              common stock

CIP, Inc., a Nevada corporation          10,000 shares of $.01 par value                   3                      100%
                                         common stock

Harold Ives Trucking Co., an             2,000 shares of $1.00 par value                   7                      100%
Arkansas corporation                     common stock

Terminal Truck Broker, Inc.,             61 shares of no par value common                  13                     100%
an Arkansas corporation                  stock


                                    EXHIBIT A

                 STOCK PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT SUPPLEMENT (as from time to time amended, modified or restated, this " Supplement"), dated as of ______________ ___, 20__ is made by and between Covenant Transport, Inc., a Tennessee corporation (the "Pledgor"), and BANK OF AMERICA, N.A., a national banking association, as Collateral Agent for the Participating Creditors (as described in the Pledge Agreement referred to below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is required under the terms of the Credit Transaction Documents and that certain Second Amended and Restated Guarantor Stock Pledge and Security Agreement dated as of December ___, 2000 by the Pledgor in favor of the Collateral Agent for the benefit of the Participating Creditors (as from time to time amended, modified, supplemented or amended and restated, the "Pledge Agreement"), to cause certain Pledged Stock held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the various Credit Transaction Documents by the Participating Creditors was the obligation of the Pledgor to pledge to the Collateral Agent for the benefit of the Participating Creditors the Additional Interests, whether then owned or subsequently acquired or created; and

         WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Collateral Agent for the benefit of the Participating Creditors all of the Additional Interests in accordance with the terms of the Pledge Agreement and the other Credit Transaction Documents;

         NOW,  THEREFORE,   the  Pledgor  hereby  agrees  as  follows  with  the
Collateral Agent, for the benefit of the Participating Creditors:

         The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Collateral Agent for the benefit of the Participating Creditors, and grants to the Collateral Agent for the benefit of the Participating Creditors a first priority lien and security interest in, the Additional Interests and all of the following:

                  (a) all dividends (whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any and all of the Additional Interests;

                  (b) all other property hereafter delivered to the Collateral Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property; and

                  (c) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "Pledged Stock" under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (c) above (the "Additional Collateral") shall collectively constitute "Collateral" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Stock and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that a true, correct and complete revised Schedule I to the Pledge Agreement reflecting the Additional Interests and all other Pledged Stock is attached hereto and hereby incorporated by reference into the Pledge Agreement, and that all other documents required to be furnished to the Collateral Agent pursuant to Section 4.1 of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Collateral Agent.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.


                                       PLEDGOR:



                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Collateral Agent for the Participating Creditors

By:__________________________________________
Name:________________________________________
Title:_______________________________________


                                     ANNEX A
         (to Pledge Agreement Supplement of __________ dated __________)

                              Additional Interests


                                                                                                         Percentage of
Name of Corporation                      Number and Type of Shares                Certificate No(s).      Total Shares
-------------------                      -------------------------                -----------------       ------------






                REVISED SCHEDULE I TO SECURITIES PLEDGE AGREEMENT

                                Date: __________

                                  Pledged Stock

                                                                                                             Percentage of Total
Name of Corporation                      Number and Type of Shares                 Certificate No(s).               Shares
-------------------                      -------------------------                 -----------------                ------





                                    EXHIBIT K

                       Form of Borrowing Base Certificate


Bank of America, N.A., successor
  to NationsBank, N.A.
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9436


         Reference is hereby made to the Credit Agreement dated as of December 13 2000, (as from time to time amended, restated, modified, replaced, or supplemented the "Agreement") among Covenant Asset Management, Inc., a Nevada corporation ("Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders (as defined in the Agreement) and Bank of America, N.A., as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, duly authorized and acting Authorized Representatives of the Borrower and the Parent, hereby certifies to you as of _____________, 20___ (the "Determination Date") as follows:


Availability under Revolving Credit Facility


I.       Eligible Revenue Equipment

                                                                                        Borrowing
Revenue Equipment:                          Gross          Eligible      Advance %     Base Amount
-----------------                           -----          --------      ---------     -----------

Southern Refrigerated Transport, Inc.       ______          ______         ______        ______
Covenant Transport, Inc.                    ______          ______         ______        ______

Total:                                      ______          ______         ______        ______ (I)

II.      Aggregate Senior Note Outstandings:                                             ______ (II)


         TOTAL BORROWING BASE (I-II):       __________________________*
                                            *Not to exceed Total Revolving
                                                  Credit Commitment.

III.

1.  Total Borrowing Base:                                $______________________
2.  Revolving Credit Outstandings                        $______________________
3.  Availability [1-2]                                   $_____________________*


         * If negative, immediate prepayment of the amount of such deficit is required.



         IN WITNESS WHEREOF, we have executed this Certificate this __ day of __________, 20___.

                                       COVENANT ASSET MANAGEMENT, INC.

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       COVENANT TRANSPORT, INC.

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                    EXHIBIT L

                      Form of Commitment Increase Agreement


Date: ___________________


Bank of America, N.A.,
as Agent
TN6-300-02-03
633 Chestnut Street, 2nd Floor
Chattanooga, Tennessee  37450
Attention: Sybil Weldon
Telephone:        (423) 752-1222
Telefacsimile:    (423) 755-0689

Covenant Asset Management, Inc.
400 Birmingham Highway
Chattanooga, Tennessee  37419
Attn: _________________
Telephone:     (___) ___-____
Telefacsimile: (___) ___-____

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 13, 2000 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), Covenant Transport, Inc., a Nevada corporation, the Lenders referred to therein, and Bank of America, N.A., as administrative agent (in such capacity, "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         This Commitment  Increase  Agreement is made and delivered  pursuant to
Section 2.1(f) of the Credit Agreement.

         Subject to the terms and conditions of Section 2.1(f) of the Credit Agreement, _______________________________ ("Increasing Lender") will increase its Revolving Credit Commitment to an amount equal to $___________, on the Increased Commitment Date applicable to it. The Increasing Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Revolving Credit Commitment of the Increasing Lender shall be increased to the amount set forth above, and the Increasing Lender shall have all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement with a Revolving Credit Commitment in the amount set forth above.

         Effective the on the Increased Commitment Date applicable to it, the Increasing Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of

Revolving Credit Outstandings as shall be necessary to effectuate the adjustments in the pro rata shares of Lenders contemplated by Section 2.1(f) of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Revolving Credit Outstandings to Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to Increasing Lender by Agent.

         THIS COMMITMENT INCREASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TENNESSEE, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

         IN WITNESS WHEREOF, Increasing Lender has caused this Commitment Increase Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

                                       [INCREASING LENDER]


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________



CONSENTED TO as of ___________________:

COVENANT ASSET MANAGEMENT, INC.


By:____________________________________
Name:__________________________________
Title:_________________________________


BANK OF AMERICA, N.A.,
as Agent


By:____________________________________
Name:__________________________________
Title:_________________________________

                                    EXHIBIT M

                         Form of Added Lender Agreement

Date: ___________________


Bank of America, N.A.,
as Agent
TN6-300-02-03
633 Chestnut Street, 2nd Floor
Chattanooga, Tennessee  37450
Attention: Sybil Weldon
Telephone:        (423) 752-1222
Telefacsimile:    (423) 755-0689

Covenant Asset Management, Inc.
400 Birmingham Highway
Chattanooga, Tennessee  37419
Attn: _________________
Telephone:     (___) ___-____
Telefacsimile: (___) ___-____

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 13, 2000 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Covenant Asset Management, Inc., a Nevada corporation (the "Borrower"), Covenant Transport, Inc., a Nevada corporation the Lenders referred to therein, and Bank of America, N.A., as administrative agent (in such capacity, "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         This Added Lender Agreement is made and delivered pursuant to Section 2.1(f) of the Credit Agreement.

         Subject to the terms and conditions of Section 2.1(f) of the Credit Agreement, _________________________ (the "Added Lender") will become a party to the Credit Agreement as a Lender, with a Revolving Credit Commitment equal to $___________, on the Increased Commitment Date applicable to it. The Added Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Added Lender shall be and become a party to the Credit Agreement as a Lender and have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with a Revolving Credit Commitment in the amount set forth above.

         Effective the on the Increased Commitment Date applicable to it, the Added Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of Revolving Credit Outstandings as shall be necessary to effectuate the adjustments in the pro rata shares of the Lenders contemplated by Section 2.1(f) of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Revolving Credit Outstandings to Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to the Added Lender by the Agent. The following administrative details apply to the Added Lender:

         (A)      Lending Office(s):
                  -----------------

                  Lender name:         ______________________________
                  Address:             ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________
                  Attention:           ______________________________
                  Telephone:           (___)_________________________
                  Facsimile:           (___)_________________________

                  Lender name:         ______________________________
                  Address:             ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________
                  Attention:           ______________________________
                  Telephone:           (___)_________________________
                  Facsimile:           (___)_________________________


         (B)      Notice Address:
                  --------------

                  Lender name:         ______________________________
                  Address:             ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________
                  Attention:           ______________________________
                  Telephone:           (___)_________________________
                  Facsimile:           (___)_________________________


         (C)      Payment Instructions:
                  --------------------

                  Account No.:         ______________________________
                  At:                  ______________________________
                                       ______________________________
                                       ______________________________
                                       ______________________________
                  Reference:           ______________________________
                  Attention:           ______________________________

THIS ADDED LENDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TENNESSEE, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

         IN WITNESS WHEREOF, the Added Lender has caused this Added Lender Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

                                       [ADDED LENDER]


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


CONSENTED TO as of ___________________:

COVENANT ASSET MANAGEMENT, INC.


By:____________________________________
Name:__________________________________
Title:_________________________________


BANK OF AMERICA, N.A.,
as Agent


By:____________________________________
Name:__________________________________
Title:_________________________________

                                   EXHIBIT N-1

               Form of Borrower Intercompany Note Pledge Agreement


                                  See attached.

                                     N-1-1

                       INTERCOMPANY NOTE PLEDGE AGREEMENT


         THIS INTERCOMPANY NOTE PLEDGE AGREEMENT (as from time to time amended, restated, modified or supplemented, the "Note Pledge Agreement") is made and entered into as of this 13th day of December, 2000 by and between COVENANT ASSET MANAGEMENT, INC., a Nevada Corporation (the "Pledgor" or "Borrower"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, acting as Collateral Agent under the Intercreditor Agreement (defined below) for the benefit of the Participating Creditors (as defined below) (in such capacity, and together with any successor thereto, the "Collateral Agent" or the "Secured Party"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Intercreditor Agreement.

                              W I T N E S S E T H:

         WHEREAS, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America (collectively, together with their successors and assigns, the "Noteholders") have heretofore purchased $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005 (the "Notes"), issued by the Pledgor, pursuant to that certain Note Purchase Agreement (as the same may hereafter be amended, modified, supplemented, refinanced or replaced, the "Note Agreement"), dated as of May 15, 2000, between the Noteholders, the Borrower and Covenant Transport, Inc., a Nevada corporation (the "Parent"); and

         WHEREAS, the Borrower has entered into a certain Credit Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), dated of even date herewith, with the Parent, the financial institutions signatory thereto as lenders (together with each other institution from time to time party to the Credit Agreement as a lender, the "Lenders"), the Issuing Bank thereunder, and Bank of America, N.A., as administrative agent (together with any successor thereto, the "Agent"; the Lenders, the Issuing Bank and the Agent being collectively called the "Bank Creditors"), pursuant to which the Bank Creditors have agreed to provide a revolving credit facility and a letter of credit facility for the benefit of the Borrower, the Parent, and the Subsidiary Guarantors; and

         WHEREAS, the revolving credit facility and letter of credit facility are being provided pursuant to the Credit Agreement to refinance those certain facilities provided to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of June 18, 1999 (the "Prior Credit Agreement") among Covenant Transport, Inc., a Tennessee corporation, the Borrower, ABN AMRO Bank, N.V. ("ABN") as agent, and ABN, BankOne, N.A., AmSouth Bank, N.A. (successor by merger to First American National Bank), Bank of America, N.A., and SunTrust Bank, as lenders (collectively, with ABN as agent, the "Prior Bank Creditors"); and

         WHEREAS, the Noteholders previously entered into an Amended and Restated Master Collateral and Intercreditor Agreement, dated as of June 6, 2000, among the Noteholders, the Prior Bank Creditors and the Prior Collateral Agent, and acknowledged and agreed to by the Borrower and the Parent, (the "Prior Intercreditor Agreement"), in order to acknowledge their agreement that the Borrower's obligations to each of the Noteholders under the Notes and Note Agreement and the Prior Bank Creditors under the Prior Credit Agreement would be secured on a pari passu basis, and to set forth their respective rights in respect of any and all security or collateral securing the obligations of the Borrower, the Parent, or any Subsidiary Guarantor to the Noteholders under the Notes and Note Agreement or to the Prior Bank Creditors under the Prior Credit Agreement; and

         WHEREAS pursuant to the Prior Credit Agreement, the Note Agreement and the Security Documents, the Noteholders and the Prior Bank Creditors were previously granted a security interest in the Intercompany Notes, as defined in the Credit Agreement, in order to secure the prompt and complete payment, performance and observance of the Borrower's obligations under the Note Agreement, which security interest is intended to be continued hereby as to the Noteholders; and

         WHEREAS, the Noteholders and the Bank Creditors under the Credit Agreement (together, the "Participating Creditors") have agreed that the Borrower's obligations to each of them under the Note Agreement and the Credit Agreement shall be secured on a pari passu basis, and are entering into the Second Amended and Restated Master Collateral and Intercreditor Agreement dated as of the date hereof (as it may hereafter be amended, modified, supplemented, refinanced or replaced, the "Intercreditor Agreement") with Bank of America, N.A. as Collateral Agent, to amend and restate the Prior Intercreditor Agreement insofar as the revolving credit and letter of credit facilities provided under the Credit Agreement refinance and replace those revolving credit and letter of credit facilities provided pursuant to the Prior Credit Agreement, and to set forth their respective rights in respect of any and all security or collateral now or hereafter securing the current obligations of the Borrower, the Parent or any Subsidiary Guarantor to the Noteholders under the Notes and Note Agreement or to the Bank Creditors under the Credit Agreement; and

         WHEREAS, subject to the terms and conditions of the Intercreditor Agreement, the Noteholders and the Bank Creditors have appointed the Collateral Agent to serve as collateral agent under this Agreement, and the Collateral Agent has agreed to serve as collateral agent under this Agreement; and

         WHEREAS, to secure or continue to secure, as applicable, the prompt and complete payment and performance of its Obligations (as defined in the Credit Agreement) to the Bank Creditors under the Credit Agreement and its obligations to the Noteholders under the Note Agreement (collectively the "Secured Obligations"), the Pledgor is willing to pledge and grant to the Secured Party, for the benefit of the Participating Creditors, a security interest in all Intercompany Notes, as described in the Credit Agreement, at any time and from time to time held by and payable to the order of it (or endorsed and assigned to the order of it) from time to time evidencing indebtedness owing to the Pledgor from the Parent, each Subsidiary of the Parent, and certain affiliates of Pledgor, whether now in existence or hereafter issued (the "Pledged Notes"), including without limitation the Pledged Notes more particularly described on
Schedule I hereto;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       Pledge of  Notes; Other Collateral.

                  (a) As collateral security for the payment and performance of all Secured Obligations now or hereafter existing, absolute or contingent, the Pledgor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Participating Creditors, and grants to the Collateral Agent for the benefit of the Participating Creditors pursuant to the Tennessee Uniform Commercial Code (the "UCC") a first priority security interest in, the Pledged Notes and all of the following:

                           (i) all cash, securities,  rights, and other property
                  at any time and from time to time declared or distributed in respect of or in exchange for or as payment for any principal amount of or interest accrued on, or any other amount due in accordance with the terms of, any or all of the Pledged Notes, other than payments of principal and interest under and in accordance with the terms of such Pledged Notes that are permitted to be retained by the Pledgor hereunder and under the other Credit Transaction Documents;

                           (ii) all other  property  hereafter  delivered to the
                  Collateral Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Notes; and

                           (iii) all proceeds of any of the foregoing.

         All such Pledged Notes, certificates, instruments, cash, securities, interest, rights and other property referred to in this Section 1, are herein collectively referred to as the "Collateral." Each of the Pledged Notes described on Schedule I in effect from time to time are currently owned by the Pledgor as thereon indicated. The Pledged Notes as of the Closing Date, each together with an assignment duly executed in blank by the Pledgor substantially in the form of Exhibit A and an estoppel notice executed by the obligor thereunder substantially in the form of Exhibit B, have been delivered to the Collateral Agent.

                  (b) The Pledgor agrees to deliver all the Collateral to the Collateral Agent at such location as the Collateral Agent shall from time to time designate by written notice pursuant to Section 20 hereof for its custody at all times until termination of this Note Pledge Agreement in accordance with Section 22 hereof, together with such instruments of assignment and transfer as requested by the Collateral Agent.

                  (c) If the Parent or any Subsidiary of the Parent or of the Borrower makes any loan or advance to the Pledgor, as permitted by the Credit Transaction Documents, such loan or advance must be evidenced by an Intercompany Note (whether previously issued providing for future advances or newly issued as an additional Intercompany Note) which is subject to the terms of this Note Pledge Agreement and is deemed a Pledged Note hereunder, and the Pledgor shall deliver each such additional Pledged Note to the Collateral Agent, together with (i) an assignment duly executed in blank by the Pledgor substantially in the form of Exhibit A, (ii) an estoppel notice executed by the obligor thereunder substantially in the form of Exhibit B, (iii) a revised Schedule I hereto reflecting the additional Pledged Note, and (iv) any other document or instrument required pursuant to the terms of this Note Pledge Agreement.

                  (d) The Pledgor agrees to deliver all notes, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Collateral Agent may request to carry out the terms of this Note Pledge Agreement or to protect or enforce the Lien in the Collateral hereunder granted thereby to the Collateral Agent for the benefit of the Participating Creditors and further agrees to do and cause to be done all things determined by the Collateral Agent to be necessary to perfect and keep in full force such Lien, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue such Lien. The Pledgor agrees to make appropriate entries upon its books and records disclosing the Lien in the Collateral hereunder granted thereby to the Collateral Agent for the benefit of the Participating Creditors hereunder.

                  (e) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Collateral Agent or any Participating Creditor in exercising any right, power or remedy conferred by this Note Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Collateral Agent for the benefit of the Participating Creditors by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the higher of the applicable default or post-maturity rate specified in the Note Agreement or the Notes, or the applicable Default Rate as defined in the Credit Agreement.

                  (f) The Collateral Agent, for the benefit of the Participating Creditors, and the Pledgor hereby consent to and agree with the terms of the Intercreditor Agreement and hereby acknowledge and agree that each Lien in all Collateral now owned or hereafter acquired and all remedies available with respect to such Collateral are subject to the terms of the Intercreditor Agreement.

         2. Status of Pledged Notes. The Pledgor hereby represents and warrants to the Collateral Agent for the benefit of the Participating Creditors that (i) the Pledged Notes payable to it or its order evidence, and constitute the only instruments evidencing, all indebtedness outstanding from any entity to the Pledgor, (ii) the Pledgor is the record and beneficial owner of the Pledged Notes payable to it or its order, such ownership being free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and applicable restrictions pursuant to federal and state securities laws), (iii) the Pledgor has full corporate power, legal right and lawful authority to execute this Note Pledge Agreement and to pledge, assign and transfer the Pledged Notes in the manner and form hereof, and (iv) the pledge, assignment and delivery of the Pledged Notes payable to it or its order to the Collateral Agent for the benefit of the Participating Creditors pursuant to this Note Pledge Agreement creates, together with the delivery of the Pledged Notes, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in the Pledged Notes in favor of the Collateral Agent for the benefit of the Participating Creditors, securing the payment of the Secured Obligations. Except as otherwise expressly permitted herein or in the other Credit Transaction Documents, none of the Pledged Notes (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein other than pursuant to the Credit Transaction Documents, without the Collateral Agent's prior written consent, which may be withheld for any reason.

         3.       Preservation and Protection of Collateral.

                  (a) The Collateral Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

                  (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Collateral Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Collateral Agent at its option may pay or contest any of them (the Collateral Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

         4. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Actionable Default, the Collateral Agent is given full power and authority (a) to enforce the Pledged Notes in accordance with their terms, in its own name or in the name of the Pledgor, and to receive, endorse and collect all cash, checks and other orders for the payment of money made payable to the Pledgor representing any interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same, and
(b) to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Collateral Agent may elect; and any such sale may be made either at public or private sale at the Collateral Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Collateral Agent may reasonably deem fair; and the Collateral Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent. The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Collateral Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Collateral Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Notes, even if any issuer or maker of the Pledged Notes would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market does not exist for the Pledged Notes and agrees and acknowledges that as a result thereof the Pledged Notes may be sold for an amount less than the face amount thereof. In addition to the foregoing, the Secured Party may exercise such other rights and remedies as may be available under the Credit Transaction Documents, at law (including without limitation the UCC) or in equity.

         5. Proceeds of Sale. All sums received or collected from or on account of such Collateral from and after the occurrence of any Actionable Default and the proceeds of the sale of any of the Collateral shall be applied as provided in the Intercreditor Agreement.

         6. Presentments, Demands and Notices. The Collateral Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations.

         7. Anti-Marshalling Provisions. The right is hereby given by the Pledgor to the Collateral Agent, for the benefit of the Participating Creditors, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Collateral Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Collateral Agent, for the benefit of the Participating Creditors, the Collateral Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Note Pledge Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Collateral Agent, for the benefit of the Participating Creditors, in the manner provided in the Intercreditor Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         8. Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Note Pledge Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Collateral Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Actionable Default.

         9. Absolute  Rights and  Obligations.  All rights of the Secured Party,
and  all   obligations  of  the  Pledgor   hereunder,   shall  be  absolute  and
unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Note Agreement, any other Credit Transaction Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Note Agreement, any other Credit Transaction Document or any other agreement or instrument relating to any of the Secured Obligations;

                  (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                  (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Note Pledge Agreement.

         10. Waiver by Pledgor. The Pledgor waives (to the extent permitted by applicable law) any right to require the Secured Party or any other obligee of the Secured Obligations to (a) proceed against any Person, including without limitation the Parent or any Subsidiary Guarantor, (b) proceed against or exhaust any collateral securing payment or performance of any of the Secured Obligations, or (c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Person, including without limitation the Parent or any Subsidiary Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Person, including without limitation the Parent or any Subsidiary Guarantor. The Collateral Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Pledgor and the receipt thereof by the Pledgor shall be a complete and full acquittance for the

Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

         11.      Payments and Enforcement Rights.

                  (a) All payments of principal, interest, fees and other amounts with respect to the Pledged Notes shall be subject to the pledge hereunder, except for those payments of principal and interest which, to the extent permitted to be made under the Credit Agreement, the Note Agreement, or any other Credit Transaction Documents, and the terms (including any subordination provisions) of the Pledged Notes, are permitted to be retained by the Pledgor to which each such Pledged
         Note is payable, and any such payments may be retained by the Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Actionable Default, all such payments and other amounts received in respect of the Pledged Notes shall be promptly delivered to the Collateral Agent for the benefit of the Participating Creditors (together, if the Collateral Agent shall request, with undated instruments of assignment duly executed in blank affixed to any negotiable document or instrument so distributed) to be applied to the Secured Obligations pursuant to Section 5 hereof.

                  (b) So long as no Actionable Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all rights of enforcement, and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

                  (c) Upon the occurrence and during the continuance of any Actionable Default, at the option of the Collateral Agent, all rights of the Pledgor to receive and retain payments in respect of the Collateral shall cease and shall thereupon be vested in the Collateral Agent for the benefit of the Participating Creditors.

                  (d) Upon the occurrence and during the continuance of any Actionable Default, at the option of the Collateral Agent, all rights of the Pledgor to exercise rights of enforcement or other rights and powers in respect of the Pledged Notes which they are authorized to exercise pursuant to subsection (b) above shall cease and the Collateral Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Collateral Agent or its nominee or agent for the benefit of the Participating Creditors and exercise such enforcement and other rights and powers as appertain to ownership of such Collateral, pursuant to the power of attorney conferred under Section 8 hereof, and the Pledgor hereby agrees to provide such further powers of attorney as the Collateral Agent may request; provided, however, that the Collateral Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such enforcement or other power or right.

         12. Power of Sale. Until termination of this Note Pledge Agreement in accordance with Section 22 hereof, the power of sale and other rights, powers and remedies granted to the Collateral Agent for the benefit of the Participating Creditors hereunder shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of any Pledgor may have ceased.

         13. Other Rights. The rights, powers and remedies given to the Collateral Agent for the benefit of the Participating Creditors by this Note Pledge Agreement shall be in addition to all rights, powers and remedies given to the Secured Party, for the benefit of the Participating Creditors, by virtue of any statute or rule of law. Any forbearance or failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by the Participating Creditors by an instrument in writing, in accordance with the Intercreditor Agreement.

         14. Definitions. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the UCC, and such definitions are hereby incorporated herein by reference and made a part hereof.

         15. Entire Agreement. This Note Pledge Agreement, together with the Credit Agreement, the Note Agreement, and the other Credit Transaction Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Note Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

         16. Further Assurances. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration or enforcement of this Note Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights, powers and remedies for the benefit of the Participating Creditors hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Collateral Agent, on behalf of the Participating Creditors, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such issuers or obligors.

         17. Binding Agreement; Assignment. This Note Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Note Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Collateral Agent as Collateral under this Note Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 17, any Participating Creditor may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement) and the Note Agreement (to the extent permitted by the Note Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Participating Creditor herein or otherwise, subject however, to the provisions of the various Credit Transaction Documents. All references herein to the Secured Party or the Collateral Agent and to the Participating Creditors shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

         18. Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Participating Creditor or its affiliates are a party shall be deemed to be Secured Obligations secured hereby (unless otherwise agreed in writing by such Participating Creditor), and each Participating Creditor or affiliate of a Participating Creditor party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         19. Severability. In case any Lien, security interest or other right of the Secured Party, for the benefit of the Participating Creditors, or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20. Counterparts. This Note Pledge Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21. Indemnification. Without limitation of Section 12.9 of the Credit Agreement or any other indemnification provision in any Credit Transaction Document, the Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Party, the Participating Creditors, and each of their affiliates, and their respective officers, directors, employees, agents, and advisors, harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Note Pledge Agreement or any of the other Credit Transaction Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Secured Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall not have any obligation to a party seeking indemnification hereunder with respect to indemnified liabilities directly arising from the willful misconduct or gross negligence of such party. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Note Pledge Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date.

         22. Termination. This Note Pledge Agreement and all obligations of the Pledgor hereunder shall terminate upon the first day following the occurrence of the Facility Termination Date and the repayment in full of all Secured Obligations, at which time the Liens and rights granted to the Collateral Agent for the benefit of the Participating Creditors hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Note Pledge Agreement, the Collateral Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor the Pledged Notes (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Notes then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Collateral Agent.

         23. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Collateral Agent or any Participating Creditor provided by law or under the Credit Agreement, the Note Agreement, or the other Credit Transaction Documents. The extensions of credit to the Borrower pursuant to the Credit Agreement and the Note Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's pledge of the Pledged Notes pursuant to the terms hereof.

         24. Notices. Any notice required or permitted hereunder shall be given,
(a) with respect to the Pledgor, at the address of the Borrower indicated in the Intercreditor Agreement and (b) with respect to the Collateral Agent, at the Collateral Agent's address indicated in the Intercreditor Agreement. All such notices shall be given and shall be effective as provided in the Intercreditor Agreement.

         25.      Governing Law; Venue; Waiver of Jury Trial.

                  (a) THIS NOTE PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

                  (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF HAMILTON, STATE OF TENNESSEE, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS NOTE PLEDGE AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY

         ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR
         CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED BY THE INTERCREDITOR AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TENNESSEE.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT TRANSACTION DOCUMENT IN THE COURTS OF ANY PLACE WHERE THE PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE PLEDGOR AND THE COLLATERAL AGENT ON BEHALF OF THE PARTICIPATING CREDITORS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.


                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties have duly executed this Note Pledge Agreement on the day and year first written above.

                                       PLEDGOR:


                                       COVENANT ASSET MANAGEMENT, INC.


WITNESS:
                                       By:______________________________________
_____________________                  Name:____________________________________
                                       Title:___________________________________





                  INTERCOMPANY NOTE PLEDGE AGREEMENT (Borrower)
                              Signature Page 1 of 2

                                       COLLATERAL AGENT:

                                       BANK OF AMERICA, N.A.,
                                       as Collateral Agent


                                       By:______________________________________
                                       Name:
                                       Title:

                                       Address for Notices:
                                       Bank of America, N.A.
                                       TN6-300-02-03
                                       633 Chestnut Street, 2nd Floor
                                       Chattanooga, Tennessee  37450
                                       Attention: Sybil Weldon
                                       Telephone:     (423) 752-1222
                                       Telefacsimile: (423) 755-0689



                  INTERCOMPANY NOTE PLEDGE AGREEMENT (Borrower)
                              Signature Page 2 of 2

                                    Exhibit A

                               Form of Assignment

                          ASSIGNMENT OF PROMISSORY NOTE


         KNOW ALL MEN by these presents that the undersigned is the owner and holder of that certain promissory note dated [_____________] payable by
[_____________] to the undersigned in the original principal amount of $[_____________] (the "Promissory Note") and has sold, assigned, transferred, endorsed and set over, and by this assignment does sell, assign, transfer, endorse and set over to [_____________], all of its right title, and interest in the Promissory Note, and the obligations described therein and the monies due and to become due thereunder.

         TO HAVE AND TO HOLD the same unto [_____________], its successors and assigns forever.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed as of the [___] day of [_______________], [_____].


                                       [__________________________]

                                       By: __________________________________
                                       Name: ________________________________
                                       Title: _______________________________

                                    Exhibit B

                             Form of Estoppel Notice


TO:      Bank of America, N.A., as Collateral Agent
         TN6-300-02-03
         633 Chestnut Street, 2nd Floor
         Chattanooga, Tennessee  37450
         Attention: Sybil Weldon
         Telephone:        (423) 752-1222
         Telefacsimile:    (423) 755-0689

Re: That certain Note Purchase Agreement dated as of May 15, 2000, between Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America (collectively, together with their successors and assigns, the "Noteholders"), Covenant Asset Management, Inc., a Nevada corporation (the "Borrower") and Covenant Transport, Inc., a Nevada corporation (the "Parent") (as amended, modified, supplemented, restated or replaced from time to time, the "Note
         Agreement"), pursuant to which the Noteholders have heretofore purchased $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005 (the "Senior Notes"), issued by the Borrower; and that certain Credit Agreement (as amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), dated as of December __, 2000 by an among the Borrower, the Parent, the financial institutions signatories thereto (the "Lenders"), the Issuing Bank thereunder (the "Issuing Bank"), and Bank of America, N.A., as Agent (the "Agent"; the Lenders, the Issuing Bank and the Agent being collectively called the "Bank Creditors"), pursuant to which the Bank Creditors have agreed to provide a revolving credit facility and a letter of credit facility for the benefit of the Borrower, the Parent, and the other Credit Parties. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         The undersigned, _____________________ (the "Issuer") is the issuer of and obligor under that certain promissory note payable to the order of Covenant Asset Management, Inc., a Nevada corporation (the "Obligee"), dated ______________, in the principal amount of $_______________ (the "Note").

         Issuer acknowledges that the total amount presently outstanding under the Note is $__________________.

         Issuer acknowledges that (i) the Note evidences, and constitutes the only instrument evidencing, all indebtedness of the Issuer in favor of the Obligee, and (ii) it has no existing defense, counterclaim, set off, right of recoupment, claim or demand of any kind or nature whatsoever that can be asserted to eliminate or reduce all or any part of its liability to pay in full the indebtedness outstanding under the Note.

         Issuer acknowledges and recognizes that, pursuant to the terms of the Intercompany Note Pledge Agreement dated as of December __, 2000 by the Borrower in favor of the Collateral Agent, upon the occurrence of an Event of Default under and as defined in the Credit Agreement or the Note Agreement, the Collateral Agent, for the benefit of the Bank Creditors and the Noteholders, is given the full power and authority to (i) enforce the Note in accordance with its terms, in its own name or in the name of the Obligee, (ii) to receive, endorse and collect all cash, checks and other orders for the payment of money made payable to the Obligee representing any interest payment, principal payment or other distribution payable or distributable in respect of the Note and to give full discharge for the same, and (iii) to sell, assign and deliver or collect the whole or any part of the Note, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement. Without limiting the foregoing, the Issuer acknowledges and agrees that upon notice to it by the Collateral Agent of the occurrence of any such Event of Default, the Issuer shall thereafter deliver all payments under or in respect of the Note directly to the Collateral Agent or its assignee, as the Collateral Agent may designate.


                                       ISSUER:

                                       _________________________________________

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                   SCHEDULE I

============================================== ================================ =========================== ========================
               Name of Obligor                         Name of Obligee                     Date                     Face Amount
               ---------------                         ---------------                     ----                     -----------

---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Covenant Transport, Inc., a Tennessee          Covenant Asset Management, Inc.  January 1, 2000             $100,000,000
corporation
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Harold Ives Trucking Co., an Arkansas          Covenant Asset Management, Inc.  January 1, 2000             $75,000,000
corporation
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Southern Refrigerated Transport, Inc., an      Covenant Asset Management, Inc.  January 1, 2000             $30,000,000
Arkansas corporation
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
CIP, Inc., a Nevada corporation                Covenant Asset Management, Inc.  January 1, 2000             $1,000,000

---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Covenant.com, Inc., a Nevada corporation       Covenant Asset Management, Inc.  January 1, 2000             $1,000,000
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Covenant Transport, Inc., a Tennessee          Covenant Asset Management, Inc.  January 1, 2000             $100,000,000
corporation
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Southern Refrigerated Transport, Inc., an      Covenant Asset Management, Inc.  January 1, 2000             $10,693,014
Arkansas corporation
---------------------------------------------- -------------------------------- --------------------------- ------------------------
---------------------------------------------- -------------------------------- --------------------------- ------------------------
Terminal Trucker Broker, Inc., an Arkansas     Covenant Asset Management, Inc.  January 1, 2000             $4,647,439
corporation
============================================== ================================ =========================== ========================


                                   EXHIBIT O-1

                      Form of Guarantor Security Agreement


                                  See attached.

                                     O-1-1

                    SECOND CONSOLIDATING AMENDED AND RESTATED
                          GUARANTOR SECURITY AGREEMENT

                  This Consolidating Amended and Restated Guarantor Security Agreement, dated as of June 6, 2000, made by the corporations executing the signature page of this agreement as Pledgors (each a "Pledgor"), each having its chief executive office and its principal place of business at the addresses set forth in Schedule II hereto, in favor of FIRST UNION NATIONAL BANK, a national banking association which is the successor to First Union National Bank of Georgia, acting as Collateral Agent under the Intercreditor Agreement (defined below) for the benefit of the Participating Creditors (as defined below) (in such capacity, the "Collateral Agent" or the "Secured Party").

                              W I T N E S S E T H:

                  WHEREAS, Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Connecticut General Life Insurance Company and Life Insurance Company of North America (collectively, together with their successors and assigns, the "Noteholders") have heretofore purchased $25,000,000 in aggregate principal amount of 7.39% Guaranteed Senior Notes, due October 1, 2005 (the "Notes"), issued by Covenant Asset Management, Inc. (formerly known as Covenant Leasing, Inc.), a Nevada corporation (the "Borrower"), pursuant to those certain Note Purchase Agreements (as they may hereafter be amended, modified, supplemented, refinanced or replaced, the "Note Agreements"), dated as of May 15, 2000, between the Noteholders, the Borrower and Covenant Transport, Inc., a Nevada corporation (the "Parent"). The Notes are guaranteed by the Parent pursuant to the Note Agreements (the "Parent Guarantee") and by the Subsidiary Guarantors (as hereinafter defined) pursuant to a Subsidiary Guaranty dated as of May 15, 2000 (as it may hereafter be amended, modified, supplemented, refinanced or replaced, the "Subsidiary Guaranty"); and

                  WHEREAS, the Note Agreements are intended to be the successors to the separate Note Purchase Agreements dated as of October 15, 1995 among Covenant Transport, Inc., a Tennessee corporation ("CTI"), the Parent and the purchasers named therein (the "1995 Note Agreements"). The 7.39% Guaranteed
Senior Notes due October 1, 2005 issued pursuant to the 1995 Note Agreements were prepaid in full with the proceeds of the Notes as part of the reorganization of the Parent and its Subsidiaries; and

                  WHEREAS, each of the Pledgors has guaranteed or may in the future guarantee the obligations of the Borrower arising under the Note Agreements, pursuant to that separate Guaranty Agreement executed or to be executed by each of the Pledgors in favor of the Noteholders; and

                  WHEREAS, the Borrower and CTI (collectively, the "Borrowers") have heretofore entered into a certain Credit Agreement, dated as of January 17, 1995, with the banks signatories thereto (the "Banks"), the Banks serving as letter of credit banks thereunder, and ABN AMRO Bank N.V. (the "Agent"; the Banks, the Letter of Credit Banks and the Agent being collectively called the "Bank Creditors"), as amended by a number of amendments, as amended and restated by that certain Amended and Restated Credit Agreement dated as of June 18, 1999 among the Borrowers and the Bank Creditors and as further amended by Amendment to Amended and

Restated Credit Agreement dated as of June __, 2000 among the Borrowers and the Bank Creditors pursuant to which, inter alia, CTI was released as a borrower (as amended and restated through the date hereof, and as further amended, modified, supplemented, restated, or replaced from time to time, the "Credit Agreement"), pursuant to which the Bank Creditors have agreed to provide a revolving credit, term loan and letter of credit facility for the benefit of the Obligors; and

                  WHEREAS, the Parent has guaranteed the obligations of the Borrower arising under the Credit Agreement, pursuant to the Amended and Restated Parent Guaranty Agreement (the "Bank Guaranty"), dated as of June __, 2000, executed by the Parent in favor of the Bank Creditors amending and restating the Guaranty Agreement dated as of January 17, 1995 by the Parent in favor of the Banks and the Agent; and

                  WHEREAS, each of the Pledgors has also guaranteed the obligations of the Borrower arising under the Credit Agreement, pursuant to Consolidating Amended and Restated Guaranty Agreement dated as of June __, 2000 by the direct and indirect Subsidiaries of the Parent in favor of the Bank Creditors consolidating, amending and restating (a) the Guaranty Agreement dated as of March 31, 1997 by C&F Acquisition Co. (now known as Covenant.com, Inc.), a Nevada corporation, and Intellectual Property Co. (now known as CIP, Inc.), a
Nevada corporation, in favor of the Bank Creditors, (b) the Joinder Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation, in favor of the Bank Creditors, (c) the Joinder Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation, and Tony Smith Trucking, Inc., an Arkansas corporation, in favor of the Bank Creditors, and the Joinder Agreement dated as of November 16, 1999 by Harold Ives Trucking Co., an Arkansas corporation and Terminal Truck Broker, Inc., an Arkansas corporation, in favor of the Bank Creditors.

                  WHEREAS, the Noteholders and the Bank Creditors have agreed that the Grantor's and the Parent's obligations to each of them shall be secured on a pari passu basis, and have entered into a Master Collateral and Intercreditor Agreement, dated as of October 15, 1995, among the Noteholders, the Agent and the Collateral Agent, and acknowledged and agreed to by the Obligors, as amended by First Amendment to Master Collateral and Intercreditor Agreement, dated as of March 31, 1997, among the Noteholders, the Agent and the Collateral Agent, and acknowledged and agreed to by the Obligors, as further amended by the Second Amendment to Master Collateral and Intercreditor Agreement dated as of June 18, 1999, among the Noteholders, the Agent and the Collateral Agent and acknowledged by the Obligors, and as amended and restated by the Amended and Restated Master Collateral and Intercreditor Agreement dated as of June __, 2000 among the Noteholders, the Agent and the Collateral Agent and acknowledged by the Obligors (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), in order to set forth their respective rights in respect of any and all security or collateral now or hereafter securing the obligations of the Obligors to the Noteholders or the Bank Creditors; and

                  WHEREAS, each of the Pledgors have previously entered into Security Agreements as follows: (a) Security Agreement dated as of January 17, 1995 by CTI in favor of the Agent, (b) Security Agreement dated as of October 15, 1995 by CTI in favor of the Collateral Agent, as amended by the First Amendment to Security Agreement dated as of March 31, 1997, (c) separate Security Agreements each dated as of March 31, 1997 by Intellectual Property Co. (now known as CIP, Inc.), a Nevada corporation, and Covenant Leasing, Inc., a Nevada corporation, in favor of the Collateral Agent, (d) Security Agreement dated as of December 31, 1997 by Bud Meyer Truck Lines, Inc., a Minnesota corporation in favor of the Collateral Agent, (e) Security Agreement dated as of November 13, 1998 by Southern Refrigerated Transport, Inc., an Arkansas corporation and Tony Smith Trucking, Inc., an Arkansas corporation in favor of the Collateral Agent (f) Security Agreement dated as of November 16, 1999 by Harold Ives Trucking Co., an Arkansas corporation and Terminal Truck Broker, Inc., an Arkansas corporation in favor of the Collateral Agent, whereby each Pledgor granted to the Collateral Agent a security interest in the Collateral (as defined below) to secure repayment of the Obligations (as defined below) which security interests are intended to be continued hereby; and

                  WHEREAS, subject to the terms and conditions of the Intercreditor Agreement, the Noteholders and the Bank Creditors have agreed to appoint the Collateral Agent to serve as collateral agent under this Agreement, and the Collateral Agent has agreed to serve as collateral agent under this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       DEFINED TERMS.

                  a. When used herein, the following terms shall have the following meanings:

                  "Account   Debtor"  shall  mean  any  Person  who  may  become
         obligated to a Pledgor under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts",  as such term is defined in the Code, now owned or hereafter acquired by each of the Pledgors and, in any event, including, without limitation (a) all accounts receivable, other receivables, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to such Pledgor, whether arising out of goods sold or leased or for services rendered by it or from any other transaction (including, without limitation, any such obligations which may be characterized as an account or contract right under the Code), (b) all accounts receivable, notes receivable and other obligations and indebtedness of any Affiliate now owned or hereafter received or acquired by or belonging or owing to such Pledgor, (c) all of such Pledgor's rights in, to and under all licenses of patents, trademarks, trade names, service marks, copyrights, trade secrets, know-how or other intellectual property, or other similar agreements, all leases or subleases of equipment (including without limitation Revenue Equipment) or similar agreements, and all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (d) all monies due or to become due to such Pledgor under all licenses of patents, trademarks, trade names, service marks, copyrights, trade secrets, know-how or other intellectual property, or other similar agreements, all leases or subleases of equipment (including without limitation Revenue Equipment) or similar agreements, and all purchase orders and contracts for the sale of goods or the performance of services or both by such Pledgor or in connection with any other transaction (whether or not yet earned by performance on the part of such Pledgor) now or hereafter in existence, including, without limitation, the right to receive the proceeds of said licenses, leases, subleases, agreements, purchase orders and contracts, and (e) all collateral security, instruments, guarantees and other general intangibles of any kind, now or hereafter in existence, given by any Person with respect by any of the foregoing.

                  "Actionable Default" shall mean any Event of Default under and as defined in the Credit Agreement or any Event of Default under and as defined in the Note Agreements.

                  "Affiliate" shall mean any Person (other than the Parent) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Parent, (ii) which beneficially owns or holds 5% or more of any class of the voting stock of the Parent, (iii) of which the Parent or any Pledgor or shareholders of the Parent beneficially own or hold 5% or more of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest), or (iv) who is a member of the Board of Directors of the Parent or a member of the immediate family of any such Person. The term "immediate family" of any Person shall include the spouse, brothers, sisters and descendants of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise. The term "voting stock" means the shares of stock or other equity interest of a Person that, in the normal course of affairs, have the power to elect directors or the members of any policy making board of such Person.

                  "Agent" shall mean ABN AMRO Bank N.V., acting in the capacity of agent under the Credit Agreement, and any successor thereto.

                  "Bank Creditors" shall mean the Banks, the Letter of Credit Banks and the Agent.

                  "Bank Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Bank Subsidiary Guaranty" shall have the meaning set forth in the recitals hereto.

                  "Banks" shall have the meaning set forth in the recitals hereto, and each other institution party to the Credit Agreement as a "Bank" from time to time..

                  "Borrower"   shall  mean  Covenant  Asset   Management,   Inc.
         (formerly known as Covenant Leasing, Inc.), a Nevada corporation.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Georgia; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Georgia, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral"  shall have the meaning  assigned to such term in
         Section 2 hereof.

                  "Collection Account" shall mean any account, lockbox or other depository into which any Pledgor deposits or receives the proceeds of Accounts.

                  "Contract"   shall  mean  an   indenture,   agreement,   other
         contractual  restriction,   lease,  instrument,  deed,  certificate  or
         incorporation or charter, or bylaw.

                  "Credit Agreement" shall have the meaning set forth in the third recital paragraph hereof.

                  "Credit Transaction Documents" shall mean the Note Agreements, the Notes, the Notes Guarantee, the Credit Agreement, the Security Documents, the other Loan Documents (as defined in the Credit Agreement), and the Intercreditor Agreement.

                  "Intercreditor Agreement" shall have the meaning set forth in the recitals hereto.

                  "Lien", as applied to the property or assets (or the income or profits therefrom) of any Person, shall mean (in each case, whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise): any mortgage, lien, pledge, attachment, financing statement, levy, charge, or other security interest or encumbrance of any kind in respect of any property or assets of such Person, or upon the income or profits therefrom. For this purpose, each of the Pledgors shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Note Agreements" shall have the meaning set forth in the recitals hereto.

                  "Noteholders" shall have the meaning set forth in the recitals hereto.

                  "Notes" shall have the meaning set forth in the recitals hereto.

                  "Notes  Guarantee"  shall  mean,   collectively,   the  Parent
         Guarantee and the Subsidiary Guaranty.

                  "Obligations" shall mean all indebtedness, obligations or liabilities (including, without limitation, all principal, interest, premium, fees, reimbursement obligations, indemnity obligations, collection costs and other amounts) now or hereafter owing by any Pledgor and/or any or all of the other Obligors to any or all of the Participating Creditors and/or the Collateral Agent under any or all of the Credit Transaction Documents.

                  "Obligors" shall mean the Borrower, the Parent, each of the Pledgors and each other guarantor of the Obligations arising under the Notes or the Credit Agreement.

                  "Parent"  shall  mean  Covenant  Transport,   Inc.,  a  Nevada
         corporation.

                  "Participating Creditors" shall mean the Bank Creditors and the Noteholders.

                  "Permitted Lien" shall mean (i) a Lien listed in Schedule I hereto or consented to in writing by the Secured Party, (ii) a Lien securing a tax assessment or other governmental charge or levy (excluding any Lien arising under any of the provisions of the Employee Retirement Income Security Act of 1975, as amended), the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business, or a money judgment rendered by a court or administrative tribunal, but in each case only if (A) such amount is not due and payable or, in the case of a tax assessment or other governmental charge or levy, if payment thereof shall not at the time be required to be made in accordance with Section 5.1 of the Credit Agreement, (B) foreclosure, distraint, sale or other similar proceeding shall not have been commenced or if commenced, such proceeding is being contested in good faith by appropriate action and any execution in respect thereof has been bonded or stayed, and (C) such Lien, together with all other such Liens, secures obligations which do not exceed $100,000 in the aggregate, (iii) a Lien upon Revenue Equipment securing Purchase Money Debt, to the extent such Lien is a Permitted Lien under the Credit Agreement, and (iv) a Lien created in favor of the Secured Party under any of the Security Documents.

                  "Person"  means  an  individual,   corporation,   partnership,
         limited liability company, trust or unincorporated organization, a government or any agency or political subdivision thereof.

                  "Post-Maturity Rate" shall mean (i) when used in respect of Obligations owing to any Noteholder, the applicable default or post-maturity rate specified in the Note Agreements or the Notes, (ii) when used in respect of Obligations owing to any Bank Creditor, the applicable default or post-maturity rate specified in the Credit
         Agreement, and (iii) when used in respect of any other Obligations hereunder, the highest of any of the foregoing default or post-maturity rates.

                  "Proceeds" shall mean "proceeds", as such term is defined in the Code, whether now owned or hereafter acquired, and in whatever form, and, in any event, shall include, without limitation (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Pledgor from time to time with respect to any of the Collateral,
         (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any recoveries by any Pledgor against third parties with respect to any litigation or dispute concerning any of the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Revenue Equipment" shall mean all tractors, trailers and other similar equipment now or hereafter used in the operation of any Pledgor's or any Affiliate's trucking business and owned by such Pledgor, wherever located, and all replacements and substitutions for, and accessions to, such equipment.

                  "Security Document" shall mean each of the documents and agreements defined as a "Security Document" in the Note Agreements or the Credit Agreement and shall include any and all agreements, assignments, mortgages, deeds or other similar documents under which the Collateral Agent in now or hereafter granted a Lien in any collateral to secure the Obligations, including without limitation this Agreement.

                  "Subsidiary Guarantors" shall mean Covenant.com, Inc. (formerly known as Covenant Acquisition Co. and C & F Acquisition Co.), a Nevada corporation, CIP, Inc. (formerly known as Intellectual Property Co.), a Nevada corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Tony Smith Trucking, Inc., an Arkansas corporation, Harold Ives Trucking Co., an Arkansas corporation, Terminal Truck Broker, Inc., an Arkansas corporation, Covenant Transport, Inc., a Tennessee corporation, and any other Subsidiary, direct or indirect, of the Parent that may hereafter become a party to the Subsidiary Guaranty or the Bank Guaranty.

                  b. The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined, with the exception of the term "Borrower." Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require. All references herein to any Person, other than an Obligor, shall be deemed to include such Person's successors, transferees and assigns. All references herein to any Obligor shall be deemed to include such Obligor's successors. All references herein to any Credit Transaction Document shall be to such document as the terms thereof may have been amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  2.       GRANT OF SECURITY INTEREST.

                  a. To secure the prompt and complete payment, performance and observance of the Obligations, each of the Pledgors hereby grants to the Secured Party a security interest in all of such Pledgor's right, title and interest in, to and under the following whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor (including, without limitation, under any trade names, styles or divisions thereof), and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral", but excluding, however, any property of such Pledgor which is the subject of prior financing and for which such Pledgor is prohibited by the terms of such financing from granting a Lien in favor of the Collateral Agent, for so long as such prohibition shall remain in effect):

                           (i)  all Accounts;

                           (ii) all Revenue  Equipment,  all leases or subleases
                  thereof or similar agreements (including all rights of such Pledgor as lessor or sublessor, or lessee or sublessee, thereunder), and all general intangibles relating thereto;

                           (iii) all patents,  trademarks,  trade names, service
                  marks, copyrights, trade secrets, know-how and other intellectual property, all licenses thereof (including all rights of such Pledgor as licensor or licensee thereunder), and all general intangibles relating thereto;

                           (iv) all rights,  titles and interest of such Pledgor
                  in, to or under any and all collection accounts, concentration accounts, disbursement accounts, cash management accounts, lockbox accounts, cash collateral accounts and other bank accounts or other accounts into which there shall be deposited at any time any Proceeds of the Collateral, and in all monies or other property of such Pledgor now or hereafter on deposit therein;

                           (v) all books and records (including without limitation credit files, customer lists, computer files, computer programs, computer printouts, or other computer material of such Pledgor pertaining to any of the Collateral described above); and

                           (vi) all Proceeds of  any of the Collateral described
                  above.

                  b. In addition, to secure the prompt and complete payment, performance and observance of the Obligations, each of the Pledgors hereby grants to Secured Party, a security interest in all property of such Pledgor held by the Secured Party or any Participating Creditor, including, without limitation, all property of every description, now or hereafter in the possession or custody of or in transit to the Secured Party or any Participating Creditor for any purpose, including safekeeping, collection or pledge, for the account of such Pledgor, or as to which such Pledgor may have any right or power.

                  3. SECURED PARTY'S RIGHTS; LIMITATIONS ON SECURED PARTY'S OBLIGATIONS.

                  a. The Secured Party may at any time after the occurrence of and during the continuance of an Actionable Default, (i) upon notice to the Pledgors (which may be simultaneous with notice to Account Debtors), notify Account Debtors that the Accounts have been assigned to the Secured Party and that payments shall be made directly to the Secured Party, and upon the request of the Secured Party, such Pledgor shall so notify Account Debtors.

                  b. Upon reasonable prior notice to the Pledgors and not more than once per fiscal year of the Pledgors (unless an Actionable Default has occurred and is continuing in which case no notice is necessary and no such limit shall apply), the Secured Party shall have the right to make test verifications of the Accounts and verifications and appraisals of the other Collateral in a commercially reasonable manner and the Pledgors agree to furnish all such assistance and information as the Secured Party may reasonably require in connection therewith. The Secured Party may at any time while an Actionable Default has occurred and is continuing, and otherwise no more frequently than once per fiscal year of the Pledgors, in the Secured Party's own name or in the name of such Pledgor communicate with Account Debtors, to verify with such Persons, to the Secured Party's satisfaction, the existence, amount and terms of any such Accounts. Upon the occurrence and continuation of an Actionable Default, each Pledgor, at its own expense, shall cause the certified public accountant then engaged by such Pledgor, to prepare and deliver to the Secured Party at any time and from time to time promptly upon the Secured Party's request the following reports: (i) a reconciliation of all Accounts;
(ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Secured Party may request.

                  4. REPRESENTATIONS AND WARRANTIES. Each of the Pledgors hereby represents and warrants that:

                  a. Except for the security interest granted to the Secured Party under this Security Agreement and any other Permitted Liens, such Pledgor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto free and clear of any and all liens, security interests or other encumbrances.

                  b. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except as may be set forth on Schedule I hereto, or such as may have been filed by the Pledgors in favor of the Secured Party pursuant to this Security Agreement.

                  c. This Security Agreement, upon being deemed effective as provided in Section 5.21 of the Credit Agreement, will create a valid and continuing lien on and security interest in favor of the Secured Party in the Collateral, which lien and security interest will be prior to all other Liens except those Liens specifically designated on Schedule I as being prior to the Secured Party's Liens, and except Permitted Liens that would be prior to the Secured Party's Liens as a matter of law or that were in place prior to the effectiveness of this Agreement, and will be enforceable as such as against all third parties.

                  d. Each of the Pledgors' chief executive office, principal place of business, corporate offices, all premises within which Collateral is stored and located, the locations of all of its records concerning the Collateral and each of the Pledgors' taxpayer identification number, are set forth on Schedule II hereto, and no Pledgor shall change such chief executive office, principal place of business, corporate offices or Collateral locations or location of its records concerning the Collateral, or remove such records unless it shall have notified the Secured Party in writing at least 30 days prior to such change and shall take such action as is necessary to cause the Lien of the Secured Party in the Collateral to continue to be perfected. No Pledgor shall change its chief executive office, principal place of business, corporate offices, or location of its records concerning the Collateral without giving at least thirty (30) days' prior written notice thereof to the Secured Party.

                  e. Since its incorporation, each of the Pledgors has not been known as or used and each of the Pledgors presently does not use any corporate name other than its name as set forth in its signature below and those other corporate, fictitious or trade names (if any) of such Pledgor as disclosed on
Schedule II hereto. If such schedule sets forth any fictitious or trade names for any Pledgor (collectively, the "Trade Names"), such Pledgor certifies to and agrees with the Secured Party that: (i) any Collateral arising out of any sales under and of the Trade Names is the property of and belongs to such Pledgor;
(ii) each of the Trade Names is a trade name or trade style (and not an independent or separate corporation or other legal entity) by which such Pledgor may identify or market itself or under which such Pledgor may sell certain products, render certain services or otherwise conduct some or all of its business; (iii) any Collateral which arises from any sales made, services rendered or other business conducted under any of the Trade Names shall be owned solely by such Pledgor; and (iv) such Pledgor hereby appoints the Secured Party to be its attorney-in-fact to file such certificates disclosing such Pledgor's use of the Trade Names and to take such other actions on such Pledgor's behalf as the Secured Party considers appropriate to comply with any statutes or regulations relating to the use of fictitious or assumed business names.

                  f. (i) The Accounts represent bona fide sales of inventory or the provision of services to customers in the ordinary course of the Pledgors' business completed in accordance with the terms and provisions contained in the documents available to the Secured Party with respect thereto and are not evidenced by a judgment, instrument or chattel paper; (ii) the amounts shown on any aged receivables trial balance or Borrowing Base Certificate delivered by the Pledgors to the Secured Party or any Participating Creditor pursuant to the terms of this Security Agreement or any Credit Transaction Document and on the Pledgors' books and records and all invoices and statements which may be delivered to the Secured Party with respect thereto are actually and absolutely owing to such Pledgor and are not in any way contingent; (iii) no payments have been or shall be made thereon except payments immediately delivered to a Collection Account and payments made prior to the date of this Security Agreement; (iv) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Pledgor has made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by such Pledgor in the ordinary course of its business for prompt payment; (v) to the best of each of the Pledgors' knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder (net of reserves) as shown on the respective aged receivable trial balances, Borrowing Base Certificates, each of the Pledgors' books and records and all invoices and statements delivered to the Secured Party with respect thereto; (vi) to the best of each of the Pledgors' knowledge, all Account Debtors have the capacity to contract; (vii) no Pledgor has received notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor's financial condition; and (viii) no Pledgor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.

                  g. With respect to all Revenue Equipment, (i) such property is located at, or is in transit to, one of the locations set forth on Schedule II, and (ii) each of the Pledgors has good and merchantable title to such property and such property is not subject to any lien or security interest or document whatsoever except for the security interest granted to the Secured Party hereunder and other Permitted Liens.

                  5. COVENANTS. Each of the Pledgors covenants and agrees with the Secured Party that from and after the date of this Security Agreement and u ntil the termination of this Security Agreement pursuant to Section 16 hereof:

                  a. Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party and at the sole expense of the Pledgors, each of the Pledgors shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party may reasonably deem desirable to obtain for the Secured Party the full benefits of this Security Agreement and of the interests, rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of any Collateral held by such Pledgor or in which such Pledgor has any rights not heretofore assigned,
(ii) filing any financing or continuation statements under the Code with respect to the liens and security interests intended to be granted hereunder or under any other Credit Transaction Document, and (iii) transferring Collateral to the Secured Party's possession (if a security interest in such Collateral can be perfected only by possession). Each of the Pledgors also hereby authorizes the Secured Party to file any financing or continuation statement without the signature of such Pledgor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business (which shall be deposited to a Collection Account), shall be duly endorsed in a manner satisfactory to the Secured Party promptly upon such Pledgor's receipt thereof and delivered to the Secured Party.

                  b. Maintenance of Records. Each of the Pledgors shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each of the Pledgors shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Secured Party's further security, each of the Pledgors agrees that the Secured Party shall have a special property right and security interest in all of such Pledgor's books and records pertaining to the Collateral and, upon the occurrence and during the continuation of any Actionable Default, such Pledgor shall deliver and turn over any such books and records to the Secured Party or to its representatives at any time on demand of the Secured Party. Prior to the occurrence of an Actionable Default and upon reasonable notice from the Secured Party, each of the Pledgors shall permit any representative of the Secured Party to inspect such books and records and shall provide photocopies thereof to the Secured Party as more specifically set forth in Section 5(g) below.

                  c. Indemnification. In any suit, proceeding or action brought by the Secured Party relating to any Account or for any sum owing thereunder, or to enforce any provision of any contract or other agreement relating to an Account, each of the Pledgors shall save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any claim, defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Pledgor, and all such obligations of such Pledgor shall be and remain enforceable against, and only against, such Pledgor and shall not be enforceable against the Secured Party or any Participating Creditor.

                  d. Compliance with Terms of Accounts, etc. In all material respects, each of the Pledgors shall perform and comply with all obligations in respect of all Accounts, contracts and other agreements to which it is a party or by which it or any of its property is bound.

                  e. Limitation on Liens on Collateral. Each of the Pledgors shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except for Permitted Liens. Each of the Pledgors shall further defend the right, title and interest of the Secured Party in and to any of such Pledgor's rights under the Accounts and to the Revenue Equipment and any other Collateral, and in and to the Proceeds thereof, against the claims and demands of all Persons whomsoever other than the holders of Permitted Liens solely with respect to such Permitted Liens.

                  f. Limitations on Modifications of Accounts. Upon the occurrence and during the continuation of any Actionable Default, each of the Pledgors shall not, without the Secured Party's prior written consent, (i) grant any extension of the time of payment of any of the Account; (ii) compromise or settle the same for less than the full amount thereof; (iii) release, in whole or in part, any Person liable for the payment thereof; or (iv) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of such Pledgor.

                  g. Right of Inspection. Upon reasonable notice to the Pledgors (unless an Actionable Default has occurred and is continuing, in which case no notice is necessary), the Secured Party shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Pledgors, and the Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each of the Pledgors agrees to render to the Secured Party, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Pledgors (unless an Actionable Default has occurred and is continuing, in which case no notice is necessary), the Secured Party and its representatives shall also have the right to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting the Secured Party's interests in the Collateral.

                  h. Continuous Perfection. No Pledgor shall change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code unless such Pledgor shall have given the Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

                  6.       SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  a. Each of the Pledgors hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby grants to the Secured Party the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, upon the occurrence and during the continuation of an Actionable Default, to do the following:

                  (i) in the name of such Pledgor, in its own name or otherwise, take possession of, endorse and receive payment of any checks, drafts, notes, acceptances, or other instruments for the payment of monies due under any Collateral;

                  (ii) continue any insurance existing pursuant to the terms of any Credit Transaction Document, and pay all or any part of the premiums therefor and the costs thereof;

                  (iii) receive payment of any and all monies, claims, and other amounts due or to become due at any time arising out of or in respect of any Collateral;

                  (iv) ask, demand, collect, receive and give acquittances and receipts for any and all money due or to become due under any Collateral;

                  (v) pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

                  (vi) obtain any insurance called for by the terms of any Credit Transaction Document and pay all or any part of the premiums therefor and costs thereof;

                  (vii) direct any party liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder, directly to the Secured Party or as the Secured Party shall direct;

                  (viii)   sign   and   endorse   any   invoices,   assignments,
         verifications, and notices in connection with Accounts and other documents constituting or related to the Collateral;

                  (ix) file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

                  (x) commence and prosecute any suits, actions or proceedings of law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

                  (xi) defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral if such Pledgor does not defend such suit, action or proceeding or if the Secured Party believes that such Pledgor is not pursuing such defense in a manner that will maximize the recovery with respect to such Collateral;

                  (xii) settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; and

                  (xiii) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Pledgor's expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to perfect, preserve, or realize upon the Collateral and the Secured Party's Lien thereon in order to effect the intent of this Security Agreement, all as fully and effectively as such Pledgor might do.

                  b. Each of the Pledgors hereby ratifies, to the extent permitted by law, all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until all Letters of Credit have been terminated, and all Obligations have been completely discharged and such Pledgor shall have no further right to borrow any monies or obtain other extensions of credit or financial accommodations under the Credit Transaction Documents.

                  c. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and none of its officers, directors, employees, agents or representatives shall be responsible to such Pledgor for any failure to act, and in taking affirmative action, shall be liable only to the extent that such Persons are finally determined by a court of competent jurisdiction to be guilty of gross negligence or willful misconduct.

                  d. Each of the Pledgors also authorizes the Secured Party, at any time and from time to time upon the occurrence of and during continuance of an Actionable Default, to (i) communicate in its own name with any party to any Account with regard to the assignment of the right, title and interest of such Pledgor in and under the Accounts and other matters relating thereto, and (ii) execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  7. PERFORMANCE BY SECURED PARTY OF EACH PLEDGOR'S OBLIGATIONS. If any Pledgor fails to perform or comply with any of its agreements contained herein or in any of the other Credit Transaction Documents, and the Secured Party, as provided for by the terms of this Security Agreement or any of the other Credit Transaction Documents, shall itself perform or comply, or otherwise cause performance of or compliance, with such agreement, the reasonable expenses, including attorneys' fees, of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at the applicable Post-Maturity Rate, shall be payable by such Pledgor to the Secured Party on demand and shall constitute Obligations secured hereby.

                  8.       REMEDIES; RIGHTS UPON DEFAULT.

                  a. If any Event of Default shall occur and be continuing, the Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement or the other Credit Transaction Documents, or under any other instrument or agreement securing, evidencing, guaranteeing or otherwise relating to the Obligations, all rights and remedies that it has as a secured party under the Code. Without limiting the generality of the foregoing, each of the Pledgors expressly agrees that in any such event the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Pledgor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Pledgor notice and opportunity for a hearing on the Secured Party's claim or action, and without paying rent to such Pledgor, and collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Party the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption such Pledgor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. The Secured Party shall have the right to conduct such sales on such Pledgor's premises or elsewhere and shall have the right to use such Pledgor's premises without charge for such time or times as the Secured Party deems necessary or advisable.

                  Each of the Pledgors further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at such places which the Secured Party shall reasonably select, whether at such Pledgor's premises or elsewhere. Until the Secured Party is able to effect a sale, lease, or other disposition of Collateral, the Secured Party shall have the right to use, operate or administer Collateral on behalf of the Secured
Party, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Secured Party. The Secured Party shall have no obligation to each of the Pledgors to maintain or preserve the rights of such Pledgor as against third parties with respect to any Collateral while such Collateral is in the possession of the Secured Party. The Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Party's remedies with respect to such appointment without prior notice or hearing. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(d) hereof, such Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after the Secured Party has received what the Secured Party considers reasonable proof of a subordinate party's security interest), need the Secured Party account for the surplus, if any, to such Pledgor. To the maximum extent permitted by applicable law, each of the Pledgors waives all claims, damages, and demands against the Secured Party or any Participating Creditor arising out of the repossession, liquidation, collection, retention or sale of the Collateral except to the extent that such claims or damages arise solely out of the gross negligence or willful misconduct of such party. Each of the Pledgors agrees that ten (10) days' prior notice by the Secured Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each of the Pledgors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Party or any Participating Creditor are entitled, such Pledgor also being liable for any reasonable attorneys' fees incurred by the Secured Party or the Participating Creditors to collect such deficiency.

                  b. Each of the Pledgors agrees to pay any and all costs of the Secured Party and the Participating Creditors, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of the Secured Party's rights and remedies hereunder.

                  c. Except as otherwise specifically provided herein, each of the Pledgors hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement, any other Credit Transaction Document or any Collateral.

                  d. The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Secured Party upon receipt, in accordance with the terms of the Intercreditor Agreement.

                  9. GRANT OF LICENSE TO USE PATENT AND TRADEMARK COLLATERAL. For the purpose of enabling the Secured Party to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell, liquidate or otherwise dispose of Collateral) at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each of the Pledgors hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, transfer, license or sublicense any patent, trademark, trade secret, copyright or other intellectual property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

                  10. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. The Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. The Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Upon request of such Pledgor, the Secured Party shall account for any monies received by the Secured Party in respect of any foreclosure on or disposition of the Collateral.

                  11. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should such Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  12. NOTICES. All notices, requests and other communications provided for hereunder shall be in writing and personally delivered (including overnight courier), mailed by certified or registered mail, postage prepaid and return receipt requested, or telecopied (all telecopier notices promptly to be confirmed by mail or personal delivery), at the address and telecopier number of each party specified on the signature page hereof, or at such other address or telecopier number as may be hereafter designated by notice as herein provided. All such notices and communications shall be effective or deemed delivered or furnished (i) if given by mail, on the third business day after such communication is deposited in the mail, addressed as provided herein, (ii) if given by telecopier, when such communication is transmitted to the appropriate number determined as provided herein and the appropriate answer-back is received or receipt is otherwise acknowledged, and (iii) if given by hand delivery or overnight courier, when left at the address of the addressee addressed as provided above; except that notices of a change of address or telecopier number shall not be effective until actually received.

                  13. SEVERABILITY; COMPLETE AGREEMENT. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Security Agreement is to be read, construed and applied together with the other Credit Transaction Documents which, taken together, set forth the complete understanding and agreement of the Secured Party and each of the Pledgors with respect to the matters referred to herein and therein and supersede all prior agreements, understandings or inducements whether express or implied, or oral or written.

                  14. NO WAIVER; CUMULATIVE REMEDIES. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Secured Party and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Secured Party and each of the Pledgors.

                  15. LIMITATION BY LAW; TIME OF ESSENCE. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered, or filed under the provisions of any Applicable Law. Time is of the essence of this Security Agreement.

                  16. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 11 hereof, this Security Agreement shall terminate upon the first day following the termination of the Commitments (as defined in the Credit Agreement), the cancellation and return of all Letters of Credit and the repayment in full of all Obligations.

                  17. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of each of the Pledgors hereunder shall be binding upon the successors and assigns of such Pledgor, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Secured Party hereunder. No Pledgor may assign, sell or otherwise transfer an interest in this Security Agreement.

                  18. EXECUTION IN COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which shall collectively and separately constitute one agreement.

                  19. GOVERNING LAW. THIS AGREEMENT SHALL BE EFFECTIVE UPON ACCEPTANCE BY THE SECURED PARTY IN ATLANTA, GEORGIA, AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND
                                      -18-

GOVERNED BY, THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                  20. MUTUAL WAIVER OF JURY TRIAL. ANY JUDICIAL PROCEEDING BROUGHT AGAINST EACH OF THE PLEDGORS WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA, AND, BY EXECUTION OF THIS AGREEMENT, EACH OF THE PLEDGORS (A) ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT, AND IRREVOCABLY AGREES (WITHOUT WAIVING ANY RIGHT TO APPEAL) TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, AND
(B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PLEDGORS HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED (WITH A COPY BY OVERNIGHT COURIER), AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE FIFTH DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY EITHER PLEDGOR AGAINST THE SECURED PARTY, INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF ATLANTA, IN THE STATE OF GEORGIA. EACH OF THE PLEDGORS AND THE SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE AGREEMENT DATE OR BEFORE OR AFTER PAYMENT, OBSERVANCE AND PERFORMANCE IN FULL OF SUCH PLEDGOR'S OBLIGATIONS HEREUNDER OR THEREUNDER.

         21. AGREEMENT DELIVERED IN ESCROW. This Agreement is being delivered by each of the Pledgors to the Secured Party to be held in escrow pursuant to
Section 5.21 of the Credit Agreement. This Agreement and the terms and provisions hereof shall become operative and effective only upon notice from the Collateral Agent or the Agent to the Borrower and the Parent following the occurrence of an Actionable Default, as provided in Section 5.21 of the Credit Agreement, and the Secured Party shall have no rights hereunder until such time as this Agreement is deemed effective as provided in Section 5.21 of the Credit Agreement.

                  IN WITNESS WHEREOF, each of the Pledgors has caused this Consolidating Amended and Restated Guarantor Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                           PLEDGORS:

Address for Notices:                       HAROLD IVES TRUCKING CO.
                                           TERMINAL TRUCK BROKER, INC.
c/o Covenant Transport, Inc.               COVENANT.COM, INC.
400 Birmingham Highway                     CIP, INC.
Chattanooga, Tennessee  37404              SOUTHERN REFRIGERATED TRANSPORT, INC.
Attention:   Joey B. Hogan                 TONY SMITH TRUCKING, INC.
Treasurer                                  COVENANT TRANSPORT, INC., a Tennessee
Telecopier No.:  (423) 821-5442              corporation
Telephone No.:  (423) 821-1212


                                           By:__________________________________
                                           Name:  Joey B. Hogan
                                           Title: Treasurer



                                           ACCEPTED BY:

Address for Notices:                       FIRST UNION NATIONAL BANK,
                                           as Collateral Agent
First Union National Bank
Capital Management Group
Corporate Trust Department                 By:__________________________________
999 Peachtree Street                       Name:    April Lipscomb
11th Floor                                 Title:   Trust Officer
Atlanta, Georgia  30309
Attention:  April Lipscomb
Telecopier No.:  (404) 827-7305
Telephone No.:  (404) 827-7342

                                   SCHEDULE I
                                       to
         CONSOLIDATING AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT
                            Dated as of June __, 2000

                                 PERMITTED LIENS


                                   [complete]

                                   SCHEDULE II
                                       to
         CONSOLIDATING AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT
                            Dated as of June __, 2000

                   SCHEDULE OF OFFICES AND RECORDS CONCERNING
                           COLLATERAL AND OTHER NAMES

I.       Chief Executive Office  and principal place  of business of each of the
         Pledgors:

         (a)      Chief Executive Office:
                  400 Birmingham Highway, Chattanooga, Tennessee  37404

         (b)      Principal Place of Business:
                  411 East Michigan Avenue, P.O. Box 1984, Stuttgart, Arkansas 72160

II.      Other Corporate Offices of each of the Pledgors:

                  None

III.     Locations of each of the Pledgors' Records Concerning Collateral:

                  400 Birmingham Highway, Chattanooga, Tennessee  37404

IV.      Locations of each of the Pledgors' Equipment:

                  411 East Michigan Avenue, P.O. Box 1984, Stuttgart, Arkansas 72160
                  No. 1 Harold Ives Drive, North Little Rock, Arkansas 72117

VI.      Other Corporate, Fictitious or Trade Names of each of the Pledgors:

                  None

VIII.    Tax Identification Number for each of the Pledgors:

         Harold Ives Trucking Co.:  72-0555622

         Terminal Truck Broker, Inc.:  71-0349128

                                  Schedule 5.6

                        Information Regarding Collateral


1. Basic Corporate Information

   A. Covenant Transport, Inc. (Nevada)
      1. Legal Name:  Covenant Transport, Inc.
      2. Current Address of Chief Executive Office: 400 Birmingham Highway, Chattanooga, TN 37419
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Nevada

   B. Covenant Transport, Inc. (Tennessee)
      1. Legal Name:  Covenant Transport, Inc.
      2. Current Address of Chief Executive Office: 400 Birmingham Highway, Chattanooga, TN 37419
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Tennessee

   C. Covenant Asset Management, Inc.
      1. Legal Name:  Covenant Asset Management, Inc.
      2. Current Address of Chief Executive Office: 639 Isbell Road, Suite 390, Reno, NV 89509
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Nevada

   D. Southern Refrigerated Transport, Inc.
      1. Legal Name:  Southern Refrigerated Transport, Inc.
      2. Current Address of Chief Executive Office:  210 Highway 71 N.,
         Ashdown, AR  71822
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Arkansas

   E. Tony Smith Trucking, Inc.
      1. Legal Name:  Tony Smith Trucking, Inc.
      2. Current Address of Chief Executive Office:  210 Highway 71 N.,
         Ashdown, AR  71822
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Arkansas

   F. Harold Ives Trucking Co.
      1. Legal Name:  Harold Ives Trucking Co.
      2. Current Address of Chief Executive Office: Rt. 1 #1 Ives Drive, Little Rock, AR 72117

      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Arkansas

   G. Terminal Truck Broker, Inc.
      1. Legal Name:  Terminal Truck Broker, Inc.
      2. Current Address of Chief Executive Office: 411 East Michigan, Stuttgart, AR 72160
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Arkansas

   H. Covenant.com, Inc.
      1. Legal Name:  Covenant.com, Inc.
      2. Current Address of Chief Executive Office: 6100 Neil Road, Suite 500, Reno, NV 89511
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Nevada

   I. CIP, Inc.
      1. Legal Name:  CIP, Inc.
      2. Current Address of Chief Executive Office: 639 Isbell Road, Suite 390, Reno, NV 89509
      3. Other Locations of Chief Executive Office Since December 1, 1995:  None
      4. State of Formation:  Nevada

2. Trade Names, Trademarks, and Other Trade Styles used by Grantors Since January 1, 2000 and the Purposes for Which They Were Used:

   A. Trade Names
      1. Covenant Transport, Inc.
      2. Covenant Asset Management, Inc.
      3. Southern Refrigerated Transport, Inc.
      4. Tony Smith Trucking, Inc.
      5. Harold Ives Trucking Co.
      6. Terminal Truck Broker, Inc.
      7. Covenant.com, Inc.
      8. CIP, Inc.
      9. Abbreviations and modifications of the names listed in A1. through A8.

   B. Trademarks
      1. None

   C. Trade Styles
      1. None

   D. Purposes for Which Trade Names Were Used
      1. Trade Names were used in the ordinary course of conducting interstate freight transportation business


                                  Schedule 8.4

                  Subsidiaries and Investments in Other Persons

-------------------------------------------------------------------------------------------------------------------
                                SUBSIDIARIES OF COVENANT TRANSPORT, INC. (NEVADA)
-------------------------------------------------------------------------------------------------------------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Name of Subsidiary/Investment              % Owned       State of Formation     Authorized/Issued      Entity Form
                                                                                Shares
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Covenant Transport, Inc. (TN)              100%          Tennessee              3,000/2,000            Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Covenant Asset Management, Inc.            100%          Nevada                 10,000/10,000          Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Southern Refrigerated Transport, Inc.      100%          Arkansas               10,000/300             Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Tony Smith Trucking, Inc.                  100%          Arkansas               1,000/1,000            Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------




-------------------------------------------------------------------------------------------------------------------
                               SUBSIDIARIES OF COVENANT TRANSPORT, INC. (TENNESSEE)
-------------------------------------------------------------------------------------------------------------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Name of Subsidiary/Investment              % Owned       State of Formation     Authorized/Issued      Entity Form
                                                                                Shares
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Harold Ives Trucking Co.                   100%          Arkansas               10,000/2,000           Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Terminal Truck Broker, Inc.                100%          Arkansas               1,000/61               Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Covenant.com, Inc.                         100%          Nevada                 25,000/10,000          Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
CIP, Inc.                                  100%          Nevada                 10,000/10,000          Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
CVTI Receivables Corp.                     90%           Nevada                 1,000/100              Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------




-------------------------------------------------------------------------------------------------------------------
                              SUBSIDIARIES OF SOUTHERN REFRIGERATED TRANSPORT, INC.
-------------------------------------------------------------------------------------------------------------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
Name of Subsidiary/Investment              % Owned       State of Formation     Authorized/Issued      Entity Form
                                                                                Shares
------------------------------------------ ------------- ---------------------- ---------------------- ------------
------------------------------------------ ------------- ---------------------- ---------------------- ------------
CVTI Receivables Corp.                      10%          Nevada                 1,000/100              Corp.
------------------------------------------ ------------- ---------------------- ---------------------- ------------



There are no other Subsidiaries.

                                  Schedule 8.6

                                  Indebtedness

                                      NONE

                                  Schedule 8.7

                                      Liens

                                      NONE

                                  Schedule 8.8

                                   Tax Matters

                                      NONE

                                  Schedule 8.10

                                   Litigation

                                      NONE